Exhibit 2.1

FORM OF ASSET PURCHASE AGREEMENT

DATED AS OF AUGUST 30, 2019

BY AND AMONG

SOUTHCROSS ENERGY PARTNERS GP, LLC,

SOUTHCROSS ENERGY PARTNERS, L.P.,

THE SOUTHCROSS ENTITIES

AND

KINDER MORGAN TEJAS PIPELINE LLC

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions and Interpretive Matters	14

ARTICLE 2
PURCHASE AND SALE

Section 2.01.	Purchase and Sale	15
Section 2.02.	Excluded Assets	17
Section 2.03.	Assumed Liabilities	19
Section 2.04.	Excluded Liabilities	20
Section 2.05.	Cure Costs; Desired 365 Contracts	20
Section 2.06.	Assignment of Assets Subject to Consent Requirements	21
Section 2.07.	Misallocated Assets	22
Section 2.08.	Further Assurances	22

ARTICLE 3
PURCHASE PRICE

Section 3.01.	Purchase Price	22
Section 3.02.	Good Faith Deposit	22
Section 3.03.	Withholding	23

ARTICLE 4
CLOSING

Section 4.01.	Closing Date	23
Section 4.02.	Payments on the Closing Date	23
Section 4.03.	Buyer’s Deliveries	24
Section 4.04.	Seller’s Deliveries	24

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 5.01.	Organization and Good Standing	26
Section 5.02.	Authority; Validity	26
Section 5.03.	No Conflict	26
Section 5.04.	Material Contracts	27
Section 5.05.	Compliance with Laws; Permits	27
Section 5.06.	Intellectual Property	28
Section 5.07.	Legal Proceedings	28
Section 5.08.	No Take-or-Pay Obligations	28

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Exhibits:

Exhibit A	Form of Sale Order
Exhibit B	Other Properties and Assets
Exhibit C	Form of Master Assignment
Exhibit D	Form of Transition Services Agreement
Exhibit E	Form of Bidding Procedures
Exhibit F	Bidding Procedures Order
Exhibit G	Form of Facilities Agreement
Exhibit H	Form of Gas Pipeline Lease Agreement
Exhibit I	Form of Gas Supply Agreement (G&P)
Exhibit J	Form of Gas Supply Agreement (Straddle Month)
Exhibit K	Form of Gas Transportation Agreement (BanHub)
Exhibit L	Form of Gas Transportation Agreement (TGP)
Exhibit M	Form of Stalking Horse Order

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 30, 2019, is by and among Southcross Energy Partners GP, LLC, a Delaware limited liability company (“Southcross GP”), Southcross Energy Partners, L.P., a Delaware limited partnership (“Southcross” and, collectively with Southcross GP and the Southcross Entities, the “Sellers,” and, each individually, a “Seller”) and each Southcross Entity and Kinder Morgan Tejas Pipeline LLC, a Delaware limited liability company, whose address is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 (“Buyer”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Article 1. Sellers and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Sellers are engaged in the business of operating the Assets in connection with providing transportation services and purchasing and selling natural gas (such actions and ownership, the “Business”);

WHEREAS, on April 1, 2019 (the “Petition Date”), Sellers commenced voluntary cases (the “Bankruptcy Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, Sellers desire to sell to Buyer all of the Assets, and Buyer desires to purchase from Sellers all of the Assets and assume all of the Assumed Liabilities, upon the terms and conditions hereinafter set forth;

WHEREAS, the Parties intend to effectuate the transactions contemplated by this Agreement through a sale of the Assets pursuant to Sections 105, 363 and 365 of the Bankruptcy Code; and

WHEREAS, Sellers’ ability to consummate the transactions set forth in this Agreement is subject to, among other things, the entry of the Stalking Horse Order and the Sale Order by the Bankruptcy Court.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

For purposes of this Agreement, the following terms have the meanings specified or referenced below.

“365 Contracts” means all of Sellers’ executory Contracts and unexpired leases that are subject to assumption and assignment under Section 365 of the Bankruptcy Code pertaining to the Assets or Assumed Liabilities. For the avoidance of doubt, none of the Assigned Real Property Interests are 365 Contracts.

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“Affiliate” means, with respect to any Person, any other Person that directly or indirectly (through one or more intermediaries) Controls, is Controlled by or is under common Control with such specified Person; provided that the equity holders and creditors of Sellers (other than any equity holder or creditor who is a Seller or Subsidiary of any Seller) will not be considered Affiliates of any Seller for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph.

“Allocation Notice of Objection” has the meaning set forth in Section 8.02(a).

“Alternate Bidder” will mean the bidder with the next-highest or otherwise second-best bid for assets that include all or any portion of the Assets as determined in accordance with the Bidding Procedures.

“Antitrust Division” has the meaning set forth in Section 7.04.

“Antitrust Laws” means, collectively, the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other United States federal or state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other Applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Applicable Employees” means the employees of Southcross GP set forth on Schedule 1.01(b).

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, enforced or applied by a Governmental Authority that is binding upon or applicable to such Person or its properties, as amended unless expressly specified otherwise.

“Applicable Superior Proposal” has the meaning set forth in Section 12.01(b)(iv).

“Assets” has the meaning set forth in Section 2.01(b).

“Assigned Contracts” has the meaning set forth in Section 2.01(b)(vi).

“Assigned Real Property Interests” has the meaning set forth in Section 2.01(b)(v).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Auction” has the meaning set forth in the Bidding Procedures.

“Bankruptcy Cases” has the meaning set forth in the recitals.

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“Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Bankruptcy Deposits” has the meaning set forth in Section 2.02(p).

“Bidding Procedures” means the procedures employed with respect to the proposed sale of the Assets and the assumption of the Assumed Liabilities attached hereto as Exhibit E.

“Bidding Procedures Order” means the Order of the Bankruptcy Court approving the Bidding Procedures, the Break-Up Fee and the Expense Reimbursement, attached hereto as Exhibit F.

“Break-Up Fee” means a fee payable to Buyer as set forth in this Agreement in an amount equal to $2,280,000, which will constitute an administrative expense of Sellers in the Bankruptcy Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code; provided, however, to the extent that the Break-Up Fee becomes payable to the Buyer pursuant to this Agreement, the Break-Up Fee shall be payable from the first proceeds received by the Debtors from any such Superior Proposal upon consummation of such Superior Proposal, in priority to any other payments from the proceeds of the Superior Proposal.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day, other than Saturday or Sunday, on which commercial banks are open for commercial business with the public in New York City, New York and Dallas, Texas.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Benefit Plans” has the meaning set forth in Section 8.04(b).

“Buyer Employer” has the meaning set forth in Section 8.04(a).

“CA Termination” has the meaning set forth in Section 4.03(j).

“Cash Purchase Price” has the meaning set forth in Section 3.01(a).

“Casualty Loss” means any loss, damage or destruction of the Assets that occurs during the period between March 31, 2019 and the Closing for any reason, including any act of God, fire, explosion, collision, earthquake, windstorm, flood, hurricane, tropical storm, terrorism, or other casualty or condemnation taking under the right of eminent domain, but excluding any loss, damage, or destruction as a result of depreciation or ordinary wear and tear.

“Closing” has the meaning set forth in Section 4.01.

“Closing Date” has the meaning set forth in Section 4.01.

“Code” means the Internal Revenue Code of 1986.

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“Confidentiality Agreement” has the meaning set forth in Section 7.01(b).

“Contract” means any agreement, contract or obligation (in each case, whether written or oral) that is legally binding.

“Control” means the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by Contract or otherwise.

“Copyrights” means any copyright, any copyrightable work, any registration or recording of any copyright or copyrightable work, and any application in connection therewith, including any such registration, recording, or application in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other jurisdiction, and any renewal of any of the foregoing.

“Cure Costs” means all pre-petition monetary Liabilities of Sellers that must be paid or otherwise satisfied to cure all of Sellers’ pre-petition monetary and other defaults under the Assigned Contracts pursuant to Section 365 of the Bankruptcy Code at the time of the assumption thereof and assignment of the Assigned Contracts to Buyer as provided hereunder as such amounts are determined by the Bankruptcy Court or approved pursuant to the assignment and assumption procedures provided for in the Bidding Procedures Order.

“Decommissioning Obligations” means all costs, obligations or Liabilities of or for abandonment and re-abandonment, equipment removal, disposal, or restoration associated with any Assets.

“Defensible Title” means the record and beneficial title in and to the Assets which, as of the date hereof and through Closing and subject to any Permitted Encumbrances, is free and clear of all Encumbrances.

“Deposit Agent” means Kurtzman Carson Consultants, LLC.

“Deposit Amount” has the meaning set forth in Section 3.02.

“Deposit Escrow Agreement” means that certain Fund Services and Deposit Agent Agreement, dated as of July 18, 2019, by and between Southcross and the Deposit Agent.

“Designated Seller Account” has the meaning set forth in Section 4.02(a).

“Desired 365 Contracts” has the meaning set forth in Section 2.05(a).

“DIP Credit Agreement” has the meaning ascribed to such term in the Bidding Procedures.

“DIP Secured Parties” has the meaning ascribed to such term in the Bidding Procedures.

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“Emergency Operations” means operations necessary to respond to or alleviate the eminent or immediate endangerment of (a) the health or safety of any Person or the environment or (b) the safety or operational condition of any of the Assets.

“Encumbrance” means any lien, claim, cause of action, lease, sublease, hypothecation, option, right of use or possession, right of first offer or first refusal, right of first setoff, successor liability, easement, servitude, restrictive covenant, encroachment, encumbrance, pledge, mortgage, deed of trust, security interest, charge, third party interest or similar restriction of any kind, including any dedication under any gathering, transportation, treating, processing, fractionating, purchase, sale or similar agreements.

“Environmental Laws” means any and all Applicable Laws relating to the protection of human health and safety (with respect to exposure to Hazardous Substances), the environment or natural resources, or to the use, generation, management, handling, disposal, transportation or Release of, or exposure to, Hazardous Substances.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” means all Contracts of Sellers other than the Assigned Contracts.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Excluded Records” means (a) the general corporate files and records of Sellers, insofar as they are not reasonably required for the future ownership or operation of the Assets, (b) all privileged or confidential (in each case as reasonably determined by Sellers in their discretion after consultation with their legal advisors) legal files and records (other than title opinions with respect to any of the Assets and files exclusively related to Assumed Liabilities), (c) Sellers’ federal, state, local or non-U.S. income, franchise or margin tax files and records, other than any such files or records specifically relating to Periodic Non-Income Taxes for a Post-Closing Straddle Period, (d) employee files (other than files of Transferred Employees that are permitted to be transferred pursuant to Applicable Law), (e) records relating to the sale of the Assets, including competing bids, (f) proprietary data (including any engineering studies and forecasts and economic studies), (g) information and data that is subject to Third Party contractual restrictions on assignment or disclosure, (h) copies of records stored for archival and/or back up purposes, and (i) any other files or records to the extent relating to any Excluded Assets or expressly excluded from the Assets pursuant to Section 2.02.

“Expense Reimbursement” means an amount equal to the reasonable, documented, out-of-pocket costs and expenses of Buyer (including the reasonable, documented expenses of outside counsel, investment bankers and other outside advisors) related to negotiating, entering into and performing this Agreement and investigating Sellers and the Assets, up to a maximum amount of $250,000, which amount, upon entry of the Stalking Horse Order, will constitute an administrative expense of Sellers in the Bankruptcy Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, provided, however, to the extent that the Expense Reimbursement becomes payable to the Buyer pursuant to this Agreement and there is a consummated Superior Proposal, the Expense Reimbursement shall be payable from the first proceeds received by the Debtors from any such Superior Proposal upon consummation of such Superior Proposal, in priority to any other payments from the proceeds of the Superior Proposal.

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“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Seller is deemed to be a “single employer” within the meaning of Section 414 of the Code.

“Facilities Agreement” means a Facilities Agreement substantially in the form attached hereto as Exhibit G pursuant to which Sellers will construct certain facilities for control and delivery of natural gas at a mutually agreeable site in Refugio County, Texas.

“Final Allocation Statement” has the meaning set forth in Section 8.02(a).

“Final Order” means an Order, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing is then pending or (b) if an appeal, writ of certiorari new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other court of competent jurisdiction has been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or a new trial, reargument or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired, as a result of which such order has become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, will not cause such order not to be a Final Order.

“FTC” has the meaning set forth in Section 7.04.

“Fraud” means, with respect to any Person, the actual and intentional common-law fraud of such Person in the event such Person is determined by a court of competent jurisdiction to have willfully and knowingly committed such fraud against another Person, with the specific intent to deceive and mislead such other Person, regarding the representations and warranties contained in this Agreement.

“Gas Pipeline Lease Agreement” means a Natural Gas Pipeline Lease Agreement substantially in the form attached hereto as Exhibit H pursuant to which Buyer will lease a Seller a portion of the Assets.

“Gas Supply Agreement (G&P)” means a Base Contract for Sale and Purchase of Natural Gas substantially in the form attached hereto as Exhibit I pursuant to which, together with applicable Transaction Confirmations, Sellers agree to supply Buyer with natural gas.

“Gas Supply Agreement (Straddle Month)” means a Base Contract for Sale and Purchase of Natural Gas substantially in the form attached hereto as Exhibit J pursuant to which, together with applicable Transaction Confirmations, Sellers agree to supply Buyer with natural gas.

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“Gas Transportation Agreement (BanHub)” means an Intrastate Firm Gas Transportation Agreement substantially in the form attached hereto as Exhibit K pursuant to which Buyer will agree to supply a Seller with transportation services using a portion of the Assets.

“Gas Transportation Agreement (TGP)” means an Intrastate Firm Gas Transportation Agreement substantially in the form attached hereto as Exhibit L pursuant to which Buyer will agree to supply a Seller with transportation services using a portion of the Assets.

“Governmental Authority” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, tribal, state, parish, county, municipal or other governmental or quasi-governmental body, agency, authority, department, board, commission, bureau, official or other authority or instrumentality.

“Governmental Authorization” means any approval, consent, license, Permit, waiver or other authorization issued, granted or otherwise made available by or under the authority of any Governmental Authority.

“Hazardous Substance” means any pollutants, contaminants, NORM and other radioactive materials, chemicals, petroleum, petroleum products, crude oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, and other Hydrocarbons whether refined or unrefined, or industrial, toxic or hazardous substances and any “contaminant,” “hazardous waste,” “hazardous material”, “hazardous substance”, “extremely hazardous substance” or “toxic substance” or words of similar import under any Applicable Law relating to the environment.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Hydrocarbons” means oil, gas, minerals, and other gaseous and liquid hydrocarbons, or any combination of the foregoing.

“Insurance Policies” has the meaning set forth in Section 5.13.

“Intellectual Property” means all intellectual property rights, including all Copyrights, Patents and Trademarks, and any applications and registrations related to any of the foregoing, in each case to the extent owned, used or licensed by Sellers (or any of them) that are used or held for use primarily in connection with the ownership and operation of any of the other Assets, but specifically excluding, for the avoidance of doubt, all seismic, geological, geochemical or geophysical data owned or licensed by Sellers and any of Sellers’ interpretations of such data (which data and interpretations thereof will constitute Records under this Agreement).

“ICA” has the meaning set forth in Section 5.15(a).

“Knowledge” means, with respect to any matter in question, (a) in the case of Sellers, the actual knowledge on the date hereof of any of the individuals listed on Schedule 1.01(c) with respect to such matter, and (b) in the case of Buyer, the actual knowledge of any of the individuals listed on Schedule 1.01(d) with respect to such matter.

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“Liability” means any and all debts, indebtedness, liens, losses, demands, damages, claims (including any “claim” as defined in the Bankruptcy Code), liabilities, Taxes, fines, penalties, judgments, commitments, duties, responsibilities, obligations and expenses (including reasonable attorneys’ fees and reasonable costs of investigation and defense) of any kind, character, or description, whether known or unknown, direct or indirect, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, asserted or unasserted, ascertained or ascertainable, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable, in contract, tort, strict liability, or otherwise, or otherwise due or to become due.

“made available to Buyer” means posted in the electronic data room hosted on behalf of the Sellers by Donnelley Financial Solutions and continuously available to Buyer therein on or before August 29, 2019.

“Master Assignment” means a Master Bill of Sale, Conveyance and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C with such changes, if any, as the Parties mutually agree.

“Material Adverse Effect” means a material adverse effect on the value, operation or financial condition of the Assets, considered as a whole; provided that, no effect arising from any of the following will be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (i) any change in the United States or foreign economies, financial markets, credit markets or political conditions, including any change in supply, demand, price levels or interest or exchange rates, embargo, sanctions or interruptions in trade or the bankruptcy, insolvency or other similar credit events relating to any client, customer, supplier or vendor of the business; (ii) any change that generally affects the industry of the Business, including changes in the prices or industry margins of Hydrocarbons or any other commodities or any increase in operating costs or capital expenses or any reduction in Hydrocarbon drilling activity or production; (iii) any Proceeding by any Person by reason of, based upon, attributable to, resulting from or arising in connection with, the negotiation, entry into or consummation of the transactions contemplated by this Agreement, any other Transaction Document or the Confidentiality Agreement; (iv) any change arising in connection with hostilities, act of war, civil unrest, cyber-attack, sabotage or terrorism or military actions or any escalation or worsening of any such hostilities, acts of war, civil unrest, cyber-attack, sabotage or terrorism or military action; (v) any hurricane, flood, tornado, fire, earthquake, landslide or other natural disaster; (vi) any change or proposed change in Applicable Law or accounting rules (or the interpretation or enforcement thereof); (vii) any action taken or proposed to be taken by Buyer or any of its Affiliates; (viii) any effect resulting from the public announcement of this Agreement, the negotiation, execution, performance of this Agreement or the consummation of the transactions contemplated by this Agreement; (ix) any effect resulting from the filing of the Bankruptcy Cases, including any Seller’s inability to pay its obligations as a result of the filing of the Bankruptcy Cases; (x) any decline, in and of itself, in the market price or trading volume of the Southcross common units (it being understood and agreed that the foregoing will not preclude Buyer from asserting that any facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect), (xi) any failure to meet any projections, budgets, forecasts, estimates, plans, predictions,

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performance metrics or operating statistics (it being understood and agreed that the foregoing will not preclude Buyer from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect); (xii) any action taken (or omitted to be taken) at the request or with the consent of Buyer or any of its Affiliates; (xiii) any action taken (or not taken) by any Seller or its Affiliates that is required, expressly contemplated or permitted to be taken (or not taken) pursuant to this Agreement; and (xiv) any matter disclosed on the Schedules or in any filings by any Seller with the Bankruptcy Court or the Securities and Exchange Commission prior to the date hereof, or any other matter known to Buyer as of the date hereof; provided that (a) with respect to the foregoing clauses (i), (ii), (iv) and (vi), any such fact, event, condition, change occurrence or effect shall be taken into account if and to the extent it, individually or in the aggregate with any other fact, event, condition, change, occurrence or effect, disproportionately adversely affects the value, operation or financial condition of the Assets, considered as a whole, compared to other Persons competing in the industry of the Business and (b) with respect to the foregoing clause (v), any such fact, event, condition, change occurrence or effect shall be taken into account if and to the extent it, individually or in the aggregate with any other fact, event, condition, change, occurrence or effect, disproportionately adversely affects the value, operation or financial condition of the Assets, considered as whole, compared to other Persons competing in the industry of the Business in the Gulf Coast region of south Texas.

“Material Contracts” has the meaning set forth in Section 5.04.

“Necessary Consent” has the meaning set forth in Section 2.06.

“NGA” has the meaning set for in Section 5.15(a).

“NGPA” has the meaning set forth in Section 5.15(a).

“NORM” means naturally occurring radioactive materials.

“Order” means any award, writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Authority.

“Outside Date” has the meaning set forth in Section 12.01(b)(ii).

“Owned Intellectual Property” means all Intellectual Property owned by Sellers.

“Party” and “Parties” each have the meaning set forth in the introductory paragraph.

“Party Affiliate” has the meaning set forth in Section 13.12(a).

“Patents” means any letters patent, applications for letters patent, and any reissues, divisionals, continuations, and continuations-in-part thereof, including any patents or patent applications in the United States Patent and Trademark Office, the World Intellectual Property Organization, or any similar office or agency in any other jurisdiction.

“Periodic Non-Income Taxes” has the meaning set forth in Section 8.01(b).

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“Periodic Non-Income Tax Cash Amount” means an amount equal to (A) the product of (i) $416,000 or such other amount as agreed by the Parties to be a reasonable estimate of the total Periodic Non-Income Taxes with respect to 2019 and (ii) a fraction, the numerator of which is the number of calendar days from (and including) January 1, 2019 up to (and including) the day immediately before the Closing Date, and the denominator of which is the number of calendar days in the calendar year 2019, minus (B) any Periodic Non-Income Taxes with respect to 2019 that are paid prior to the Closing. For the avoidance of doubt, the Periodic Non-Income Tax Cash Amount may be a positive or negative number.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of any Governmental Authority.

“Permitted Encumbrances” means any of the following:

(a) any rights, obligations, or duties reserved to or vested in any municipality or other Governmental Authority to: (i) control or regulate any Asset in any manner, including all Applicable Laws, (ii) purchase, condemn, expropriate, or recapture any Asset, (iii) consent to a purchase of any Asset, including the Necessary Consents, except for any such consent that the Bankruptcy Court determines not to be required in connection with the consummation of the transactions contemplated by this Agreement, or (iv) use any Asset in any manner;

(b) the terms and conditions of all options, servitudes, contracts for sale, purchase, exchange, refining or processing of Hydrocarbons, unitization, pooling, and communitization agreements, declarations, or orders, construction agreements, construction and operation agreements, participation agreements, partnership agreements, processing agreements, plant agreements, pipeline, gathering, exchange, and transportation agreements, disposal agreements, Permits, licenses, and any other agreements affecting the Assets, in each case, to the extent constituting Assigned Contracts;

(c) easements, rights-of-way, servitudes, Permits, surface leases, sub-surface leases, grazing rights, logging rights, ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads, structures and similar rights on, over or in respect of any of the Assets which have been filed of record or otherwise evidenced in a valid manner pursuant to Applicable Law, to the extent valid and subsisting;

(d) with respect to any Assigned Real Property Interest, all matters of public record, to the extent valid and subsisting, except to the extent such matters of public record are related to an Excluded Liability;

(e) with respect to any Asset, defects or irregularities of title (i) as to which the relevant statute(s) of limitations or prescription would bar any attack or claim against Sellers’ title or (ii) disclosed in surveys, title commitments or reports, policies of title insurance or any judicial lien searches which have been made available to Buyer;

(f) with respect to any Asset, statutory liens or other Encumbrances for Taxes not yet due and payable;

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(g) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar Encumbrances arising or incurred in the ordinary course of business, but only to the extent such Encumbrances arise from an Assumed Liability;

(h) Assumed Liabilities;

(i) with respect to any Asset, any other imperfections in title, charges, easements, restrictions, licenses and Encumbrances that do not, individually or in the aggregate, materially affect the value or use of the Assets subject thereto;

(j) Encumbrances arising by, through or under Buyer or any of its agents or representatives;

(l) all Necessary Consents, except for any such Necessary Consent that the Bankruptcy Court determines not to be required in connection with the consummation of the transactions contemplated by this Agreement; and

(m) any Encumbrances that will be released by the Sale Order.

“Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

“Petition Date” has the meaning ascribed to such term in the recitals.

“Pipeline Systems” has the meaning set forth in Section 2.01(b)(ii).

“Post-Closing Covenant” means any covenant to the extent required to be performed by any Seller or by Buyer, as applicable, under this Agreement following the Closing.

“Post-Closing Straddle Period” has the meaning set forth in Section 8.01(b).

“Pre-Closing Straddle Period” has the meaning set forth in Section 8.01(b).

“Proceeding” means any action, arbitration, audit, hearing, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before any Governmental Authority or arbitrator.

“Proposed Allocation Statement” has the meaning set forth in Section 8.02(a).

“Purchase Price” has the meaning set forth in Section 3.01.

“R&W Insurance Policy” has the meaning set forth in Section 13.12(c).

“Records” has the meaning set forth in Section 2.01(b)(viii).

“Registered Intellectual Property” has the meaning set forth in Section 5.06(a).

“Release” means any release, spill, emission, leaking, pumping, injection, migration, deposit, disposal, discharge, dispersal or leaching into, onto, under or through the environment.

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“Released Parties” has the meaning set forth in Section 13.12(b).

“Releasors” has the meaning set forth in Section 13.12(b).

“Representative” means, with respect to a particular Person, any director, officer, member, manager, partner, employee, agent, consultant, advisor, investor, shareholder, contractor, subcontractor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Required Lenders” has the meaning ascribed to such term in the DIP Credit Agreement.

“Sale Order” means an Order of the Bankruptcy Court, which Order is substantially in the form attached hereto as Exhibit A, with such changes as may be required by the Bankruptcy Court that are in form and substance acceptable to Sellers, Buyer and the Required Lenders.

“Seller Benefit Plan” means any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and any plan, agreement, arrangement, program, practice or policy regarding or with respect to: equity options; equity purchase; equity or equity-based compensation; phantom equity or appreciation rights; bonuses; incentive awards; vacation, holiday or other paid time off pay; fringe benefits; severance pay; retention; deferred compensation; retirement; change in control; hospitalization or other medical, dental, vision, accident, disability, life or other insurance; executive compensation or supplemental income, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Seller or any ERISA Affiliate or with respect to which any Seller or any ERISA Affiliate is a party or has any liability.

“Seller Credit Obligations” has the meaning set forth in Section 8.03(c).

“Seller Group” means each Seller, its respective Affiliates and the former, current or future partners, co-owners, equity holders and Representatives of each of the foregoing.

“Seller Marks” has the meaning set forth in Section 8.06.

“Sellers” has the meaning set forth in the introductory paragraph, and “Seller” will mean any of them.

“Southcross” has the meaning set forth in the introductory paragraph.

“Southcross Entities” means those Persons set forth on Schedule 1.01(a).

“Southcross GP” has the meaning set forth in the introductory paragraph.

“Stalking Horse Order” means the Order of the Bankruptcy Court approving the Break-Up Fee and the Expense Reimbursement, substantially in the form attached hereto as Exhibit M, with such changes as may be required by the Bankruptcy Court that are in form and substance acceptable to Buyer, Sellers and the Required Lenders.

“Straddle Month” has the meaning set forth in Section 7.08.

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“Straddle Period” has the meaning set forth in Section 8.01(b).

“Subsidiary” means any entity with respect to which a specified Person (or a Subsidiary thereof) has the power, through the ownership of securities or otherwise, to elect a majority of the directors or similar managing body; provided that, for purposes of this Agreement, only the Southcross Entities will constitute Subsidiaries of Southcross.

“Successful Bidder” means the bidder with the highest or otherwise best bid for assets that include all or any portion of the Assets as determined in accordance with the Bidding Procedures.

“Superior Proposal” means any bona fide proposal or offer to or from a Person other than Buyer or its Representatives with respect to (a) any plan of reorganization or liquidation, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or equity interests or restructuring involving all or any portion of the Assets, or (b) any other direct or indirect acquisition involving all or any portion of the Assets, that, in each case, Southcross has determined in its business judgment (in consultation with its advisors and the DIP Secured Parties) would, if consummated, result in a transaction superior to the transactions contemplated hereunder. Notwithstanding the foregoing, any Break-Up Fee and Expense Reimbursement under this Agreement will be treated as an administrative expense.

“Tax” or “Taxes” (and with correlative meaning, “Taxable”, “Taxation” “Taxing”) means (a) all federal, state, local or foreign taxes, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes and (b) all interest, penalties and additions to tax imposed by any Tax Authority in connection with any item described in clause (a).

“Tax Authority” means any Governmental Authority charged with the administration of any Applicable Law relating to Taxes, including the imposition, assessment or collection of Taxes.

“Tax Return” means any return, declaration, report, estimate, information return and statement required to be filed in respect of any Taxes (including any attachment thereto or amendment thereof).

“Third Party” means any Person other than a Seller, Buyer or any of their respective Affiliates.

“Trademarks” means any trademark, trade name, corporate name, business name, domain name, trade style, trade dress, service mark, logo, source identifier, business identifier, or design of like nature, and all goodwill associated therewith, any registration of the foregoing, and any application in connection therewith, including any such registration or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other jurisdiction, and all extensions or renewals of any of the foregoing.

“Transaction Documents” means this Agreement, the Transition Services Agreement, the Facilities Agreement, the Gas Pipeline Lease Agreement, the Gas Supply Agreement (G&P), the Gas Supply Agreement (Straddle Month), the Gas Transportation Agreement (BanHub), the Gas Transportation Agreement (TGP) and any other agreements, instruments or documents entered into pursuant to this Agreement.

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“Transfer Taxes” has the meaning set forth in Section 8.01(a).

“Transferred Employees” has the meaning set forth in Section 8.04(a).

“Transition Services Agreement” means a Transition Services Agreement between Buyer and Southcross substantially in the form attached hereto as Exhibit D.

“Trustee” has the meaning set forth in Section 13.14.

Section 1.02. Other Definitions and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation will apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a day other than a Business Day, the period in question will end on the next succeeding Business Day.

(ii) Dollars. Any reference in this Agreement to “Dollars” or “$” means United States dollars.

(iii) Exhibits; Schedules. All Exhibits and Schedules attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein will be defined as set forth in this Agreement.

(iv) Gender and Number. Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(v) Headings. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.

(vi) Herein. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

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(vii) Including. The word “including” or any variation thereof means “including, without limitation”, and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(viii) Statute. Unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder; provided that, for the purposes of the representations and warranties set forth herein, with respect to any violation of or non-compliance with, or alleged violation of or non-compliance with, any Applicable Law, the reference to such Applicable Law means such Applicable Law as in effect at the time of such violation or non-compliance or alleged violation or non-compliance.

(ix) Contract. References to a Contract mean such Contract as amended from time to time.

(b) No Strict Construction. Buyer, on the one hand, and Sellers, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by Buyer, on the one hand, and Sellers, on the other hand, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the draftsperson will be applied against any Person with respect to this Agreement.

ARTICLE 2

PURCHASE AND SALE

Section 2.01. Purchase and Sale.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, acquire and accept from each Seller, all of such Seller’s right, title and interest to, in or under the Assets, free and clear of all Encumbrances and Liabilities (other than Permitted Encumbrances and Assumed Liabilities).

(b) The “Assets” means all of the following, other than any Excluded Assets:

(i) all pipelines, pipeline systems, flowlines, and gathering and processing systems (whether operating, being built or idle) located in Texas and forming part of the pipeline network commonly referred to by Sellers as the Corpus Christi Pipeline Network, which includes the components set forth on Schedule 2.01(b)(i), together with all equipment, machinery, fixtures, power lines, metering stations, and other personal, movable and mixed property that is located at or in the immediate vicinity of such pipelines, pipeline systems, flowlines, and gathering and processing systems or primarily used (or held for use) in connection with the use, ownership or operation

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of such pipelines, pipeline systems, flowlines, and gathering and processing systems (or any portion thereof), including all above- and below-ground facilities or structures, valves, pipes, scrubbers, machinery, gauges, meters, fittings, fixtures, units, tanks, traps, pig launchers, slug catchers, connections, cathodic protection equipment, radio towers and SCADA (collectively, the “Corpus Christi Pipeline Network”);

(ii) all pipelines, pipeline systems, flowlines, and gathering and processing systems (whether operating, being built or idle) located in Texas and forming part of the pipeline network commonly referred to by Sellers as the Bay City Lateral, which includes the components set forth on Schedule 2.01(b)(ii), together with all equipment, machinery, fixtures, power lines, metering stations, and other personal, movable and mixed property that is located at or in the immediate vicinity of such pipelines, pipeline systems, flowlines, and gathering and processing systems or primarily used (or held for use) in connection with the use, ownership or operation of such pipelines, pipeline systems, flowlines, and gathering and processing systems (or any portion thereof), including all above- and below-ground facilities or structures, valves, pipes, scrubbers, machinery, gauges, meters, fittings, fixtures, units, tanks, traps, pig launchers, slug catchers, connections, cathodic protection equipment, radio towers and SCADA (collectively, the “Bay City Lateral Network” and, together with the Corpus Christi Pipeline Network, the “Pipeline Systems”);

(iii) to the extent not described in Section 2.01(b)(i) or (ii), all items of tangible personal property or equipment owned or held primarily for use by Sellers in connection with their ownership or operation of the Pipeline Systems and other Assets, including the vehicles set forth on Schedule 2.01(b)(iii) and tools, instruments and personal computer equipment used by the Transferred Employees;

(iv) all inventory held by Sellers primarily for use in connection with the Pipeline Systems, including natural gas line fill of the Pipeline Systems;

(v) all fee interests, rights-of-way, easements, real property interests, real rights, licenses, servitudes, Permits, privileges and leases (surface and subsurface) owned or held by a Seller or acquired by such Seller prior to Closing, in each case, in connection with the ownership, operation and use of the Pipeline Systems and constituting real property or a real property interest, together with the rights, tenements, appurtenant rights and privileges relating thereto (in each case, excluding unexpired leases that are 365 Contracts) (collectively, the “Assigned Real Property Interests”), including the fee interests set forth on Schedule 2.01(b)(v);

(vi) all Contracts that constitute, as of the Closing Date, Desired 365 Contracts (collectively, the “Assigned Contracts”);

(vii) all Permits of any Governmental Authority, and Order of any Governmental Authority (in each such case, whether preliminary or final) required of Sellers primarily for the ownership, operation or use of the Assets;

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(viii) all books, databases, files, records and data (other than the Excluded Records) in Sellers’ possession, whether in written or electronic format, to the extent specifically relating to any Asset, Transferred Employee and/or to any Assumed Liabilities (collectively, the “Records”);

(ix) all rights, claims, accounts and causes of action (including warranty and similar claims) associated with the Assets relating to periods on or after the Closing Date;

(x) all warranty or indemnity claims that may be made against any Person, other than a Seller, under any Assigned Contract, in each case, relating to the Assets, or any products or services provided in connection therewith;

(xi) all advance payments, prepayments, prepaid expenses, deposits (other than the Bankruptcy Deposits) or the like (other than Taxes), in each case related to the Assets and made by or on behalf of Sellers before the Closing Date;

(xii) all rights to condemnation awards and proceeds paid or payable under an insurance policy with respect to an Asset or the Business;

(xiii) all Intellectual Property;

(xiv) all goodwill and other intangible assets associated with the Business, including all customer relationships and goodwill of the Business, and all information and documents related thereto; and

(xv) all avoidance actions or similar causes of action arising under sections 544 through 553 of the Bankruptcy Code related to the Assets, including any proceeds thereof.

Section 2.02. Excluded Assets.

Notwithstanding the foregoing, nothing herein will be deemed to constitute an agreement to sell, transfer, assign or convey the Excluded Assets to Buyer, and Sellers will retain all right, title and interest to, in and under the Excluded Assets. The term “Excluded Assets” means all assets of any Seller other than the Assets, including:

(a) any amounts (including the Purchase Price) paid or payable to any of the Sellers pursuant to this Agreement;

(b) all cash and cash equivalents (including any cash that is collateralizing any letters of credit issued pursuant to the DIP Credit Agreement) and accounts and trade receivables of any of the Sellers;

(c) any shares of capital stock or other equity interest of any of the Sellers or any of Sellers’ Subsidiaries or any securities convertible into, exchangeable or exercisable for shares of capital stock or other equity interest of any Seller or any of Sellers’ Subsidiaries;

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(d) all minute books, stock ledgers, corporate seals and stock certificates of any of the Sellers;

(e) all Excluded Records;

(f) all Excluded Contracts, including all rights thereunder;

(g) all rights to any Tax refunds, credits, statements, receivables or rebates or reimbursement for other costs borne by any of the Sellers attributable to any period (or portion thereof) ending prior to the Closing Date;

(h) all insurance policies and rights to proceeds thereof to the extent related to the Excluded Assets, Excluded Liabilities or the operation of the Excluded Assets;

(i) all rights, claims or causes of action by or in the right of any of the Sellers against any current or former director or officer of any of the Sellers;

(j) all avoidance actions or similar causes of action arising under sections 544 through 553 of the Bankruptcy Code, including any proceeds thereof, except to the extent related to the Assets;

(k) any rights, claims or causes of action of any of the Sellers under this Agreement, any other Transaction Document or the Confidentiality Agreement;

(l) each 365 Contract that, as of the Closing Date, is not designated as a Desired 365 Contract;

(m) (i) any attorney-client privilege and attorney work-product protection of any of the Sellers as a result of legal counsel representing any of the Sellers in connection with the transactions contemplated by this Agreement or the Bankruptcy Cases; (ii) all documents subject to the attorney-client privilege and work-product protection described in the foregoing clause (i); and (iii) all documents maintained by any of the Sellers relating to the drafting, negotiation, execution, delivery and performance of this Agreement, any other Transaction Document or any agreements with any other bidder in connection with any sale process previously conducted by or in which any of the Sellers were previously involved, including the sale process leading to the entry into this Agreement;

(n) all bank accounts, safety deposit boxes, lock boxes and securities accounts of any of the Sellers and the contents thereof;

(o) the Seller Benefit Plans (including any Contracts related thereto) and all assets held with respect to such Seller Benefit Plans;

(p) all outside of the ordinary course of business deposits made or required to be made by any of the Sellers to suppliers or customers after the Petition Date as a result of the filing of the Bankruptcy Cases (collectively, the “Bankruptcy Deposits”);

(q) all radio towers that are not exclusively dedicated to the Pipeline Systems;

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(r) all Federal Communications Commission’s licenses; and

(s) those other properties and assets described on Exhibit B, which include certain pipelines owned by Sellers and connected with the Pipeline Systems.

Section 2.03. Assumed Liabilities.

Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer will assume from Sellers and agree to discharge, when due (in accordance with their respective terms and subject to the respective conditions thereof), only the following Liabilities (collectively, the “Assumed Liabilities”):

(a) Generally. All Liabilities arising from the ownership or operation of the Assets by Buyer at and after the Closing (including all Liabilities for Taxes arising from the ownership or operation of the Assets by Buyer on or after the Closing Date and the amount of any Periodic Non-Income Taxes attributable to a Post-Closing Straddle Period as determined pursuant to Section 8.01(b));

(b) Assigned Contracts. All of Sellers’ Liabilities under the Assigned Contracts (i) first arising at or after the Closing or (ii) arising prior to the Closing to the extent requiring performance at or after the Closing other than payment of Liabilities incurred prior to the Closing, in each case, excluding any Liabilities arising from any breach prior to the Closing or as a result of Closing or any event, circumstance or condition first occurring or existing prior to the Closing that, with notice, lapse of time or both, would constitute or result in a breach by the Sellers of any obligations thereunder;

(c) Assigned Real Property Interests. All of Sellers’ Liabilities under the Assigned Real Property Interests first arising at or after the Closing;

(d) Properties. All Decommissioning Obligations of Sellers first arising at or after the Closing (but, for clarity, excluding any Decommissioning Obligations to the extent relating to the Excluded Assets);

(e) Cure Costs. All Cure Costs required to be paid by Buyer pursuant to Section 2.05;

(f) Transfer Taxes. All Transfer Taxes;

(g) Environmental. All of Sellers’ Liabilities relating to the Assets arising from or relating to any Environmental Laws or the presence or Release of any Hazardous Substance at, on, under or migrating from any Assets, in each case to the extent from facts or circumstances first arising at or after the Closing or as otherwise imposed on Buyer by Applicable Law;

(h) Transferred Employees. All Liabilities owed to any Transferred Employee arising from Buyer’s employment of such Transferred Employee from and after the Closing.

(i) Other Assets. To the extent not already described in Section 2.03(a) through Section 2.03(g) above, all Liabilities arising from, related to or associated with the Assets, in each case, to the extent accruing at or after the Closing but excluding any Liabilities described in the exclusion set forth in Section 2.03(b); and

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(j) Other Liabilities. All Liabilities set forth on Schedule 2.03(j).

Section 2.04. Excluded Liabilities.

Buyer will not assume and will not be obligated to assume or be obliged to pay, perform or otherwise discharge any Liability of Sellers other than the Assumed Liabilities (such Liabilities, collectively, the “Excluded Liabilities”). The Excluded Liabilities include, among other items:

(a) all Liabilities under a Seller Benefit Plan;

(b) all Liabilities under the Excluded Contracts;

(c) all Liabilities arising from, related to or associated with the Excluded Assets; and

(d) all accounts payable and accrued expenses or other obligations related to the Business, the Assets or the operation thereof prior to the Closing, except to the extent included in Cure Costs payable by Buyer pursuant to Section 2.05.

Section 2.05. Cure Costs; Desired 365 Contracts.

(a) Schedule 2.05(a) sets forth a complete list as of the date hereof of all 365 Contracts that Buyer intends to assume at the Closing (the “Desired 365 Contracts”). Upon Closing, subject to the terms and conditions hereof, Sellers will assign the Desired 365 Contracts to Buyer, and Buyer will assume the Assumed Liabilities related thereto and will pay or cause to be paid, pursuant to Section 365 of the Bankruptcy Code and the Sale Order, all Cure Costs relating thereto as and when finally determined by the Bankruptcy Court pursuant to the procedures set forth in the Sale Order; provided that in no event will the Cure Costs to be paid by Buyer pursuant to this Section 2.05 exceed $100,000 in the aggregate.

(b) At any time prior to the Closing Date, except as otherwise provided in the Bidding Procedures Order, the Stalking Horse Order and/or the Sale Order, Buyer will have the right to provide written notice to Sellers of Buyer’s election to:

(i) designate a 365 Contract (including any 365 Contract that is a Desired 365 Contract immediately before such designation) as an Excluded Contract and Excluded Asset, and upon such designation such 365 Contract will constitute an Excluded Contract and Excluded Asset (and, if applicable, will cease to constitute an Asset); and

(ii) designate a 365 Contract as a Desired 365 Contract, and upon such designation such 365 Contract will constitute an Asset and Assigned Contract and will be conveyed to Buyer under this Agreement at Closing (and, if applicable, will cease to constitute an Excluded Asset), so long as (A) such 365 Contract is added to the Assigned Contracts prior to the entry of any Order of the Bankruptcy Court approving the rejection of such 365 Contract or the Closing Date and in accordance with the Bidding Procedures Order and the Sale Order and (B) the Third Party to such 365 Contract receives information evidencing Buyer’s adequate assurance of future performance and has an opportunity to object within such period of time set forth in an Order of the Bankruptcy Court.

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(c) To the extent that Buyer makes a valid designation with respect to any 365 Contract pursuant to clause (b) above, the applicable Exhibits and Schedules to this Agreement will be deemed to have automatically been updated (without action of any Party or Person) to reflect such designation.

(d) If Buyer exercises its rights in clause (b) above to designate a 365 Contract as a Desired 365 Contract or as an Excluded Asset (as the case may be), then the Parties acknowledge and agree that there will be no reduction in the Purchase Price as a result of such designation or change in designation, nor will there be any delay to the Closing; provided, however, that either such designation may increase or decrease (as applicable) the extent of (i) the Assumed Liabilities or (ii) the Cure Costs.

Section 2.06. Assignment of Assets Subject to Consent Requirements.

Notwithstanding any other provision of this Agreement to the contrary, this Agreement will not constitute an agreement to assign or transfer and will not implement the assignment or transfer of any Asset if (i) an attempted assignment or transfer thereof, without the approval, authorization or consent of, or granting or issuance of any license or Permit by, any Third Party thereto (each such action, a “Necessary Consent”), would constitute a breach thereof or of any Applicable Law or Order or in any way adversely affect the rights of Buyer thereunder and (ii) the Bankruptcy Court has not entered an Order providing that such Necessary Consent is not required. In such event, subject to the terms and conditions hereof, the Closing will proceed with respect to the remaining Assets, and there will be no reduction in the Purchase Price as a result thereof, and, for a period of six months after the Closing Date, Sellers and Buyer will use their respective commercially reasonable efforts (at the sole expense of Buyer and at no expense and without any Liability to Sellers) to obtain the Necessary Consents with respect to any such purchased Asset or any claim or right or any benefit arising thereunder for the assignment or transfer thereof to Buyer as Buyer may reasonably request; provided that Sellers will not be obligated to pay any consideration or grant any accommodation therefor to any Third Party from whom consent or approval is requested or to initiate any Proceedings to obtain any such consent or approval. If such Necessary Consent is not obtained prior to the Closing Date, or if an attempted assignment or transfer thereof at the Closing would be ineffective or would adversely affect the rights of any Seller thereunder so that Buyer would not in fact receive all such rights, then, subject to the terms and conditions hereof, the Closing will proceed with respect to the remaining Assets, and there will be no reduction in the Purchase Price as a result thereof, and, for a period of six months after the Closing Date, such Seller and Buyer will cooperate in a mutually agreeable arrangement, to the extent feasible and without the need for any Necessary Consent, and at no expense and without any Liability to such Seller, under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing to Buyer, or under which such Seller would enforce its rights thereunder for the benefit of Buyer with Buyer assuming such Seller’s obligations and any and all rights of such Seller against a Third Party thereto.

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Section 2.07. Misallocated Assets.

Subject to Section 2.06, if after the Closing (i) Buyer holds any Excluded Assets or Excluded Liabilities or (ii) any Seller holds any Assets or Assumed Liabilities, Buyer or the applicable Seller will transfer (or cause to be transferred) as promptly as is reasonably practicable, such assets or assume (or cause to be assumed) such Liabilities to or from (as the case may be) the other Party. Prior to any such transfer, the Party receiving or possessing any such asset will hold it in trust for the benefit of such other Party.

Section 2.08. Further Assurances.

From time to time following the Closing, the Parties will execute, acknowledge and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions, as may be reasonably necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and to assure fully to each Seller and their successors and assigns, the assumption of the Liabilities intended to be assumed by Buyer under this Agreement, and to otherwise make effective the transactions contemplated hereby; provided that nothing in this Section 2.08 will prohibit any Seller from ceasing operations or winding up its affairs following the Closing.

ARTICLE 3

PURCHASE PRICE

Section 3.01. Purchase Price.

The aggregate purchase price for the purchase, sale, assignment and conveyance of Sellers’ right, title and interest in, to and under the Assets will consist of the following (collectively, the “Purchase Price”):

(a) $76,000,000 in cash (the “Cash Purchase Price”); minus

(b) the Periodic Non-Income Tax Cash Amount; plus

(c) the assumption of the Assumed Liabilities, including the payment of the Cure Costs by Buyer to the extent payable under Section 2.05.

The Purchase Price will be delivered by Buyer as set forth in Section 4.02.

Section 3.02. Good Faith Deposit. Pursuant to the terms of the Deposit Escrow Agreement, Buyer has deposited with the Deposit Agent $7,900,000 (the “Deposit Amount”) in cash on the date hereof, which will be released by the Deposit Agent and delivered to either Buyer or Sellers (as directed by Southcross), in accordance with the provisions of the Deposit Escrow Agreement and the Bidding Procedures. Pursuant to the Deposit Escrow Agreement, the Deposit Amount will be distributed as follows (and Southcross and Buyer will deliver joint written instructions to the Deposit Agent to effect such distributions as and when required hereunder):

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(a) if the Closing occurs, at the Closing, the Deposit Amount will be delivered to Sellers (as directed by Southcross) and applied towards the Cash Purchase Price payable by Buyer pursuant to Section 3.01(a);

(b) if this Agreement is terminated by Southcross pursuant to Section 12.01(d) or (e), the Deposit Amount will be delivered to Sellers (as directed by Southcross) within two Business Days after such termination by wire transfer of immediately available funds to the accounts designated in writing by Southcross; and

(c) if this Agreement is terminated for any reason other than by Southcross pursuant to Section 12.01(d) or (e), the Deposit Amount will be returned to Buyer within two Business Days after such termination by wire transfer of immediately available funds to the accounts designated in writing by Buyer.

Section 3.03. Withholding.

Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Buyer is required to deduct and withhold under any Applicable Law; provided that Buyer shall provide commercially reasonable notice to Sellers upon becoming aware of any such withholding obligation and shall cooperate with Sellers in good faith and to the extent reasonable to reduce or eliminate any such deduction and withholding. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE 4

CLOSING

Section 4.01. Closing Date.

Subject to the satisfaction of the conditions set forth in Article 9, Article 10 and Article 11 hereof (or the waiver thereof by each Party entitled to waive that condition), the closing of the sale of the Assets and the assumption of the Assumed Liabilities contemplated hereby (the “Closing”) will take place remotely via the exchange of electronic documents and signatures by electronic mail on the date that is three Business Days after the satisfaction or waiver of the conditions set forth in Article 9, Article 10 and Article 11 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another place, date or time is agreed to in writing by Southcross and Buyer. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” For all purposes, the Closing will be deemed to have occurred at 12:01 a.m. (Houston, Texas time) on the Closing Date.

Section 4.02. Payments on the Closing Date.

At the Closing:

(a) Buyer will pay an amount equal to the difference between (i) the Cash Purchase Price (less the Deposit Amount) minus (ii) the Periodic Non-Income Tax Cash Amount in cash by wire transfer of immediately available funds to the account designated in writing by Southcross at least three Business Days prior to the Closing Date (the “Designated Seller Account”);

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(b) Deposit Agent will release to the Deposit Amount to the Designated Seller Account pursuant to Southcross’s instruction delivered in accordance with Section 3.02(a); and

(c) Buyer will pay the Cure Costs by wire transfer of immediately available funds to the accounts designated in writing by Southcross at least two Business Days prior to the Closing Date; provided that, for the avoidance of doubt, Buyer will pay the Cure Costs in cash and in addition to the Purchase Price.

Section 4.03. Buyer’s Deliveries.

At the Closing, Buyer will deliver or cause to be delivered to Sellers (or such other Persons where so designated):

(a) the payments required to be made at the Closing pursuant to Section 4.02;

(b) a Master Assignment and each other Transaction Document to which Buyer is a party, duly executed (and acknowledged, where applicable) by Buyer;

(c) the Transition Services Agreement, duly executed by Buyer;

(d) the Facilities Agreement, duly executed by Buyer;

(e) the Gas Pipeline Lease Agreement, duly executed by Buyer;

(f) the Gas Supply Agreement (G&P), duly executed by Buyer;

(g) the Gas Supply Agreement (Straddle Month), duly executed by Buyer;

(h) the Gas Transportation Agreement (BanHub), duly executed by Buyer;

(i) the Gas Transportation Agreement (TGP), duly executed by Buyer;

(j) an agreement amending the Confidentiality Agreement to terminate the provisions thereof solely with respect to the Assets and the Transferred Employees effective as of the Closing (the “CA Termination”), duly executed by Kinder Morgan Operating L.P. “A”; and

(k) the certificates of Buyer to be received by Sellers pursuant to Section 11.01 and Section 11.02.

Section 4.04. Seller’s Deliveries.

At the Closing, each Seller will deliver to Buyer:

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(a) a Master Assignment and each other Transaction Document to which such Seller is a party (including letters-in-lieu of transfer orders), duly executed (and acknowledged, where applicable) by such Seller;

(b) the certificates of such Seller to be received by Buyer pursuant to Section 9.01 and Section 9.02;

(c) the Transition Services Agreement, duly executed by each Seller;

(d) the Facilities Agreement, duly executed by Southcross or another Seller reasonably satisfactory to Buyer;

(e) the Gas Pipeline Lease Agreement, duly executed by Southcross or another Seller reasonably satisfactory to Buyer;

(f) the Gas Supply Agreement (G&P), duly executed by Southcross or another Seller reasonably satisfactory to Buyer;

(g) the Gas Supply Agreement (Straddle Month), duly executed by Southcross or another Seller reasonably satisfactory to Buyer;

(h) the Gas Transportation Agreement (BanHub), duly executed by Southcross or another Seller reasonably satisfactory to Buyer;

(i) the Gas Transportation Agreement (TGP), duly executed by Southcross or another Seller reasonably satisfactory to Buyer;

(j) the CA Termination, duly executed by Southcross and Southcross GP;

(k) a special warranty deed or similar conveyance document in form reasonably satisfactory to Buyer conveying each Assigned Real Property Interest held in fee;

(l) with respect to any Assets for which ownership is evidenced by certificate of title, the certificates of title evidencing a Seller as the owner of such Asset and properly endorsed for transfer to Buyer; and

(m) a certificate of non-foreign status of each Seller (or, if such Seller is a disregarded entity within the meaning of Treasury Regulations Section 1.1445-2(b)(2)(iii), the entity that is treated as the transferor of property for U.S. federal income tax purposes) meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2).

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the Schedules, each Seller, severally and not jointly, solely with respect to itself and no other Seller, represents and warrants the following to Buyer:

Section 5.01. Organization and Good Standing.

Such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Subject to the limitations imposed on such Seller as a result of having filed a petition for relief under the Bankruptcy Code, such Seller has the requisite power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. Such Seller is duly qualified, licensed or otherwise authorized to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification, licensing or authorization necessary, except for such failures to be so qualified, licensed, authorized or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authority; Validity.

Subject to entry of the Sale Order and such other authorization as is required by the Bankruptcy Court, such Seller has the requisite power and authority necessary to enter into, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and such other Transaction Documents and the consummation by such Seller of the transactions contemplated herein and therein have been duly and validly authorized and approved by all requisite corporate or organizational action on the part of such Seller. This Agreement has been duly and validly executed and delivered by such Seller and each other Transaction Document required to be executed and delivered by such Seller at the Closing will be duly and validly executed and delivered by such Seller at the Closing. Subject to entry of the Sale Order and assuming the due authorization, execution and delivery by the other Parties, no other action on the part of such Seller is necessary to authorize this Agreement or the other Transaction Documents to which such Seller is or will be a party and this Agreement and such other Transaction Documents, when so executed and delivered, will constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, and, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such principles are considered in a proceeding at law or in equity.

Section 5.03. No Conflict.

Except for (a) entry of the Stalking Horse Order, the Sale Order and/or the Bidding Procedures Order, (b) notices, filings and consents required in connection with the Bankruptcy Cases, (c) any applicable notices, filing, consents or approvals under any applicable antitrust, competition or trade regulation or other Applicable Laws, including the HSR Act, and (d) items listed on Schedule 5.03, such Seller is not required to give any notice to, make any filing with or obtain any consent from any Person (including any Governmental Authority) in connection with the execution and delivery by such Seller of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation or performance by such Seller of any of the transactions contemplated hereby and thereby, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When the consents and other actions described in the preceding sentence, including entry of the Stalking Horse Order and the Sale Order, have been obtained and taken, the execution and delivery by such Seller of this

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Agreement and the other Transaction Documents to which it is or will be a party and the consummation of the transactions provided for herein and therein will not result in the breach or violation of any of the terms and provisions of, or constitute a default (with or without notice or lapse of time or both) under, or conflict with, or cause any acceleration of any obligation of such Seller under (i) the certificate of incorporation, bylaws or other governing documents of such Seller, (ii) any Assigned Contract to which such Seller is or the Assets owned or held by it are bound, (iii) any Order applicable to such Seller or any of the Assets owned or held by it or (iv) any Applicable Law, except, in the case of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to materially impair the use or value of the Assets.

Section 5.04. Material Contracts.

Schedule 5.04(i) sets forth each Contract related to the Assets to which a Seller is party as of the date hereof and that (a) provides for the purchase or sale of natural gas and for which payments thereunder would reasonably be expected to exceed $100,000 during the term thereof; (b) relates to the transportation of natural gas; (c) is otherwise material to the operation of the Assets as of the date hereof, in each case other than the Assigned Real Property Interests (collectively, the “Material Contracts”). Except as set forth on Schedule 5.04(ii), the Material Contracts identified as of the date hereof do not include any Contract providing for aggregate expenditures thereunder by one or more Sellers in excess of $1,000,000. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Material Contract is a legal, valid and binding obligation of such Seller(s) party thereto and, to the Knowledge of Sellers, the other parties thereto in accordance with its terms and conditions, and is enforceable against such Seller(s) except as such legality, validity and enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) equitable principles of general applicability (whether considered in a proceeding at law or in equity), and (c) the obligation to pay Cure Costs. No event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default under or a violation of any Material Contract or would cause the acceleration of any obligation of such Seller or, to the Knowledge of Sellers, any other party thereto or the creation of a lien upon any Asset, except for such events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.05. Compliance with Laws; Permits.

The ownership and operation of the Assets by such Seller is and, since January 1, 2017, has been in compliance with all Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To Sellers’ Knowledge, (a) all necessary Permits with regard to the ownership or operation of the Assets owned or held by such Seller have been obtained and maintained in effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) such Seller has not received written notice of material default under any such Permit with respect to the Assets owned or held by such Seller and (c) no material violations exist in respect of such material Permits, except for such non-compliance and such facts, conditions or circumstances, the subject of which have been finally resolved.

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Section 5.06. Intellectual Property.

(a) Schedule 5.06(a) sets forth a list of all registrations and applications for any material Patents, Trademarks and Copyrights included in the Owned Intellectual Property as of the date hereof (collectively, “Registered Intellectual Property”).

(b) Except as limited by Section 365(c)(1)(A) of the Bankruptcy Code, to the Knowledge of Sellers, such Seller owns all material Intellectual Property or has valid licenses to use all material Intellectual Property used by it in connection with the Business in the ordinary course of business.

(c) As of the date hereof, no Proceedings are pending or, to the Knowledge of Sellers, threatened against such Seller before a Governmental Authority with regard to the ownership by such Seller of any material Owned Intellectual Property or the validity or enforceability of any Registered Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Sellers, the operation and conduct of the Business by such Seller, as presently conducted, does not infringe, misappropriate or otherwise violate any intellectual property rights of any Person. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property owned or held by such Seller and no such actions are currently being asserted or threatened against any Person by such Seller.

Section 5.07. Legal Proceedings.

Except for the Bankruptcy Cases and any adversary Proceedings or contested motions commenced in connection therewith, after giving effect to the Sale Order, and as would not, individually or in the aggregate, reasonably be expected to materially impair the use or value of the Assets, there is no Proceeding or Order pending, outstanding or, to Sellers’ Knowledge, threatened by any Person, relating to the Assets owned or held by such Seller (a) that would reasonably be expected to give rise to any material Liability of Buyer or be materially adverse to the ownership or use by Buyer of the Assets after the Closing, as such Assets are presently owned and used by such Seller, (b) that would challenge the validity or enforceability of the obligations of such Seller under this Agreement and the other Transaction Documents to which it is or will be a party and (c) against such Seller that seeks to prevent, restrain, materially delay, prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby. Except as set forth on Schedule 5.07, there is no Order enjoining such Seller from engaging in or continuing any conduct or practice, or requiring such Seller to take any material action, in connection with the ownership, lease, possession, use or operation of the Assets owned or held by such Seller, and neither such Seller nor any of its Affiliates is subject to any outstanding Order relating to the Assets, other than, in each case, Orders of general applicability.

Section 5.08. No Take-or-Pay Obligations.

There are no arrangements under any of the Desired 365 Contracts by which such Seller will be obligated by virtue of a prepayment or take-or-pay arrangement, production payment or other arrangement to sell, gather, transport or deliver Hydrocarbons at some future time without being entitled to receive full payment therefor.

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Section 5.09. Brokers or Finders.

Such Seller has not incurred any obligation or Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby for which Buyer is or will become liable.

Section 5.10. Environmental Matters.

Except for facts, circumstances or conditions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Sellers, as of the date of this Agreement:

(a) Such Seller’s ownership, operation and use of the Assets is and, since January 1, 2017, has been in compliance with applicable Environmental Laws;

(b) With respect to such Seller’s operation of the Assets owned or held by such Seller, such Seller has not received any written notice alleging non-compliance with or violation of applicable Environmental Law from any Governmental Authority or other Person, the subject of which is unresolved;

(c) There is no Proceeding or Order pending, outstanding, or threatened in writing against such Seller pursuant to Environmental Law with respect to the Assets owned or held by such Seller or any Seller’s operation of such Assets;

(d) There is no presence or Release of Hazardous Substances at or from the Assets for which applicable Environmental Law requires notice, further investigation or response action; and

(e) Such Seller has made available to Buyer all material environmental reports in its possession or control related to the Assets and compliance with applicable Environmental Law or the presence of Hazardous Substances.

Section 5.11. Title.

(a) Sellers have Defensible Title to the Assets;

(b) Each of the Contracts under which such Seller holds title to any Assigned Real Property Interest constitutes the legal, valid, binding and enforceable obligation of such Seller and, to the Knowledge of Sellers, each other party thereto, and is in full force and effect in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(c) No event has occurred or, to the Knowledge of Sellers, no circumstances exist that, with the delivery of notice, the passage of time or both, would constitute such a material breach or material default, or permit the termination or modification of, or acceleration of rent under, any such Contract under which such Seller holds title to any Assigned Real Property Interest.

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Section 5.12. Matters Related to Assets; Casualty Losses.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the pipelines, facilities, equipment and other tangible assets that constitute Assets and are owned, leased or used by such Seller in connection with the ownership and operation of the Assets owned or held by such Seller are (i) in good condition and repair, except for ordinary wear and tear and ordinary and routine repairs and maintenance requirements, for assets of comparable age and usage, (ii) not in need of any repairs, which, if not made, would materially and adversely affect the integrity or safety of such Assets and (iii) suitable for use by Sellers to conduct the Business as currently conducted by such Seller with respect to such Assets.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Assets (including the Pipeline Systems) owned or held by the Sellers constitute all assets, properties, rights, privileges and interests of whatever kind or nature, real or personal or mixed, tangible or intangible, used or necessary to (i) conduct the Business as currently conducted by the Sellers and their Affiliates in a manner consistent with past practices and customs of the Sellers and such Affiliates, other than the operations and business conducted with respect to the Excluded Assets, and (ii) perform the obligations that are required to be performed under the Assigned Contracts to which such Seller is a party on the date immediately following the Closing Date.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no Casualty Loss (whether or not covered by insurance) affecting any of the Assets owned or held by such Seller that has not subsequently been completely repaired, replaced or restored.

Section 5.13. Insurance.

A true, correct and complete list of the insurance policies related to the Business currently conducted by such Seller with respect to the Assets owned or held by such Seller (including policy periods and the amounts of coverage, limits and deductibles) as of the date hereof is attached hereto as Schedule 5.13 (collectively, the “Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the Insurance Policies of such Seller are in full force and effect. No event has occurred, including the failure by such Seller to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Sellers under any of the Insurance Policies. No material claim is outstanding under any of the Insurance Policies, and no carrier of any Insurance Policy of such Seller has asserted in writing any denial of coverage of any material claim.

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Section 5.14. Security Arrangements.

All of the bonds, letters of credit and guarantees posted by such Seller with Governmental Authorities or Third Parties and relating to the Assets owned or held by such Seller as of the date hereof are described on Schedule 5.14.

Section 5.15. Regulatory Status.

(a) Except as set forth on Schedule 5.15, the Assets owned or held by such Seller are not subject to the Federal Energy Regulatory Commission under the Natural Gas Act (15 U.S.C. Section 717, et seq.) (the “NGA”), the Natural Gas Policy Act of 1978 (15 U.S.C. § 3301 et seq.) (the “NGPA”), or the Interstate Commerce Act (15 U.S.C. Section 717, et seq.) (“ICA”), and no portion of the Assets is or would be regulated as a “public utility,” “public service company,” or similar designation(s) by any state public service commission.

(b) Neither such Seller nor any services provided by such Seller are subject to regulation by the Federal Energy Regulatory Commission pursuant to the ICA, NGA or the NGPA and there are no Proceedings pending, or to the Knowledge of Sellers, threatened, alleging that such Seller is in material violation of the NGA, NGPA or ICA.

Section 5.16. Employee Benefits.

No Seller Benefit Plan is (a) subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA; or (b) a “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA. None of the Assets are or are currently expected to be subject to any lien arising under Section 430(k) of the Code or Section 303(k) of ERISA.

Section 5.17. Labor Matters.

No Seller is a party to or bound by any labor or collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”) relating to any of the Assets or any Applicable Employee. None of the Applicable Employees, nor any other employee providing services related to the Assets, are represented by a Union. No Union or group of employees providing services related to the Assets has made a demand for recognition, and there are no organizing activities or representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Sellers, threatened related to the Assets or any of the Applicable Employees and there has not been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other labor disruption or dispute relating to the Assets or any Applicable Employee.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each of the Sellers as follows (solely with respect to itself):

Section 6.01. Organization and Good Standing.

Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. Buyer is (or at the Closing will be) duly qualified, licensed or otherwise authorized to do business and is in good standing in the state(s) where the Assets are located and Buyer or Buyer’s Affiliates will be duly qualified, licensed or otherwise authorized to own or lease and to operate and use oil and gas assets in the state(s) where the Assets are located.

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Section 6.02. Authority; Validity; Consents.

Buyer has the requisite power and authority necessary to enter into, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer and such other Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated herein and therein have been duly and validly authorized and approved by all requisite limited liability company or corporate actions in respect thereof. This Agreement has been duly and validly executed and delivered by Buyer and each other Transaction Document to which Buyer is a party that is required to be executed and delivered by Buyer at the Closing will be duly and validly executed and delivered by Buyer, as applicable, at the Closing. No other action on the part of Buyer is necessary to authorize this Agreement or the other Transaction Documents to which Buyer is a party and this Agreement and the other Transaction Documents to which Buyer is a party constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether such principles are considered in a proceeding at law or in equity.

Section 6.03. No Conflict.

Except for (a) any applicable notices, filing, consents or approvals under any applicable antitrust, competition or trade regulation or other Applicable Laws, including the HSR Act and (b) items listed on Schedule 6.03, Buyer is not and will not be required to give any notice to, make any filing with or obtain any consent from any Person (including any Governmental Authority) in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation or performance of any of the transactions contemplated hereby and thereby, except as would not, individually or in the aggregate, reasonably be expected to affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby. When the consents and other actions described in the preceding sentence have been obtained and taken, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions provided for herein and therein will not result in the breach or violation of any of the terms and provisions of, or constitute a default (with or without notice or lapse of time or both) under, or conflict with, or cause any acceleration of any obligation of any Buyer under (i) any agreement, indenture, bond, debenture, note, mortgage or other instrument to which it or its assets is bound, (ii) the certificate of incorporation, bylaws or other governing documents of Buyer, (iii) any Order applicable to Buyer or its assets or (iv) any Applicable Law, except as would not, individually or in the aggregate, reasonably be expected to affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

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Section 6.04. Legal Proceedings.

There are no Proceedings or Orders pending or outstanding or, to the Knowledge of Buyer, threatened by any Person, that seek to prevent, restrain, materially delay, prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or that would, individually or in the aggregate, reasonably be expected to delay the Closing or have an adverse effect on Buyer’s performance of any of its obligations and covenants under this Agreement and the other Transaction Documents to which it is a party that are to be performed prior to, at or after Closing.

Section 6.05. Bankruptcy.

There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by or, to the Knowledge of Buyer, threatened against Buyer.

Section 6.06. Brokers or Finders.

Neither Buyer nor any Person acting on behalf of Buyer has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which Sellers are or will become liable.

Section 6.07. Financial Capability.

Buyer has, and will have at the Closing and at all times prior to the Closing, sufficient funds available in cash to pay the Purchase Price, the Cure Costs and any fees and expenses incurred by or otherwise required to be paid by Buyer in connection with the acquisition of the Assets and the assumption of the Assumed Liabilities pursuant to this Agreement and the transactions contemplated by this Agreement. Upon the consummation of the transactions contemplated hereby, (a) Buyer will not be insolvent as defined in Section 101 of the Bankruptcy Code, (b) Buyer will not be left with unreasonably small capital, (c) Buyer will not have incurred debts beyond its ability to pay such debts as they mature, and (d) the capital of Buyer will not be impaired. For the avoidance of doubt, Buyer’s obligations to complete the transactions contemplated hereby are not dependent upon or conditioned on receipt of financing.

Section 6.08. Independent Evaluation.

Buyer (a) is experienced in the evaluation, purchase, ownership and operation of Hydrocarbon gathering, processing, transportation and treating assets and is aware of the risks associated with the purchase, ownership and operation of such assets and interests related thereto, (b) is capable of evaluating, and hereby acknowledges that it has so evaluated, the merits and risks of the Assets, ownership and operation thereof and its obligations hereunder, and (c) is able to bear the economic risks associated with the Assets, ownership and operation thereof and its obligations hereunder. In entering into this Agreement and except for the representations and warranties expressly set forth in Article 5 of this Agreement, none of Sellers, their Affiliates, Sellers’ or their

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Affiliates’ respective Representatives or any Person acting on Sellers or their Affiliates’ behalf is making or has made any other express or any implied representations or warranties, and Buyer disclaims reliance upon any other representations and warranties (including as to the accuracy and completeness thereof), with respect to Sellers or any of their Affiliates, any of their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other matter relating to Sellers or any of its Affiliates. Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and the Transaction Documents and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of the transactions contemplated by this Agreement.

ARTICLE 7

ACTIONS PRIOR TO THE CLOSING DATE

Section 7.01. Access and Reports.

(a) Subject to Applicable Laws, upon receipt of written request from Buyer of any such activities no less than five Business Days in advance, Sellers will afford Buyer’s officers and other authorized Representatives reasonable access, during normal business hours until the Closing, to its officers, consultants and authorized Representatives (including its legal advisor and accountants) and facilities, to make such investigation of the Assets and the Assumed Liabilities as it reasonably requests; provided that, in connection with such access, Buyer’s authorized Representatives will (i) abide by any safety rules, regulations and operating policies provided in writing by Sellers or its Representatives and (ii) at Seller’s option, be accompanied by at least one (1) Representative of Sellers. All requests for information made pursuant to this Section 7.01 must be submitted in accordance with Section 13.02. Notwithstanding anything herein to the contrary, no such investigation or examination will be permitted to the extent that it would unreasonably interfere with the conduct of the business of Sellers or would require Sellers to disclose information that would cause material competitive harm to a Seller or would violate the attorney-client privilege or any other applicable privileges or immunities.

(b) Buyer acknowledges that Confidential Information (as defined in the Confidentiality Agreement) has been, and in the future will be, provided to it in connection with this Agreement, including under Section 7.01(a), and is subject to the terms of the confidentiality agreement dated April 26, 2019, among Southcross GP, Southcross and Kinder Morgan Operating L.P. “A” (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Buyer acknowledges and understands that this Agreement may be provided to the DIP Secured Parties or be publicly filed in the Bankruptcy Court and further made available by Sellers to prospective bidders and that such disclosure will not be deemed to violate any confidentiality obligations owing to Buyer, whether pursuant to this Agreement, the Confidentiality Agreement or otherwise.

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Section 7.02. Operations Prior to the Closing Date.

Except (a) as otherwise expressly contemplated by this Agreement, (b) as disclosed in Schedule 7.02, (c) with the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed) or the approval of the Bankruptcy Court, (d) for Emergency Operations, (e) as otherwise required by Applicable Laws or any Contract to which Sellers are bound, or as requested or required by any Governmental Authority, or (f) as required or prohibited pursuant to a Bankruptcy Court Order or the Bankruptcy Cases or limited by restrictions or limitations under the Bankruptcy Code on Chapter 11 debtors, including (x) the exercise of its fiduciary duties to maximize the value of its estate and (y) limitations on Sellers’ ability to pay amounts relating to the period prior to the Petition Date and the impact of Sellers’ filing for bankruptcy with respect to any Contract to which it is a party, from the date hereof until the Closing Date:

(i) Each Seller will use its commercially reasonable efforts to (A) operate the Assets operated by such Seller in a manner consistent with past practices in all material respects, (B) maintain books, accounts and records relating to such Assets in accordance with past custom and practice in all material respects, (C) give prompt notice to Buyer of any written notice of any material damage or any material Casualty Loss after the date hereof and any written notice received or made by such Seller of any material claim asserting any material tort or violation of Applicable Law or any new Proceeding that (in each case) relates to such Assets, and (D) with respect to Emergency Operations of such Seller, notify Buyer of such emergency and the related Emergency Operations as soon as reasonably practicable; and

(ii) Each Seller will not:

(A) liquidate, dissolve, recapitalize or otherwise wind up its operations of the Business or abandon or permit to lapse any Asset owned or held by such Seller;

(B) terminate, cancel, amend or modify, or extend any Desired 365 Contract that has been identified as such as of the date hereof;

(C) sell, lease, encumber, transfer, assign or otherwise dispose of any Assets other than natural gas sold in the ordinary course of business;

(D) materially change its accounting methods, policies or practices, in each case as they relate to the Assets;

(E) commence, settle or propose to settle any Proceedings that would reasonably be expected to negatively impact or diminish the value of the Assets or impair title thereto;

(F) increase the compensation payable or potentially payable to any Applicable Employee other than in the ordinary course of business or as required by the terms of any Seller Benefit Plan applicable to such Applicable Employee; or

(G) transfer the employment of any Applicable Employee or terminate the employment of any Applicable Employee (unless for cause).

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Section 7.03. Commercially Reasonable Efforts. Each Seller, on the one hand, and Buyer, on the other hand, will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent to the other party’s obligations to consummate the Closing set forth in Article 9, Article 10 and Article 11 to be satisfied, (ii) the obtaining, at the earliest practicable date, of all necessary Governmental Authorizations and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to avoid any Proceeding by any Governmental Authority, and (iii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. Nothing in this Section 7.03 will require any of Sellers to pay any consideration to any Third Party, to initiate any Proceedings, to incur any obligation or to waive any right under this Agreement or to assist Buyer or its Affiliate in connection with any financing.

Section 7.04. Regulatory Approvals.

(a) Buyer and each Seller will (i) make or cause to be made all filings required of each of them or any of their respective Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten Business Days after the date of this Agreement, (ii) comply as promptly as practicable and advisable with any request under the HSR Act or other Antitrust Laws for additional information, documents or other materials received by each of them or any of their respective subsidiaries from the Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) or any other Governmental Authority in respect of such filings or such transactions, (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by Applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction and (iv) not enter into any agreement with any Governmental Authority with respect to the transactions contemplated by this Agreement without the consent of the other Party. Each Party will use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Each Party will promptly inform the other Parties of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. No Party will independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other parties prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. Subject to Applicable Law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party relating to Proceedings under the HSR Act or other Applicable Laws. Any Seller and Buyer may, as each deems advisable and necessary,

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reasonably designate any competitively sensitive material provided to the other under this Section 7.04 as “outside counsel only.” Such materials and the information contained therein will be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (Sellers or Buyer, as the case may be).

(b) The Parties understand and agree that the Parties will take, and will cause their Affiliates to take, all commercially reasonable actions necessary or appropriate to avoid or eliminate each and every impediment under any Applicable Law or otherwise so as to enable the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to occur as soon as reasonably possible (and in any event prior to the Outside Date), including (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with or required by any Governmental Authority in connection with the transactions contemplated hereby; (ii) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets included within the Assets, or the termination of contractual rights or obligations included in the Assigned Contracts; or (iii) otherwise taking or committing to take actions that after the Closing Date would limit Buyer’s or its Affiliates’ freedom of action with respect to, or its ability to retain or exercise rights of ownership or control with respect to the Assets; provided that in no event shall Buyer or its Affiliates be required to take (and Sellers shall not take, without the prior written consent of Buyer) any actions under this Section 7.04 that (x) relate to any businesses, product lines or assets of the Buyer or its Affiliates, other than the Assets, or (y) would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Assets.

Section 7.05. Bankruptcy Court Approval.

(a) Sellers and Buyer each acknowledge that this Agreement and the sale of the Assets to Buyer and the assumption of the Assumed Liabilities by Buyer are subject to Bankruptcy Court approval. Buyer acknowledges that (i) to obtain such approval, each Seller must demonstrate that it has taken reasonable steps to obtain the highest and otherwise best offer possible for the Assets, and that such demonstration will include giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, and, if necessary, conducting the Auction, and (ii) Buyer must provide adequate assurance of future performance as required under the Bankruptcy Code with respect to each Assigned Contract.

(b) Buyer agrees that it will promptly take such actions as are reasonably requested by any Seller to assist in obtaining entry of the Stalking Horse Order and the Sale Order and a finding of adequate assurance of future performance by Buyer of the Assigned Contracts, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Buyer under this Agreement and demonstrating that Buyer is a “good faith” purchaser under Section 363(m) of the Bankruptcy Code. In the event the entry of the Stalking Horse Order and/or the Sale Order is appealed, each Seller and Buyer will use their respective commercially reasonable efforts to defend such appeal(s).

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Section 7.06. Bidding Procedures. Buyer agrees and acknowledges that Sellers, including through their Representatives, are and may continue soliciting inquiries, proposals, or offers from Third Parties for all or any part of the Assets, as contemplated by the Bidding Procedures.

Section 7.07. Alternate Bidder. If an Auction is conducted, and Sellers do not choose Buyer as the Successful Bidder, but instead choose Buyer as the Alternate Bidder, Buyer will be the Alternate Bidder. If Buyer is chosen as the Alternate Bidder, Buyer will be required to keep its bid to consummate the transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement (as the same may be amended with Buyer’s and Sellers’ written consent prior to or at the Auction) open and irrevocable until the closing of the sale of the Assets to the Successful Bidder or earlier termination of this Agreement in accordance with its terms. If the Superior Proposal with the Successful Bidder is terminated prior to the termination of this Agreement, Buyer will be deemed to be the Successful Bidder and will forthwith consummate the transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement (as the same may be amended with Buyer’s and Sellers’ written consent prior to or at the Auction).

Section 7.08. Invoicing Procedures under Assigned Contracts.

(a) All income, proceeds and receipts of the Business payable pursuant to the Assigned Contracts and attributable to the period from and after the Closing, or otherwise related to the operation of the Assets by Buyer from and after the Closing, shall be the sole entitlement of Buyer, and, to the extent received by any Seller, such Seller shall fully disclose, account for and remit the same to Buyer as promptly as is reasonably practicable after the end of the calendar month in which receipt occurs, which in any event, shall be within 10 Business Days following the end of such month.

(b) All income, proceeds and receipts of the Business payable pursuant to the Assigned Contracts and attributable to the period prior to the Closing, or otherwise related to the operation of the Assets by Sellers prior to the Closing, shall be the sole entitlement of the Sellers, and, to the extent received by Buyer, Buyer shall fully disclose, account for and remit the same to Sellers as promptly as is reasonably practicable after the end of the calendar month in which receipt occurs, which in any event, shall be within 10 Business Days of the end of such month.

(c) Sellers shall prepare and deliver invoices to the counterparties of Assigned Contracts, in accordance with customary practices of the Business, for any billing period that ends prior to the first day of the calendar month in which the Closing occurs (“Straddle Month”).

(d) Buyer shall prepare and deliver invoices to the counterparties of Assigned Contracts, in accordance with customary practices of the Business, for any billing period that ends from and after the first day of the Straddle Month.

Section 7.09. Recovery of Insurance Proceeds. From and after the date of this Agreement, Sellers shall use commercially reasonable efforts to recover the proceeds of any insurance payable to Sellers and assigned to Buyer pursuant to Section 2.01(b)(xii), including, upon Buyer’s written request and at Buyer’s sole expense, initiating a claim to pursue such proceeds using legal counsel selected by Buyer and approved by Southcross, such approval not to be unreasonably withheld.

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ARTICLE 8

ADDITIONAL AGREEMENTS

Section 8.01. Taxes.

(a) Transfer Taxes. Buyer will be responsible for all documentary, stamp, transfer (including real property transfer), motor vehicle registration, sales, use, value added, excise and other similar non-income Taxes and all filing and recording fees (and any interest, penalties and additions with respect to such Taxes and fees) arising from or relating to the consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the party on whom Liability is imposed under the provisions of the Applicable Laws relating to such Transfer Taxes. Sellers and Buyer will consult and cooperate on a reasonable basis in preparing and timely filing all Tax Returns with respect to any Transfer Taxes and will cooperate on a reasonable basis and otherwise take commercially reasonable efforts to obtain any available exemptions from or reductions in such Transfer Taxes. To the extent any Seller is required by Applicable Law to pay any Transfer Taxes to a Tax Authority (including pursuant to a post-Closing adjustment or Order), Buyer will remit an amount equal to such Transfer Taxes to such Seller not less than five Business Days prior to the due date for such payment.

(b) Periodic Non-Income Taxes. With respect to any real or personal property Taxes or other similar periodic Taxes not based on income or receipts that are assessed on, or in respect of, the Assets (“Periodic Non-Income Taxes”) and attributable to any period which includes but does not end on the day immediately prior to the Closing Date (a “Straddle Period”): (i) if any Seller pays such Periodic Non-Income Taxes after the Closing Date, then after delivery to Buyer of proof of such payment, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed, Buyer will pay to such Seller the amount of such Taxes paid by such Seller that are attributable to the portion of such Straddle Period beginning on the Closing Date (the “Post-Closing Straddle Period”), but only to the extent such amount was not taken into account to determine any amount otherwise payable to such Seller under any other provision of this Agreement; and (ii) if Buyer pays such Periodic Non-Income Taxes after the Closing Date, as promptly as practicable after delivery to the applicable Seller of proof of such payment, such Seller will pay to Buyer the amount of such Periodic Non-Income Taxes paid by Buyer that are attributable to the portion of such Straddle Period up to and including the day immediately prior to the Closing Date (the “Pre-Closing Straddle Period”), but only to the extent such amount was not taken into account to determine any amount otherwise payable to such Seller under any other provision of this Agreement. For purposes of this Section 8.01(b), the amount of Periodic Non-Income Taxes attributable to a Pre-Closing Straddle Period will be based upon the ratio of the number of days in the Pre-Closing Straddle Period to the total number of days in the Straddle Period, and the amount of Periodic Non-Income Taxes attributable to a Post-Closing Straddle Period will be based upon the ratio of the number of days in the Post-Closing Straddle Period to the total number of days in the Straddle Period.

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(c) Cooperation and Audits. Buyer, its Affiliates and Sellers will cooperate on a reasonable basis with each other regarding Tax matters governed by this Agreement (including the execution of appropriate powers of attorney) and will make available to the other as reasonably requested all information, records and documents relating to Taxes governed by this Agreement until the expiration of the applicable statute of limitations or extension thereof or the conclusion of all audits, appeals or litigation with respect to such Taxes.

Section 8.02. Allocation of Purchase Price.

(a) Within 30 days after the Closing Date, Buyer will deliver to Southcross a draft of an allocation statement setting forth the proposed allocation of the Purchase Price and any other items required to be treated as consideration for U.S. federal income tax purposes (the “Tax Consideration”), first, among Sellers and, second, among the Assets of each Seller (the “Proposed Allocation Statement”). The Proposed Allocation Statement will be prepared in accordance with Section 1060 of the Code, the applicable Treasury Regulations promulgated thereunder and any similar provision of applicable state, local or non-U.S. Applicable Law, and will allocate one hundred percent (100%) of the Tax Consideration to “class V assets” as such term is defined in Treasury Regulations Section 1.338-6(b)(2)(v) (the “Allocation Principles”). Southcross will have 30 Business Days following delivery of the Proposed Allocation Statement during which to notify Buyer in writing (an “Allocation Notice of Objection”) of any objections to the Proposed Allocation Statement, setting forth in reasonable detail the basis of their objections; provided, that Southcross shall not be permitted to raise any objections that, if resolved in favor of Southcross, would cause the Proposed Allocation Statement to be inconsistent with the Allocation Principles. If Southcross fails to deliver an Allocation Notice of Objection in accordance with this Section 8.02(a), then the Proposed Allocation Statement will be conclusive and binding on all parties (subject to Section 8.02(b)) and will become the “Final Allocation Statement”. If Southcross submits an Allocation Notice of Objection, then for 20 Business Days after the date Buyer receives the Allocation Notice of Objection, Buyer and Sellers will work in good faith and use their commercially reasonable efforts to agree on the allocation. In the event that the Parties are not able to resolve all objections raised in the Allocation Notice of Objection within such 20 Business Day period, then the Proposed Allocation Statement will be amended to reflect all undisputed items to which the parties have agreed and all disputed items will be resolved in the manner determined by Southcross, and the Proposed Allocation Statement as amended will become the Final Allocation Statement.

(b) (i) Sellers and Buyer will report, act and file (and will cause their respective Affiliates to report, act and file) Tax Returns (including IRS Form 8594) in all respects and for all purposes consistent with the Final Allocation Statement and the Allocation Principles, and (ii) neither Sellers nor Buyer will take any position (or will allow any of their respective Affiliates to take any position) (whether in audits, Tax Returns, or otherwise) that is inconsistent with such allocation, except, in each case, to the extent otherwise required by Applicable Law.

Section 8.03. Assigned Contracts; Adequate Assurance and Performance.

(a) Except as otherwise provided in the Bidding Procedures Order, the Stalking Horse Order and/or the Sale Order, with respect to each Assigned Contract, Buyer will deliver within 24 hours of being declared by Sellers as the Successful Bidder information sufficient to demonstrate Buyer’s adequate assurance of the future performance by Buyer of each such Assigned Contract as required under Section 365 of the Bankruptcy Code, which information Sellers will be permitted to disseminate to any Third Party to any Assigned Contract.

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(b) From and after Closing, Buyer will pay, perform or satisfy the Assumed Liabilities from time to time and as such Assumed Liabilities become due and payable or are required to be performed or satisfied in accordance with their respective terms.

(c) Without limiting the provisions of Section 8.03(a), Buyer acknowledges that Sellers have no duty to maintain any bonds, letters of credit, guarantees, cash deposits and insurance to secure performance or payment under any Assigned Contracts (collectively, “Seller Credit Obligations”) after the Closing, and Buyer agrees to reasonably cooperate with Sellers in Sellers’ efforts to secure the release of any Seller Credit Obligations posted by Sellers set forth on Schedule 8.03(c). If any Seller Credit Obligation remains outstanding as of the Closing Date, Buyer will indemnify each member of the Seller Group and hold them harmless against any Liabilities that the Seller Group may incur under any such Seller Credit Obligations attributable to periods from and after the Closing Date.

Section 8.04. Employee Matters.

(a) Transferred Employees. Following entry of the Sale Order by the Bankruptcy Court, to the extent such employees remain employed by a Seller, Buyer or an Affiliate of Buyer (“Buyer Employer”) will make an offer of employment, to be effective as of the Closing Date and subject to satisfaction of Buyer Employer’s routine pre-employment screening, to each of the Applicable Employees set forth on Schedule 8.04 (the “Offered Employees”). Each Offered Employee who accepts such offer by the Closing Date are hereinafter referred to as the “Transferred Employees.” Southcross and Southcross GP hereby agree that no action taken pursuant to Section 8.04 shall constitute a violation of the non-solicitation and non-hire provisions of the Confidentiality Agreement.

(b) Compensation and Benefits. For a period of not less than 12 months after the Closing Date, Buyer will provide (i) base salaries that are at least as favorable as the base salaries such Transferred Employees were receiving or were eligible to receive immediately prior to the Closing, and (ii) bonus opportunities and employee benefits (excluding equity-based compensation) to the Transferred Employees that are substantially comparable, in the aggregate, to the bonus opportunities and employee benefits provided or made available to similarly situated employees of Buyer Employer as of the Closing Date. Buyer will use commercially reasonable efforts to credit each Transferred Employee with his or her years of service with Southcross GP for purposes of eligibility and vesting (other than vesting under any equity-based compensation award) under any benefit plan of Buyer or an Affiliate of Buyer in which such Transferred Employees participate after the Closing Date (collectively, the “Buyer Benefit Plans”), and (A) with respect to the Buyer Benefit Plans that provide short-term disability benefits and vacation only, for benefit level purposes, and (B) with respect to the Buyer Benefit Plan that is a cash balance pension plan, for purposes of determining a Transferred Employee’s pay credits, to the same extent as each such Transferred Employee was entitled, immediately prior to the Closing, to credit for such service under any similar Seller Benefit Plan. Notwithstanding anything herein to the contrary, no prior service credit shall be given to any

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Transferred Employee for purposes of benefit accrual under any Buyer Benefit Plan that is a defined benefit pension plan or for purposes of qualifying for subsidized early retirement or retiree medical or life benefits under any Buyer Benefit Plan, and any prior service credit granted pursuant to this paragraph shall be granted only to the extent that such crediting does not result in a duplication of benefits. Buyer will also use commercially reasonable efforts to apply toward any deductible requirements and out-of-pocket maximum limits under any Buyer Benefit Plan that is a health plan applicable to such plan’s benefit year in which the Closing Date occurs any amounts paid by a Transferred Employee toward such requirements and limits under the comparable Seller Benefit Plans during the period from and after the beginning of such Buyer Benefit Plan’s benefit year until the Closing Date, in each case, to the extent permitted under Applicable Law and the applicable Buyer Benefit Plan.

(c) No Obligations. No provision in this Section 8.04 or otherwise in this Agreement, whether express or implied, will (i) create any third-party beneficiary or other rights in any employee or former employee of Southcross GP or any of their subsidiaries or Affiliates (including any beneficiary or dependent thereof), any other participant in any Seller Benefit Plan or any other Person; (ii) create any rights to continued employment with Southcross GP, Buyer or any of their respective subsidiaries or Affiliates or in any way limit the ability of Sellers, Southcross GP, Buyer or any of their respective subsidiaries or Affiliates to terminate the employment of any individual at any time and for any reason; or (iii) constitute or be deemed to constitute an amendment to any Seller Benefit Plan or any other employee benefit plan, program, policy, agreement or arrangement sponsored or maintained by Sellers, Southcross GP, Buyer or any of their subsidiaries or Affiliates.

Section 8.05. Post-Closing Books and Records and Personnel.

For five (5) years after the Closing Date, (a) Buyer will not dispose of or destroy any of the Records received by Buyer as Assets and (b) Buyer will allow Sellers (including, for clarity, any trust established under a Chapter 11 plan of Sellers or any other successors of Sellers) and any of its Representatives and auditors reasonable access during normal business hours, upon reasonable advance notice, to any Records included in the Assets for purposes relating to the Bankruptcy Cases, the wind-down of the operations of Sellers or any such trusts or successors and Sellers (including any such trust or successors) and such Representatives and auditors will have the right to make copies of any such Records for such purposes. Until the liquidation and winding up of each Seller’s estate, Sellers may keep a copy of the Records. In the event any Party desires to destroy any such Records prior to the time during which they must be maintained pursuant to this Section 8.05, such Party will first give 90 days’ prior written notice to the other Party and such other Party will have the right at their option and expense, upon prior written notice given within such 90 day period to the Party desiring to destroy such Records or records, to take possession of the Records within 180 days after the date of such notice, or such shorter period as the liquidation and winding up of each applicable Seller’s estate will permit. Except as required by Applicable Laws or to the extent required to enforce its rights with respect to the Excluded Liabilities, from and after the Closing, each Seller will keep confidential and not use the Records that would have been included in the Records but for the failure to obtain a material Third Party consent.

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Section 8.06. Seller Marks. Buyer shall, as soon as practicable, but in any event within 60 days after the Closing Date, (i) cease all use of any and all trademarks, service marks, trade names, entity names and logos owned or held for use by Seller or any of its Affiliates or any variations thereof (“Seller Marks”), (ii) remove, cover or otherwise destroy all use of the Seller Marks from the Assets (other than the Records) and, (iii) upon Southcross’ written request, deliver to Seller a signed written verification that Buyer has discontinued all use of the Seller Marks and that all physical and digital materials bearing the Seller Marks that were in the possession or under the control of Buyer have been discarded, removed, deleted, or transferred to Seller.

Section 8.07. Disclaimers.

(a) General Disclaimer. To the extent required by Applicable Laws to be operative, the disclaimers of certain warranties contained in this Section 8.07 are “conspicuous disclaimers” for purposes of any Applicable Laws.

(b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLERS EXPRESSLY SET FORTH IN ARTICLE 5 (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO), (I) NONE OF SELLERS NOR ANY OTHER PERSON MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED OR OTHERWISE, WITH RESPECT TO, OR IN RELATION TO, ANY OF THE ASSETS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER EXPRESSLY WAIVES AND ACKNOWLEDGES THAT NONE OF SELLERS NOR ANY OTHER PERSON MAKE ANY SUCH WARRANTY OR REPRESENTATION, AND BUYER IS NOT RELYING ON ANY SUCH WARRANTY OR REPRESENTATION, (II) SELLERS EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY, IN WRITING OR OTHERWISE) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY STATEMENT, OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF EACH SELLER OR ANY OF ITS RESPECTIVE AFFILIATES) AND (III) ALL PROPERTIES INCLUDED IN THE ASSETS WILL BE CONVEYED BY SELLERS AND ACCEPTED BY BUYER PRECISELY AND ONLY AS IS, WHERE IS, AND WITH ALL DEFECTS AND FAULTS WITHOUT RECOURSE AND WITHOUT WARRANTY (INCLUDING WITHOUT ANY WARRANTY OF TITLE).

(c) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLERS EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO), BUYER ACKNOWLEDGES AND AGREES THAT SELLERS ARE CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLERS HEREBY DISCLAIM), RELATING TO (I) TITLE, (II) THE MERCHANTABILITY, DESIGN, OR QUALITY OF ASSETS, (III) THE FITNESS OF THE ASSETS FOR ANY PARTICULAR PURPOSE, (IV) THE ABSENCE OF PATENT, LATENT OR REDHIBITORY VICES OR DEFECTS, (V) THE ENVIRONMENTAL OR PHYSICAL

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CONDITION OF THE ASSETS (SURFACE AND SUBSURFACE), (VI) COMPLIANCE WITH APPLICABLE LAWS, (VII) THE CONTENTS, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM OR MANAGEMENT PRESENTATION, (VIII) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (IX) CONTRACTUAL, ECONOMIC, FINANCIAL INFORMATION AND/OR OTHER DATA AND ANY RELATED MAPS, ESTIMATIONS OR PROJECTIONS MADE IN SALE PRESENTATIONS OR MARKETING MATERIALS, (X) CONTINUED FINANCIAL VIABILITY, INCLUDING PRESENT OR FUTURE VALUE OR ANTICIPATED INCOME OR PROFITS, (XI) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (XII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, (XIII) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR (XIV) ANY OTHER MATTER WHATSOEVER, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER WILL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE AND BUYER IRREVOCABLY WAIVES ANY AND ALL CLAIMS IT MAY HAVE AGAINST SELLERS ASSOCIATED WITH SAME.

(d) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLERS EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT (AS MODIFIED OR QUALIFIED BY THE SCHEDULES HERETO), SELLERS HAVE NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAW, ASSUMED LIABILITIES RELATING TO ENVIRONMENTAL LAW, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE WILL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND BUYER IS DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE

The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing by Buyer, at or prior to the Closing, of each of the following conditions:

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Section 9.01. Accuracy of Representations.

The representations and warranties of Sellers contained in Sections 5.01 (solely the first sentence thereof), 5.02, 5.09 and 5.11(a) will be true and correct in all material respects at and as of the Closing, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such earlier date, and the other representations and warranties of Sellers contained in this Agreement (without giving effect to any qualifications or exceptions as to “materiality” or “Material Adverse Effect” set forth therein) will be true and correct at and as of the Closing, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such earlier date, except for such failures to be so true and correct, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and Buyer will have received a certificate of Southcross to such effect signed by a duly authorized officer thereof.

Section 9.02. Sellers’ Performance. Sellers will not have breached their covenants that they are required to perform pursuant to this Agreement prior to the Closing, except for such breaches as would not, individually or in the aggregate, reasonably be expected to be material to the Assets or the transactions contemplated hereby (or will have cured any such breach to the extent necessary to satisfy this condition), and Buyer will have received a certificate of Southcross to such effect signed by a duly authorized officer thereof.

Section 9.03. Sellers’ Deliveries. Each of the deliveries required to be made to Buyer pursuant to Section 4.04 will have been delivered (or Sellers will make such deliveries at the Closing).

ARTICLE 10

CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER AND SELLERS

The respective obligations of Buyer and Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in a joint writing by Buyer and Sellers, at or prior to the Closing, of each of the following conditions:

Section 10.01. No Order. There will not be in effect any Order by any Governmental Authority of competent jurisdiction prohibiting Closing.

Section 10.02. Sale Orders. The Bankruptcy Court will have entered the Bidding Procedures Order, the Stalking Horse Order and the Sale Order, and each of such orders will be a Final Order.

Section 10.03. HSR. If applicable to the transactions contemplated by this Agreement, the waiting period under the HSR Act (and any extensions thereof) will have expired or early termination will have been granted.

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ARTICLE 11

CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE

Sellers’ obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing by Southcross, at or prior to the Closing, of each of the following conditions:

Section 11.01. Accuracy of Representations. The representations and warranties of Buyer contained in this Agreement that are not qualified by materiality will be true and correct in all material respects at and as of the Closing, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such earlier date, and the representations and warranties of Buyer contained in this Agreement that are qualified by materiality will be true and correct in all respects at and as of the Closing, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such earlier date, and Sellers will have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.

Section 11.02. Buyer’s Performance. Buyer will not have breached its covenants that it is required to perform pursuant to this Agreement prior to the Closing, except for such breaches as would not, individually or in the aggregate, reasonably be expected to be material to the transactions contemplated hereby (or will have cured any such breach to the extent necessary to satisfy this condition), and Sellers will have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.

Section 11.03. Buyer’s Deliveries. Each of the deliveries required to be made to Sellers pursuant to Section 4.03 will have been delivered (or Buyer will make such deliveries at the Closing).

ARTICLE 12

TERMINATION

Section 12.01. Termination Events.

Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Southcross and Buyer;

(b) by written notice from either Southcross or Buyer to such other Party if:

(i) Buyer is not the Successful Bidder or the Alternate Bidder at the Auction;

(ii) the Closing has not occurred by the close of business on December 31, 2019 (the “Outside Date”); provided that a Party may not terminate this Agreement pursuant to this Section 12.01(b)(ii) if such Party is in material breach of any of its representations, warranties, covenants or agreements contained herein;

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(iii) there is in effect a final and non-appealable Order by any court of competent jurisdiction prohibiting the Closing; provided that a Party may not terminate this Agreement pursuant to this Section 12.01(b)(iii) if such Party is in material breach of any of its representations, warranties, covenants or agreements contained herein; or

(iv) (A) Sellers enter into a definitive agreement providing for a Superior Proposal, and Buyer is not the Alternate Bidder at the Auction, or (B) Sellers enter into a definitive agreement providing for a Superior Proposal, Buyer is the Alternate Bidder at the Auction, and the closing of the sale of the relevant Assets to the Successful Bidder pursuant to such Superior Proposal has occurred (the Superior Proposal referred to in the foregoing clause (A) or (B), as applicable, the “Applicable Superior Proposal”);

(c) by Buyer by written notice to Southcross if:

(i) (A) Sellers breach any representation or warranty or any covenant or agreement contained in this Agreement, (B) such breach would result in a failure of a condition set forth in Article 9 or Article 10 and (C) such breach has not been cured by the earlier of (1) 20 Business Days after the giving of written notice by Buyer to Sellers of such breach and (2) the Outside Date; or

(ii) upon entry of an Order (without Buyer’s consent) authorizing the dismissal or conversion of the Bankruptcy Cases into cases under Chapter 7 of the Bankruptcy Code or appointing a trustee in the Bankruptcy Cases or appointing an examiner with enlarged power related to the operation of the Assets (beyond those set forth in Section 1106(a)(3) or (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

provided that Buyer may not terminate this Agreement pursuant to this Section 12.01(c) if Buyer is in material breach of any of its representations, warranties, covenants or agreements contained herein;

(d) by Southcross by written notice to Buyer if (i) Buyer breaches any representation or warranty or any covenant or agreement contained in this Agreement, (ii) such breach would result in a failure of a condition set forth in Article 10 or Article 11 and (iii) such breach has not been cured by the earlier of (1) 20 Business Days after the giving of written notice by Southcross to Buyer of such breach and (2) the Outside Date; provided that Southcross may not terminate this Agreement pursuant to this Section 12.01(d) if the Sellers are in material breach of any of their representations, warranties, covenants or agreements contained herein;

(e) by Southcross if Buyer fails to consummate the transactions contemplated hereby, including payment of the Purchase Price, as and when required by Article 4 hereof;

(f) by Southcross by written notice to Buyer if (x) the Bankruptcy Cases are, without Southcross’ consent, converted into cases under Chapter 7 of the Bankruptcy Code or dismissed, or (y) without Sellers’ consent, a trustee under Chapter 11 of the Bankruptcy Code is appointed in the Bankruptcy Cases; or

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(g) by Southcross if it, or the board of directors of Southcross GP, determines, in consultation with outside legal counsel, that proceeding with the transactions contemplated hereby or failing to terminate this Agreement would be inconsistent with its or the board’s fiduciary obligations under Applicable Law, including to pursue a Superior Proposal.

Section 12.02. Effect of Termination. In the event of a valid termination of this Agreement by Buyer or Southcross pursuant to this Article 12, all rights and obligations under this Agreement will terminate without any Liability of any Party or Person to any other Party or Person; provided that, subject to Section 13.07 (if applicable), nothing herein will relieve any Party from Liability for any failure to consummate the transactions contemplated hereby when required pursuant to this Agreement or any willful and material breach of this Agreement prior to such termination; and provided, further, that the provisions of this Section 12.02, Section 3.02, Section 7.01(b), Section 8.06 and Section 13.07 (and, to the extent applicable to the interpretation or enforcement of such provisions, Article 1 and Article 13) will survive the termination of this Agreement.

Section 12.03. Procedure Upon Termination. In the event of termination pursuant to Section 12.01, the terminating Party must give written notice thereof, specifying the provision pursuant to which the Agreement is being terminated, to the other Party or Parties, and this Agreement will terminate (subject to Section 12.02) and the purchase of the Assets hereunder will be abandoned without further action by Buyer or Sellers. If this Agreement is terminated as provided herein, Southcross will be deemed to have delivered notice to Buyer that it must return or destroy all Confidential Information (as defined in the Confidentiality Agreement) and Buyer will redeliver to Sellers or destroy all documents, work papers and other materials of Buyer and its Representatives relating to the transactions contemplated hereby, in accordance with the terms of the Confidentiality Agreement.

ARTICLE 13

GENERAL PROVISIONS

Section 13.01. No Survival of Representations and Warranties.

The representations and warranties contained herein and in any certificate or other Transaction Document delivered by any Party pursuant to this Agreement will terminate upon and not survive the Closing and there will be no Liability thereafter in respect thereof. Each Party’s covenants and other agreements contained in this Agreement will terminate upon the Closing, except the Post-Closing Covenants applicable to such Party, which will survive the Closing until the earlier of (a) performance of such Post-Closing Covenant in accordance with this Agreement or (b)(i) if time for performance of such Post-Closing Covenant is specified in this Agreement, thirty (30) days following the expiration of the time period for such performance, or (ii) if time for performance of such Post-Closing Covenant is not specified in this Agreement, the expiration of the applicable statute of limitations with respect to any claim for any failure to perform such Post-Closing Covenant; provided that if a written notice of any claim with respect to any Post-Closing Covenant is given prior to the expiration thereof then such Post-Closing Covenant will survive until, but only for purposes of, the resolution of such claim by final, non-appealable judgment or settlement.

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Section 13.02. Notices.

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by email (with read receipt received), (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), or (d) when received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses and Representatives (if applicable) set forth below (or to such other addresses and Representatives as a Party may designate by notice to the other Parties):

(i)	If to any Seller, then to:

Southcross Energy Partners, L.P.

Attn: General Counsel

1717 Main Street, Suite 5200

Dallas, TX 75201

E-mail:

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP

Attn: Marshall Huebner

  Darren Klein

  Harold Birnbaum

450 Lexington Avenue

New York, NY 10017

E-mail: marshall.huebner@davispolk.com

    darren.klein@davispolk.com

    harold.birnbaum@davispolk.com

(ii)	If to Buyer:

Kinder Morgan Tejas Pipeline LLC

Attn: Kevin Grahmann

1001 Louisiana Street, Suite 1000

Houston, TX 77002

E-mail: kevin_grahmann@kindermorgan.com

    eric_mccord@kindermorgan.com

with a copy (which will not constitute notice) to:

Bracewell LLP

Attn: W. Cleland Dade

  William A. Wood III

711 Louisiana Street, Suite 2300

Houston, TX 77002

E-mail: cle.dade@bracewell.com

    trey.wood@bracewell.com

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Section 13.03. Waiver; Waiver of Damages.

(a) Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Laws, (i) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (ii) no notice to or demand on one Party will be deemed to be a waiver of any right of the party hereto that gives such notice or demand to take further action without notice or demand.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY HERETO FOR SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES ARISING OUT OF, ASSOCIATED WITH, OR RELATING TO THIS AGREEMENT AND THE PARTIES HEREBY WAIVE ALL CLAIMS FOR ANY SUCH DAMAGES.

Section 13.04. Entire Agreement; Amendment.

This Agreement (including the Schedules and the Exhibits) and the other Transaction Documents supersede all prior agreements between Buyer and Sellers with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreements between Buyer and Sellers with respect to the subject matter hereof and thereof. Except as permitted under Section 2.05(c), this Agreement, including all exhibits hereto, may not be amended, modified or supplemented, or the terms hereof waived, except by a written agreement executed by all of the Parties.

Section 13.05. Assignment.

This Agreement, and the rights, interests and obligations hereunder, may not be assigned by any Party (by operation of law or otherwise) without the express written consent of the other Parties; provided, that (i) Sellers may assign some or all of their rights or delegate some or all of their obligations hereunder to successor entities pursuant to a plan of reorganization confirmed by the Bankruptcy Court and (ii) Buyer may assign some or all of its rights hereunder to one or more of its direct or indirect wholly-owned Subsidiaries, so long as such assignment would not delay or otherwise impede the transactions contemplated hereby; provided further, that no assignment by Buyer shall relieve Buyer of its obligations hereunder. Any attempted or purported assignment in violation of this Section 13.05 will be deemed void ab initio. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

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Section 13.06. Severability.

The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability.

Section 13.07. Expenses.

Each of Sellers, on the one hand, and Buyer, on the other hand, will bear its own respective expenses incurred in connection with the negotiation and execution of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. Without limiting the foregoing, Buyer will pay the filing fee required in connection with any HSR Act filing or any other filing in connection with any Antitrust Laws. Notwithstanding the foregoing, (a) if this Agreement is validly terminated by any Party under Sections 12.01(b)(i), 12.01(c)(i) or 12.01(g), Sellers will pay to Buyer (i) the Expense Reimbursement within two Business Days after such termination and (ii) solely to the extent a Superior Proposal is subsequently consummated, the Break-Up Fee upon the consummation of such Superior Proposal, (b) if this Agreement is validly terminated under Section 12.01(b)(iv), Sellers will pay to Buyer the Break-Up Fee and the Expense Reimbursement upon the closing, and solely out of the proceeds of, the Applicable Superior Proposal and (c) if this Agreement is validly terminated by Southcross under Section 12.01(b)(ii) and a Superior Proposal is subsequently consummated, Sellers will pay to Buyer the Break-Up Fee and the Expense Reimbursement upon consummation, and solely out of the proceeds, of such Superior Proposal. The Parties acknowledge and agree that Buyer’s entitlement to the Break-Up Fee and the Expense Reimbursement (to the extent applicable) will constitute liquidated damages (and not a penalty) and, if payable, then notwithstanding anything to do with the contrary contained herein, will be the sole and exclusive remedy of Buyer and any other Person against Sellers in connection with this Agreement and the transactions contemplated hereby and neither Sellers nor their Affiliates will have any further Liability relating to or arising out of this Agreement or the transactions contemplated hereby.

Section 13.08. Specific Performance.

The Parties agree that irreparable damage would occur if any provision of this Agreement is not performed in accordance with the terms hereof, including if any of the Parties fails to take any action required of it hereunder to consummate the transactions contemplated by this Agreement, and, accordingly, (a) prior to the Closing, each Party will be entitled to an injunction or injunctions without proof of damages or posting a bond or other security to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, including specific performance of the covenants, promises or agreements contained in this Agreement or an Order enjoining the applicable Party from any threatened, or from the continuation of any actual, breach of such covenants, promises or agreements, and (b) from and after the Closing, any Party will be entitled to an injunction or injunctions without proof of damages or posting a bond or other security to prevent breaches of this Agreement or to enforce

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specifically the performance of the terms and provisions hereof, in each case in this sentence, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, neither Sellers nor Buyer would have entered into this Agreement.

Section 13.09. Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver.

(a) Except (i) to the extent the mandatory provisions of the Bankruptcy Code apply and (ii) except for any real or immovable property issues, which will be governed by and construed and enforced in accordance with the internal laws of the State in which such real or immovable property is located (without reference to the choice of law rules of such State), this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Delaware applicable hereto.

(b) Without limitation of any Party’s right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court will retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes, which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (ii) any and all claims relating to the foregoing will be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the exclusive jurisdiction and venue of the Bankruptcy Court and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding; provided that, if the Bankruptcy Cases is closed pursuant to Section 350 of the Bankruptcy Code, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court or, if such court will not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and any appellate court from any thereof for the resolution of any such claim or dispute. The Parties each hereby irrevocably waive, to the fullest extent permitted by Applicable Laws, the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties each consent to service of process by mail (in accordance with Section 13.02) or any other manner permitted by law.

(c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY OR SUCH PARTY’S REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

Section 13.10. Counterparts.

This Agreement and any amendment hereto may be executed in one (1) or more counterparts, each of which will be deemed to be an original of this Agreement or such amendment and all of which, when taken together, will constitute one and the same instrument.

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Notwithstanding anything to the contrary in Section 13.02, delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by email attachment will be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.

Section 13.11. Parties in Interest; No Third Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon Buyer, Sellers and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind, except that Section 13.07 and Section 13.12 are intended for the benefit of and is enforceable by the Party Affiliates; provided that in each case such party will be subject to all the limitations and procedures of this Agreement as if it were a Party hereunder.

Section 13.12. No Recourse.

(a) Notwithstanding anything that may be expressed or implied in this Agreement or any Transaction Document, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties will have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any Transaction Documents or in respect of any oral representations made or alleged to be made in connection herewith or therewith will be had against, any former, current or future Affiliate, incorporator, controlling Person, fiduciary, Representative, co-owner or equity holder of any Party (or any of their successors or permitted assignees) (each, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Person against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other Applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable Person under this Agreement or the transaction contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

(b) Effective as of the Closing (but only if the Closing actually occurs), except for (i) any rights or obligations under this Agreement and the other Transaction Document, (ii) arising out of any Post-Closing Covenant, or (iii) any Claims for Fraud, each Party, on behalf of itself and each of its Affiliates, Representatives or other Persons that may assert a Claim by, through or under such Party or its Affiliates or Representatives (collectively, the “Releasors”), hereby irrevocably and unconditionally releases and forever discharges the other Parties and their respective Affiliates and each of the foregoing’s respective past, present and/or future officers, directors (and Persons in similar positions), employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other representatives or Affiliates, or any heir, executor, administrator, successor or

53

assign of any of the foregoing (collectively, the “Released Parties”) of and from any and all actions, causes of action, suits, Proceedings, executions, Orders, duties, debts, dues, accounts, bonds, Liabilities, Contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) (collectively, “Claims”) which any of the Releasors may have against any of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Assets, the Business or any action taken or failed to be taken by any of the Released Parties in any capacity related to Assets or the Business occurring or arising prior to the Closing. From and after the Closing and notwithstanding any applicable statute of limitations, the Parties will not and will cause each of the other Releasors on whose behalf it has granted the release pursuant to this Section 13.12(b) not to, bring any action, suit or Proceeding against any Released Party, whether at law or in equity, with respect to any of the rights or claims waived and released by such Party on behalf of itself and the other Releasors hereunder.

(c) Buyer agrees that if Buyer or any of its Affiliates obtains or binds a representations and warranties insurance policy with respect to any of the representations or warranties set forth in Article 5 of this Agreement (each, a “R&W Insurance Policy”), each such R&W Insurance Policy will at all times provide that: (1) the insurer will have no, and will waive and not pursue any and all, subrogation rights against Sellers, Southcross GP or any of their Affiliates, (2) Sellers and Southcross GP are third party beneficiaries of such waiver and (3) Buyer will have no obligation to pursue any claim against Sellers or Southcross GP in connection with any Liability.

Section 13.13. Schedules; Materiality.

The inclusion of any matter in any Schedule will be deemed to be a disclosure in all other Schedules, without the need for repetition or cross reference, to the extent that the relevance of such disclosure to the other Schedules is reasonably apparent. The inclusion of any matter in any Schedule will not be deemed to constitute an admission, or otherwise imply, that any such matter is material or creates a measure for materiality for purposes of this Agreement. The disclosure of any particular fact or item in any Schedule will not be deemed an admission as to whether the fact or item is “material” or would constitute a “Material Adverse Effect.” From time to time prior to the Closing, Sellers will have the right to supplement or amend Schedules referred to in Article 5 with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement; provided that no such supplement or amendment will have any effect on the satisfaction of the condition to Closing set forth in Section 9.01.

Section 13.14. Liquidating Trustee.

If at any time any Seller liquidates, its estate is converted to Chapter 7, or otherwise has a trustee or other Representative appointed by the Bankruptcy Court (as applicable, a “Trustee”), then (a) such Trustee will be bound to perform the obligations of Sellers and will be entitled to exercise the rights of Sellers under this Agreement, and (b) with respect to all of Sellers’ assets that are abandoned (if any) following the date hereof, Sellers grant to such Trustee a power of attorney for purposes performing Sellers’ obligations under Section 2.06 with respect to such abandoned assets. Sellers acknowledge and agree that the power of attorney granted to such Trustee (if any) pursuant to the foregoing clause (b) is coupled with an interest and will be irrevocable. Further, such power of attorney will also be granted to Buyer for purposes of

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performing Sellers’ obligations under Section 2.06 with respect to such abandoned assets, as determined by Buyer, and in the event Buyer exercises such power of attorney, the Trustee will not commit any act or take any action that is inconsistent with such exercise by Buyer, except as requested in writing by Buyer.

Section 13.15. Seller Representative.

(a) Each Seller, by executing this Agreement, irrevocably constitutes and appoints Southcross and its successors, acting as hereinafter provided, as its attorney-in-fact to act on behalf of such Seller in connection with the authority granted to Southcross pursuant to this Section 13.15, and acknowledges that such appointment is coupled with an interest.

(b) Each Seller, by the appointment described in Section 13.15(a), (i) authorizes Southcross subsequent to the date hereof (A) to give and receive written consents, reports, notices and communications to or from Buyer relating to this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents, (B) to act on such Seller’s behalf with respect to any and all matters affecting such Seller in this Agreement, including giving and receiving all notices and communications to be given or received with respect to any such matters, and (C) to negotiate, compromise and resolve any dispute that may arise under this Agreement and (ii) agrees to be bound by all agreements and determinations made by and documents executed and delivered by Southcross pursuant to the authority granted to Southcross hereunder.

(c) Each Seller, by the execution of this Agreement, expressly acknowledges and agrees that (i) Southcross is authorized to act on its behalf with respect to this Agreement, notwithstanding any dispute or disagreement between such Seller and Southcross, and (ii) Buyer will be entitled to solely interact with, and rely on any and all actions taken by, Southcross under this Agreement without any Liability to, or obligation to inquire of, such Seller. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, Southcross that is within the scope of Southcross’s authority under this Section 13.15 will constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of Sellers and will be final, binding and conclusive upon such appointing Person. Buyer will be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or interaction of, each Seller.

Section 13.16. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Articles 9, 10 or 11, as the case may be, if such failure was caused by such Party’s failure to comply with any provision of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives, all as of the day and year first above written.

Southcross Energy Partners, L.P.

By:	Southcross Energy Partners GP, LLC, its general partner

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Energy Partners GP, LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

The Southcross Entities:

Southcross Energy Finance Corp.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Energy Operating, LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Energy GP LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

[Signature Page to Asset Purchase Agreement]

Southcross Energy LP LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Gathering Ltd.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross CCNG Gathering Ltd.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross CCNG Transmission Ltd.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Marketing Company Ltd.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross NGL Pipeline Ltd.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

[Signature Page to Asset Purchase Agreement]

Southcross Midstream Services, L.P.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Mississippi Industrial Gas Sales, L.P.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Mississippi Pipeline, L.P.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Gulf Coast Transmission Ltd.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Mississippi Gathering, L.P.

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

[Signature Page to Asset Purchase Agreement]

Southcross Delta Pipeline LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Alabama Pipeline LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Nueces Pipelines LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Processing LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

FL Rich Gas Services GP, LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

[Signature Page to Asset Purchase Agreement]

FL Rich Gas Services, LP

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

FL Rich Gas Utility GP, LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

FL Rich Gas Utility, LP

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

Southcross Transmission, LP

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

T2 EF Cogeneration Holdings LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

T2 EF Cogeneration LLC

By:	/s/ James W. Swent III
Name:	James W. Swent III
Title:	Authorized Person

[Signature Page to Asset Purchase Agreement]

Kinder Morgan Tejas Pipeline LLC

By:	/s/ Dax Sanders
Name:	Dax Sanders
Title:	Vice President

[Signature Page to Asset Purchase Agreement]

STALKING HORSE VERSION (AS FILED)

EXHIBIT B

OTHER PROPERTIES AND ASSETS

1.	The following pipeline segments:

OPERATOR NAME	SYSTEM NAME	SUBSYSTEM NAME	DIAMETER	COMMODITY	SYS TYPE	Length ft	Length mi
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	16” WOODSBORO PLANT LATERAL	16.0000	NATURAL GAS	T	17,355.0	3.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-200 LAROSA-MUSTANG ISLAND LINE	6.6300	NATURAL GAS	T	31,136.8	5.9
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	BRINELINE BANQUETTE TO AVERY 16” (West of ending of Conco Lobo 20”)	16.0000	NATURAL GAS	T	27,720.0	5.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	DODGETOWN TO HALLMARK 12”	12.7500	NATURAL GAS	G	1,352.1	0.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	DOW LATERAL 8”	8.6300	NATURAL GAS	T	1,977.2	0.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	FAGAN TO HALLMARK 8”	8.6300	NATURAL GAS	T	19,782.3	3.7
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	GREGORY RESIDUE 10”	10.7500	NATURAL GAS	G	11,795.2	2.2
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	HALLMARK 20”	20.0000	NATURAL GAS	G	216,510.8	41.0
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	HALLMARK 20”	20.0000	NATURAL GAS	T	154,852.6	29.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	LUBY LATERAL 6” (N-S LINE)	6.6300	NATURAL GAS	G	17,528.4	3.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	NAVIGATION BLVD 6” GATHERING	6.6300	NATURAL GAS	G	4,301.9	0.8

SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	PETRONILLA LATERAL 8” (west of a point near 27°42’29.65“N; 97°41’45.70“W)	8.6300	NATURAL GAS	T	27,720.0	6.8
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	T2 TO WELDER	16.0000	NATURAL GAS	T	10,038.7	1.9
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	US ECOLOGY	3.0000	NATURAL GAS	T	8,616.1	1.6
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	WOODSBORO PLANT RESIDUE LINE	12.7500	NATURAL GAS	T	20,121.9	3.8

2.	The following real property interests:

Southcross Entity	FEE File Number	State	County	Grantor	Grantee	Document Title	Effective Date	Volume/Book	Page	Document No	Date Recorded	Short Legal Description	File Number
Southcross CCNG Transmission Ltd. (Hallmark 20”)	NUE-23162	TX	Nueces	Robert Shirley Parr and wife, Mary Frances Parr	Coastal Transmission Corporation	Warranty Deed	6/1/1959	852	437	531515	6/3/1959	15.41 acres, more or less, out of the Northeast corner of Southeast Quarter of Section 37, George H. Paul Subdivision of the Driscoll Ranch, Nueces County, Texas.	00112-00001- 00001C
Southcross Gathering Ltd. (Bonnieview Plant)	REF-202102	TX	Refugio	Janice Gail Keith, Trustee of The Janice Gail Keith Trust	Southcross Energy GP LLC	General Warranty Deed	12/21/2011	256	263	2011- 00031975	12/27/2011	78.43 acres, more or less, in NW4, Section 32, Johnson and Pugh Subdivision of the T.D. Wood Bonnie View Ranch, Refugio County, Texas. Bonnieview Plant.	Bonnieview Plant

Southcross Entity	FEE File Number	State	County	Grantor	Grantee	Document Title	Effective Date	Volume/Book	Page	Document No	Date Recorded	Short Legal Description	File Number
Southcross Processing, LLC (Woodboro Plant)	REF-534401	TX	Refugio	Harold Dan Niemann and wife, Eva Joan Niemann	Southcross Energy GP LLC	Special Warranty Deed	6/10/2011	250	93	2011- 00031276	6/13/2011	66.71 acres, more or less, in NE4, Section 13, Johnson and Pugh Subdivision of the T.D. Wood Bonnie View Ranch, Refugio County, Texas. Woodsboro Plant.	Woodsboro Plant
Southcross Processing, LLC (Woodboro Plant)	REF-710531	TX	Refugio	Harold Dan Niemann and wife, Eva Joan Niemann and Charles Louis Niemann and wife, Cynthia E. Niemann	Southcross Energy GP LLC	Special Warranty Deed	6/10/2011	250	81	2011- 00031274	6/13/2011	100.18 acres, more or less, in N2, Section 13, Johnson and Pugh Subdivision of the T.D. Wood Bonnie View Ranch, Refugio County, Texas. Woodsboro Plant.	Woodsboro Plant

Southcross Entity	FEE File Number	State	County	Grantor	Grantee	Document Title	Effective Date	Volume/Book	Page	Document No	Date Recorded	Short Legal Description	File Number
Southcross Processing, LLC (Woodboro Plant)	REF-710532	TX	Refugio	Charles Louis Niemann and wife, Cynthia E. Niemann	Southcross Energy GP LLC	Special Warranty Deed	6/10/2011	250	87	2011- 00031275	6/13/2011	33.38 acres, more or less, in NE4, Section 13, Johnson and Pugh Subdivision of the T.D. Wood Bonnie View Ranch, Refugio County, Texas. Woodsboro Plant.	Woodsboro Plant
Southcross CCNG Gathering Ltd. (Onyx-Whitepoint Plant Site)	SNP-51171	TX	San Patricio	Bristol Resources Corporation, an Oklahoma corporation	Onyx Gathering Company, L.C., a Texas limited liability company	Deed and Bill of Sale	5/31/1993	N/A	N/A	413576	6/11/1993	Lots 1, 2, 3, and 4, Section 49, George H. Paul Subdivision of the Coleman Fulton Pasture Company Lands, San Patricio County, Texas.	00107-00033-00002B

Southcross Entity	FEE File Number	State	County	Grantor	Grantee	Document Title	Effective Date	Volume/Book	Page	Document No	Date Recorded	Short Legal Description	File Number
Southcross CCNG Gathering Ltd. (Gregory Plant)	SNP-67762	TX	San Patricio	Houston Pipe Line Company, a Delaware corporation	Corpus Christi Gas Marketing, L.P., a Texas limited partnership	Special Warranty Deed	12/31/1995	N/A	N/A	438356	1/18/1996	29.905 acres, more or less, located in Abstract 269, Geronimo Valdez Survey, San Patricio County, Texas, and being out of Lot 10, Block B and Lot 12, Block A, Coleman-Fulton Pasture Company, Gregory Farm Blocks, recorded in Volume 1, Page 112, Map Records of San Patricio County, Texas.	00106-00057-00002A

Stalking Horse Version (As filed)

EXHIBIT C

Form of Master Assignment

(see attached)

Stalking Horse Version (As filed)

EXHIBIT C

FORM OF MASTER BILL OF SALE, CONVEYANCE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

This MASTER BILL OF SALE, CONVEYANCE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [ ], 2019 (the “Effective Date”) is entered into by and among Southcross Energy Partners GP, LLC, a Delaware limited liability company (“Southcross GP”), Southcross Energy Partners, L.P., a Delaware limited partnership (“Southcross” and, collectively with Southcross GP and the Southcross Entities (as defined in the Purchase Agreement), “Sellers,” and, each individually, a “Seller”) and each Southcross Entity and Kinder Morgan Tejas Pipeline LLC, a Delaware limited liability company, whose address is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 (“Buyer”). Sellers and Buyer are sometimes referred to collectively herein as the “Parties” and each individually a “Party.” Capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of August ___, 2019 (the “Purchase Agreement”), pursuant to which (a) Sellers have agreed to sell, transfer, assign, convey and deliver unto Buyer, and Buyer has agreed to purchase, acquire and accept from Sellers, the Assets and (b) Sellers have agreed to assign to Buyer, and Buyer has agreed to assume from Sellers, the Assumed Liabilities, subject in all respects to the terms and conditions of the Purchase Agreement; and

WHEREAS, in connection with the sale, transfer, assignment, conveyance and delivery of the Assets and the assignment of the Assumed Liabilities, in each case, from Sellers to Buyer and Buyer’s acceptance of the same, pursuant to the terms and conditions of the Purchase Agreement, Sellers and Buyer have agreed to execute and deliver this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are expressly confessed and acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENTS:

1. Sale and Assignment. Effective upon the Effective Date, for and in consideration of the premises and covenants hereinafter contained, in consideration of the representations, warranties and covenants contained in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby sell, transfer, assign, convey and deliver to Buyer, and Buyer hereby purchases, acquires and accepts from Sellers, all right, title and interest of any Seller to, in or under the Assets, free and clear of all Encumbrances and Liabilities (other than Permitted Encumbrances and Assumed Liabilities), including, but not limited to, the following:

(a) the Corpus Christ Pipeline Network, including, but not limited to, the components set forth on Annex A attached hereto;

(b) the Bay City Lateral Network, including, but not limited to, the components set forth on Annex B attached hereto;

(c) the vehicles set forth on Annex C attached hereto;

(d) the Assigned Real Property Interests, including, but not limited to, the rights-of-way, easements and other real property interests set forth on Annex D attached hereto; and

(e) the Assigned Contracts, as set forth on Annex E attached hereto.

2. Assumption of Liabilities. Upon the terms and subject to the conditions of the Purchase Agreement, at the Closing, Buyer will assume and agree to discharge, when due (in accordance with their respective terms and subject to the respective conditions thereof), the Assumed Liabilities.

3. Purchase Agreement and Real Property Transfer Documents; Disclaimer of Warranties.

(a) Neither the making nor acceptance of the assignment and transfer hereunder, nor the making of the assumption hereunder, shall constitute a waiver or release by any of Sellers or Buyer of any liabilities, duties or obligations imposed upon any of them by the terms of the Purchase Agreement or any of the special warranty deeds contemplated by the Purchase Agreement (the “Real Property Transfer Documents”). The representations, warranties, covenants and agreements contained in the Purchase Agreement and the Real Property Transfer Documents shall not be superseded hereby, and shall remain in full force and effect to the extent provided therein.

(b) SELLERS ARE CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT AS PROVIDED IN THE PURCHASE AGREEMENT AND THE REAL PROPERTY TRANSFER DOCUMENTS.

(c) Sellers and Buyer agree that the disclaimers contained in Section 3 herein, are “conspicuous” disclaimers. Any covenant implied by statute or law by use of the words “grant,” “contribute,” “transfer,” “assign” or “convey” or any of them are hereby expressly disclaimed and waived.

(d) This Agreement is executed and delivered by the Parties pursuant to the Purchase Agreement. This Agreement is subject and subordinate to all of the terms and provisions in the Purchase Agreement. If any conflict or inconsistency exists between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall control.

4. General Provisions.

(a) Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver.

(i) Except (1) to the extent the mandatory provisions of the Bankruptcy Code apply and (2) except for any real or immovable property issues, which will be governed by and construed and enforced in accordance with the internal laws of the State in which such real or immovable property is located (without reference to the choice of law rules of such State), this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Delaware applicable hereto.

(ii) Without limitation of any Party’s right to appeal any Order of the Bankruptcy Court, (1) the Bankruptcy Court will retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes, which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (2) any and all claims relating to the foregoing will be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the exclusive jurisdiction and venue of the Bankruptcy Court and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding; provided that, if the Bankruptcy Cases are closed pursuant to Section 350 of the Bankruptcy Code, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court or, if such court will not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and any appellate court from any thereof for the resolution of any such claim or dispute. The Parties each hereby irrevocably waive, to the fullest extent permitted by Applicable Laws, the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties each consent to service of process by mail (in accordance with Section 13.02 of the Purchase Agreement) or any other manner permitted by law.

(iii) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY OR SUCH PARTY’S REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

(b) Further Assurances. The Parties will execute, acknowledge and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions, as may be reasonably necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and to assure fully to each Seller and their successors and assigns, the assumption of the Assumed Liabilities by Buyer under this Agreement, and to otherwise make effective the transactions contemplated hereby.

(c) Amendment. This Agreement may not be amended, modified or supplemented, or the terms hereof waived, except by a written agreement executed by Sellers and Buyer.

(d) Waiver; Waiver of Damages.

(i) Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Laws, (1) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (2) no notice to or demand on one Party will be deemed to be a waiver of any right of the party hereto that gives such notice or demand to take further action without notice or demand.

(ii) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY HERETO FOR SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES ARISING OUT OF, ASSOCIATED WITH, OR RELATING TO THIS AGREEMENT AND THE PARTIES HEREBY WAIVE ALL CLAIMS FOR ANY SUCH DAMAGES.

(e) Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability.

(f) Parties in Interest; No Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon Buyer, Sellers and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

(g) Counterparts. This Agreement and any amendment hereto may be executed in one (1) or more counterparts, each of which will be deemed to be an original of this Agreement or such amendment and all of which, when taken together, will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by email attachment will be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Sellers and Buyer have duly executed this Agreement effective as of the Effective Date.

Southern Energy Partners, L.P.

By:	Southcross Energy Partners GP, LLC, its general partner

Name:
Title:

Southern Energy Partners GP, LLC

By:
Name:
Title:

The Southcross Entities:

Southcross Energy Finance Corp.

By:
Name:
Title:

Southcross Energy Operating, LLC

By:
Name:
Title:

Southcross Energy GP LLC

By:
Name:
Title:

[Signature Page to Master Bill of Sale, Conveyance and Assignment and Assumption Agreement]

Southcross Energy LP LLC

By:
Name:
Title:

Southcross Gathering Ltd.

By:
Name:
Title:

Southcross CCNG Gathering Ltd.

By:
Name:
Title:

Southcross CCNG Transmission Ltd.

By:
Name:
Title:

Southcross Marketing Company Ltd.

By:
Name:
Title:

[Signature Page to Master Bill of Sale, Conveyance and Assignment and Assumption Agreement]

Southcross NGL Pipeline Ltd.

By:
Name:
Title:

Southcross Midstream Services L.P.

By:
Name:
Title:

Southcross Mississippi Industrial Gas Sales, L.P.

By:
Name:
Title:

Southcross Mississippi Pipeline L.P.

By:
Name:
Title:

Southcross Gulf Coast Transmission Ltd.

By:
Name:
Title:

Southcross Mississippi Gathering L.P.

By:
Name:
Title:

[Signature Page to Master Bill of Sale, Conveyance and Assignment and Assumption Agreement]

Southcross Delta Pipeline LLC

By:
Name:
Title:

Southcross Alabama Pipeline LLC

By:
Name:
Title:

Southcross Nueces Pipeline LLC

By:
Name:
Title:

Southcross Processing LLC

By:
Name:
Title:

FL Rich Gas Services, GP, LLC

By:
Name:
Title:

FL Rich Gas Services, LP

By:
Name:
Title:

[Signature Page to Master Bill of Sale, Conveyance and Assignment and Assumption Agreement]

FL Rich Gas Utility GP, LLC

By:
Name:
Title:

FL Rich Gas Utility, LP

By:
Name:
Title:

Southcross Transmission, LP

By:
Name:
Title:

T2 EF Cogeneration Holdings LLC

By:
Name:
Title:

T2 EF Cogeneration LLC

By:
Name:
Title:

[Signature Page to Master Bill of Sale, Conveyance and Assignment and Assumption Agreement]

Kinder Morgan Tejas Pipeline LLC

By:
Name:
Title:

[Signature Page to Master Bill of Sale, Conveyance and Assignment and Assumption Agreement]

ANNEX A

CORPUS CHRISTI PIPELINE NETWORK

OPERATOR NAME	SYSTEM NAME	SUBSYSTEM NAME	DIAMETER	COMMODITY	SYS TYPE	Length ft	Length mi
Southcross Nueces Pipelines LLC	Nueces Pipeline System	16” Nueces Bay Pipeline	16.0000	NATURAL GAS	T	56,716.3	10.7
Southcross Nueces Pipelines LLC	Nueces Pipeline System	24” Barney Davis Pipeline	24.0000	NATURAL GAS	T	116,954.0	22.2
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-100 LAROSA LINE	10.7500	NATURAL GAS	T	30,451.5	5.8
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-200 LAROSA-MUSTANG ISLAND LINE	12.7500	NATURAL GAS	T	138,829.9	26.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-201 LAROSA-MUSTANG ISLAND LINE	8.0000	NATURAL GAS	T	2,100.6	0.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-300 LAROSA-STEDMAN ISLAND LINE	6.6300	NATURAL GAS	T	21,867.4	4.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-300 LAROSA-STEDMAN ISLAND LINE	6.6300	NATURAL GAS	T	9,049.8	1.7
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	5A-300 LAROSA-STEDMAN ISLAND LINE	6.6300	NATURAL GAS	T	1,595.3	0.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	8” RESIDUE PIPELINE	8.6300	NATURAL GAS	T	7,365.6	1.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	AIRPORT 4” LATERAL A	6.6300	NATURAL GAS	T	805.3	0.2
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	AIRPORT 6” LATERAL A	6.6300	NATURAL GAS	T	35,280.4	6.7
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	AIRPORT 6” LATERAL B	6.6300	NATURAL GAS	T	5,745.5	1.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	AVERY POINT 12” TO SHIP CHANNEL SOUTH MA	12.7500	NATURAL GAS	T	424.3	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	BARNEY DAVIS A 4”	4.5000	NATURAL GAS	T	419.6	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	BARNEY DAVIS A 4”	4.5000	NATURAL GAS	T	1,384.5	0.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	BRINE TO CALPINE 16” LATERAL	16.0000	NATURAL GAS	T	0.1	0.0
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	BRINE TO CALPINE 16” LATERAL	16.0000	NATURAL GAS	T	2,869.0	0.5

OPERATOR NAME	SYSTEM NAME	SUBSYSTEM NAME	DIAMETER	COMMODITY	SYS TYPE	Length ft	Length mi
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	BRINELINE BANQUETTE TO AVERY 16” (East of ending of Conoco Lobo 20”)	16.0000	NATURAL GAS	T	45,092.8	8.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	CALPINE CROSSING 16”	16.0000	NATURAL GAS	T	2,593.1	0.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Calpine Crossing 16”	16.0000	NATURAL GAS	T	567.8	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Chapman Ranch Lateral 6”	6.0000	NATURAL GAS	T	16,193.5	3.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Chapman Ranch Lateral 8”	8.0000	NATURAL GAS	T	33,284.9	6.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	CITGO 6”	6.6300	NATURAL GAS	T	7,839.4	1.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Conoco Lateral	12.0000	NATURAL GAS	T	1,334.2	0.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Conoco Lobo Extension	20.0000	NATURAL GAS	T	26,993.9	5.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Decker 4” Lateral	4.0000	NATURAL GAS	T	2,143.6	0.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	GOLDSTON TO AVERY 12”	12.7500	NATURAL GAS	T	28,642.9	5.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	HALLMARK TO LON HILL 10”	10.7500	NATURAL GAS	T	2,914.5	0.6
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	HITOX 3”	3.5000	NATURAL GAS	T	377.4	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	JAVELINA LATERAL 12”	12.7500	NATURAL GAS	T	1,946.3	0.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	KOCH 6” LATERAL	6.6300	NATURAL GAS	T	2,489.5	0.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	LON HILL TO GOLDSTON RD 10”	10.7500	NATURAL GAS	T	39,770.7	7.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	NUECES BAY 12”	12.7500	NATURAL GAS	T	4,530.7	0.9
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	NUECES BAY TO MT RUSSELL 12”	12.7500	NATURAL GAS	T	465.0	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	ONYX 6” BARNEY DAVIS TO YORKTOWN ROAD	6.6300	NATURAL GAS	T	8,885.5	1.7
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	OXY CHEM GAS SUPPLY PIPELINE	12.0000	NATURAL GAS	T	3,869.6	0.7
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	PETRONILLA LATERAL 8” (east of a point near 27°42’29.65“N; 97°41’45.70“W)	8.6300	NATURAL GAS	T	42,240.0	8.0

OPERATOR NAME	SYSTEM NAME	SUBSYSTEM NAME	DIAMETER	COMMODITY	SYS TYPE	Length ft	Length mi
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	PETRONILLA TO DODGETOWN 16”	16.0000	NATURAL GAS	T	76,014.8	14.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	REYNOLDS 8” LATERAL (FLOUR BLUFF)	8.6300	NATURAL GAS	T	12,672.0	2.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	REYNOLDS LATERAL 8”	8.6300	NATURAL GAS	T	14,593.0	2.8
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	ROBSTOWN CITY GATE 4”	4.5000	NATURAL GAS	T	7,061.7	1.3
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	SHIP CHANNEL EAST TO 371-0105D	6.6300	NATURAL GAS	T	333.9	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	SHIP CHANNEL EAST UNDERWATER 6”	6.6300	NATURAL GAS	T	1,105.5	0.2
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	SHIP CHANNEL WEST TO 371-0105D	6.6300	NATURAL GAS	T	446.0	0.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	SHIP CHANNEL WEST UNDERWATER 6”	6.6300	NATURAL GAS	T	1,040.5	0.2
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	Stroman 8-12	12.0000	NATURAL GAS	T	18,535.0	3.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	TEJAS	8.6300	NATURAL GAS	T	2,558.3	0.5
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	TOR MINERALS 6”	6.6300	NATURAL GAS	T	12,415.7	2.4
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	TRANSCO TO BARNEY DAVIS 16”	16.0000	NATURAL GAS	T	89,412.2	16.9
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	TRANSCO TO BARNEY DAVIS 8”	8.6300	NATURAL GAS	T	10,857.1	2.1
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	TRANSCO TO LON HILL 12”	12.7500	NATURAL GAS	T	45,557.4	8.6
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	VALERO EAST 4”	4.5000	NATURAL GAS	T	803.7	0.2
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	VALERO EAST 6”	6.6300	NATURAL GAS	T	164.9	0.0
SOUTHCROSS CCNG TRANSMISSION LTD	CCNG SYSTEM	VALERO WEST COGEN 6”	6.6300	NATURAL GAS	T	1,300.7	0.2

ANNEX B

BAY CITY LATERAL NETWORK

OPERATOR NAME	SYSTEM NAME	SUBSYSTEM NAME	DIAMETER	COMMODITY	SYS TYPE	Length ft	Length mi
SOUTHCROSS GULF COAST TRANSMISSION, LTD.	GULF COAST SYSTEM	CELANESE 16” (KMI BV TO CELANESE)	16.0000	NATURAL GAS	T	79,853.0	15.1

ANNEX C

ASSIGNED VEHICLES

Vehicle	Customer Vehicle ID**	VIN	Year	Make	Model	Series	License State	License Number
2B05	16001	1GCVKNEC8GZ171133	2016	Chevrolet	Silverado 1500	WT 4x4 Double Cab 6.6 ft. box 143.5 in. WB	TX	GZZ8892
2B05	16008	1GCVKNECXGZ148064	2016	Chevrolet	Silverado 1500	WT 4x4 Double Cab 6.6 ft. box 143.5 in. WB	TX	HDS2807
2B05	16030	1FTFW1EF1GKF45960	2016	Ford	F-150	XL 4x4 SuperCrew Cab Styleside 5.5 ft. box 145 in. WB	TX	HTN8982
22CFWQ	16034	1FTFX1EFXGKF66092	2016	Ford	F-150	XLT 4x4 SuperCab Styleside 6.5 ft. box 145 in. WB	TX	JDM9458
22LPGR	18023	1FTFX1E53JKD59168	2018	Ford	F-150	XL 4x4 SuperCab Styleside 6.5 ft. box 145 in. WB	TX	KLR5050

ANNEX D1

ASSIGNED EASEMENTS AND RIGHTS-OF-WAY

[1]	Note to Draft: To be prepared prior to Closing based on Assigned Real Property Interests

ANNEX E2

ASSIGNED CONTRACTS

[2]	Note to Draft: To reflect final Schedule 2.05(a), as adjusted prior to Closing in accordance with Section 2.05.

Stalking Horse Version (As filed)

FORM OF TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of [●], 2019, among Southcross Energy Partners, L.P., a Delaware limited partnership (“Provider”), and Kinder Morgan Tejas Pipeline LLC, a Delaware limited liability company (“Recipient”).

WHEREAS, pursuant to the Asset Purchase Agreement, dated as of [●], 2019 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), among Provider, Southcross Energy Partners GP, LLC, the Southcross Entities (each, a “Seller” and collectively, the “Sellers”), and Recipient, at a closing held on the date of this Agreement, Recipient has purchased certain assets from Sellers, including the assets comprising Sellers’ Corpus Christi Pipeline Network, as more particularly described in the Purchase Agreement;

WHEREAS, Provider and Recipient each desire to arrange for the provision of certain services (as more fully described below) to Recipient in connection with the operation of the purchased assets by Recipient following the date hereof;

WHEREAS, each party understands that the services provided hereunder are transitional in nature and are furnished for the purpose of accommodating the transactions contemplated by the Purchase Agreement; and

WHEREAS, the execution and delivery of this Agreement is required by the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

SERVICES TO BE PROVIDED

1.1 Services. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to those terms in the Purchase Agreement. The parties agree that, upon the terms and subject to the conditions set forth in this Agreement, Provider shall provide, or cause to be provided, to Recipient the services described on Exhibit A, as may be modified from time to time in accordance with the terms of this Agreement (the “Services”), solely in connection with the operations of the Business. The level and scope of Services, where applicable, shall be at a level and scope substantially consistent with Provider’s and its Affiliates’ practice of providing the Services in respect of the Business during the one-year period immediately prior to the date hereof.

1.2 Term. Each Service shall be provided for the term specified on Exhibit A opposite the description of that Service; provided, however, that the term in respect of any Service is subject to earlier termination pursuant to Section 4.1; provided, further, that Recipient shall use reasonable efforts to wind down the necessity of the Services and terminate any such Service as soon as reasonably practicable following the date hereof. The term of this Agreement shall commence on the date hereof and shall expire and terminate as a whole upon the earlier of (a) the date upon which there are no Services being provided hereunder, (b) 90 days from the date of this Agreement and (c) the date of termination under Section 4.1.

1.3 Cooperation and Project Managers. Each party hereto shall use their respective commercially reasonable efforts to cooperate fully and provide such assistance as is reasonably required for Provider to provide the Services in the manner required by this Agreement. This cooperation will include the appointment by each party of one or more individuals to serve as such party’s representative(s) to deal with issues arising out of the performance of this Agreement and facilitate the orderly provision of the Services. The initial representatives shall be as follows:

Provider representative:

William C. Boyer

Senior Vice President and Chief Operating Officer

Email: william.boyer@southcrossenergy.com

Recipient representative:

[●]

[●]

Phone: [●]

Email: [●]

Either party may change its designated representative(s) or the contact information for such designated representative(s) by giving notice to the other party.

1.4 Subcontractors. Provider may delegate or sub-contract its duties under this Agreement consistent with past practice to qualified third parties; provided, however, that such delegation or subcontracting shall not relieve Provider of any of its obligations under the Agreement.

1.5 Personnel. All labor matters relating to employees of any party hereto or its Affiliates (including employees involved in the provision of the Services) shall be within the exclusive control of such party, and the other parties shall not have any responsibility with respect to such matters. All employees and representatives of Provider providing Services hereunder shall not be deemed to be employees or representatives of Recipient.

1.6 Control of Business Operations. Notwithstanding anything herein to the contrary, as between Recipient and Provider, Recipient shall have exclusive control of the planning and operations of the Business at all times. To the extent within the scope of the Services, any and all actions taken by Provider with respect to planning and operations of the Business shall be deemed taken by or on behalf of Recipient and not by or on behalf of Provider. No provisions of this Agreement shall be deemed to grant to Provider any right or authority with respect to the Business, or to place upon Provider any obligations with respect to the Business other than the right and obligations expressly set forth in this Agreement.

1.7 Services Subject to Legal Requirements. Nothing herein shall be construed to require any Person to take any action in violation of any Applicable Law to which such Person is subject, nor to require any Person to violate or breach any contract or agreement to which such Person is subject.

1.8 Intellectual Property Licenses. Except as otherwise provided by Order of the Bankruptcy Court, to the extent held by Provider or one of its Affiliates as of the date of the Purchase Agreement, Provider shall continue to hold and maintain, and shall cause its Affiliates to hold and maintain, the intellectual property licenses used by it or its Affiliates to the extent necessary to provide Services pursuant to this Agreement during the term hereof. Neither Provider nor its Affiliates shall be obligated to provide access or use of third-party intellectual property, software or data in connection with such Service unless (a) Provider’s existing license or other use rights for such intellectual property, software or data permits such access or use or (b) Recipient procures a license or other use right for such intellectual property, software or data that permits such access or use and a copy thereof is delivered to Provider. In providing the Services, neither Provider nor its Affiliates shall be obligated to purchase, lease or license any additional equipment, hardware, intellectual property rights or software.

1.9 Changes to Services. Provider may make changes to the Services (including upgrading or changing technology, software or information systems used by it in connection with this Agreement) so long as such changes are generally applicable and concurrently made with respect to the corresponding services provided to Provider’s Affiliates; provided that Provider shall provide prior notice of any such change to Recipient to the extent reasonably practicable.

1.10 Maintenance. Provider shall have the right to shut down temporarily for maintenance purposes the operation of the facilities providing any Service whenever Provider determines such action is necessary, solely to the extent such shut down is generally applicable and concurrently made with respect to the corresponding services provided to Provider’s Affiliates.

1.11 Systems Access. Each party shall (and shall cause its respective employees and any subcontractors to): (a) not attempt to obtain access to, use or interfere with any information technology systems of the other party, or any data owned, used or processed by the other party, except to the extent required to do so to provide or receive the Services; (b) maintain reasonable security measures to protect the systems of the other party to which it has access pursuant to this Agreement from access by unauthorized third parties, and any “back door”, “time bomb”, “Trojan Horse”, “worm”, “drop dead device”, “virus” or other computer software routine intended or designed to disrupt, disable, harm or otherwise impede in any manner the operation of such systems; (c) not permit access or use of information technology systems of the other party by a third party other than as authorized by the other party; (d) not disable, damage or erase or disrupt or impair the normal operation of the information technology systems of the other party; and (e) comply with the security policies and procedures of the other party (as may be updated from time to time in the ordinary course of business).

ARTICLE 2

COMPENSATION AND PAYMENT TERMS

2.1 Compensation for Services. In consideration of the provision of each Service pursuant to this Agreement, Recipient shall (x) reimburse Provider for its Reimbursed Costs (without markup) incurred in connection with the provision of any Service and (y) pay provider a fee in an amount equal to 15% of the Reimbursed Costs to be reimbursed to Provider by Recipient pursuant to this Agreement (the “Overhead Fee”). “Reimbursed Cost” means the actual cost of labor, including employee benefits, materials, resources and services, including for the percentage of the salaried and/or hourly compensation paid to each of Provider’s or its applicable Affiliate’s employees (including associated benefits) for his or her time devoted to the provision of the Service, and the actual cost of any third-party charges incurred by Provider or its Affiliates in connection with providing the Services.

2.2 Payment. On or before the fifteenth (15th) day of each calendar month, Provider shall deliver to Recipient an invoice reflecting the amount due under this Agreement for each Service provided by Provider to Recipient in the previous month. Attached to each invoice shall be an itemization, in reasonable detail, of the Services supplied during the previous month (or, with respect to the initial and last months, any portion thereof) (the “Invoice Period”) and an explanation, in reasonable detail, of the amount due in respect of each Service based on the Reimbursed Costs to provide such Service. As soon as reasonably practicable after receipt from Recipient of a reasonable request, Provider shall provide Recipient with reasonable data and documentation supporting the calculation of any amount due to Provider under an invoice for purposes of verifying the accuracy of such calculation. Recipient shall make payment of the amount due to Provider on any invoice on or before the twenty-fifth (25th) day of the month in which Recipient received such invoice, and any amount that is owed but not paid within such twenty-five (25)-day period shall be subject to late charges, calculated based on a rate per annum equal to 8%. Upon not less than fifteen (15) business days’ prior written notice, Recipient shall have the right, at Recipient’s sole cost and expense, to engage an independent accounting firm to perform a single audit of Provider’s invoices for Services provided by Provider to Recipient pursuant to this Agreement. Such right shall be exercisable following Recipient’s receipt of the final invoice for Services issued by Provider to Recipient hereunder and for sixty (60) days thereafter. If Recipient elects to exercise its right to an audit pursuant to this Section 2.2, such audit will occur during regular business hours and be subject to reasonable and mutually agreed upon procedures developed by the parties.

2.3 Payment Disputes. In the event that Recipient disputes any invoice or portion thereof, Recipient shall pay the undisputed portion of the invoice and provide Provider written notice of the disputed amounts, together with a statement of the particulars of the dispute, including the calculations with respect to any errors or inaccuracies claimed. Recipient shall have the right to review all reasonable source documentation concerning the liabilities, costs, and expenses upon reasonable notice to Provider and during regular business hours.

2.4 Taxes. The charges and fees payable by Recipient to the Provider for the provision of the Services hereunder shall be made without withholding or deduction for any Taxes imposed by a Governmental Authority on the performance or delivery of any Services. If any Governmental Authority imposes any withholding or deduction from any payment under this Agreement by

Recipient in relation to the Services rendered hereunder, Recipient will gross up the amount payable such that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable hereunder) Provider shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made. Recipient shall bear any and all sales, use, excise, value added, goods and services, transaction and transfer Taxes and other similar Taxes on the Services rendered hereunder or any fees payable to Provider hereunder.

2.5 No Right of Offset. None of the parties hereto shall have a right to offset, deduct or withhold any monies from any amounts due under this Agreement based on any amounts owed or claimed to be owed by the other parties hereto.

ARTICLE 3

STANDARD OF SERVICE

3.1 Standard of Service. It is understood and agreed that Provider is not in the business of providing Services to third parties and therefore the manner, quality, service level and standard of care applicable to the delivery of the Services by Provider hereunder shall be at a level substantially consistent with the same as was provided by Provider and its Affiliates in connection with their operation of the Business during the one-year period immediately prior to the date hereof.

3.2 Data. Recipient acknowledges that certain Services to be provided by Provider may be dependent upon data to be provided by Recipient, which data Recipient shall provide to Provider consistent with past practice.

ARTICLE 4

TERMINATION

4.1 Termination. This Agreement may be terminated in whole or in part as follows:

(a) Recipient may terminate this Agreement in respect of any Service provided to it pursuant to this Agreement by giving notice to Provider not less than ten (10) days before the termination is to take effect; provided, that any election by Recipient to terminate either (x) the Services set forth on Exhibit A (i) in respect of measurement functions or (ii) beneath the heading of “Accounting”, or (y) all Services to be provided under this Agreement shall, in each case, not take effect until the end of the calendar month following expiration of the ten (10) day notice period applicable to any such election by Recipient to terminate. Provider shall, as soon as reasonably practicable following the receipt of notice, cease to provide the Services being terminated; provided, that if Provider and Recipient mutually agree in good faith that any Services terminated by Recipient are necessary or related to any other Service, such other Service shall also be deemed, upon the written notice of Provider, to be terminated along with the Services originally terminated by Recipient. Except for any Reimbursed Costs incurred by Provider as a result of the early termination and wind-down of any Services so terminated by Recipient and the Overhead Fee payable with respect thereto, which shall be reimbursed by Recipient promptly after the relevant termination, termination shall relieve Recipient from paying for any terminated Services beginning with the tenth (10th) Business Day after the date such written termination notice is received by Provider, but it shall not relieve Recipient from paying for any Services already rendered by Provider prior to such tenth (10th) Business Day.

(b) Provider may terminate this Agreement as it relates to any particular Service (or, if applicable, all Services) prior to the end of the applicable term of such Service set forth on Exhibit A in one or more of the following circumstances:

(1) if each of Provider and Recipient agrees in writing;

(2) by Order of the Bankruptcy Court; or

(3) if Recipient shall commit a material breach of one or more of its obligations under this Agreement.

4.2 Effect of Termination. Upon termination of this Agreement as to any one or more Services, all rights and obligations of each party hereunder in respect of those Services shall cease as of the date of the termination except for the parties’ rights and obligations under Articles 2, 5 and 7, which shall survive termination of this Agreement. Notwithstanding the foregoing, the termination of this Agreement pursuant to any of the provisions hereof shall be without prejudice to any rights, or diminution of any obligation or liability of any party hereto, that may have accrued prior to the effective date of such termination.

ARTICLE 5

WARRANTY, LIABILITY AND INDEMNITY

5.1 NO GRANT OF LICENSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO LICENSES OR OTHER RIGHTS TO ANY SOFTWARE, TECHNOLOGY, INTELLECTUAL PROPERTY RIGHTS, DATA OR OTHER ASSETS ARE GRANTED TO EITHER PARTY UNDER THIS AGREEMENT, WHETHER BY IMPLICATION, ESTOPPEL, EXHAUSTION OR OTHERWISE, AND EACH PARTY RETAINS AND RESERVES ALL RIGHTS NOT EXPRESSLY GRANTED UNDER THIS AGREEMENT.

5.2 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY HEREIN PROVIDED (INCLUDING THE STANDARD OF SERVICE CONTAINED IN SECTION 3.1), THE SERVICES ARE PROVIDED “AS IS,” “WHERE IS” AND “WITH ALL FAULTS AS TO ALL MATTERS” AND PROVIDER AND ITS AFFILIATES EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE SERVICES (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) , AND RECIPIENT AND ITS AFFILIATES EXPRESSLY ACKNOWLEDGE THAT NONE OF THEM IS RELYING ON ANY SUCH REPRESENTATIONS AND WARRANTIES.

5.3 INDEMNITY. EXCEPT AS MAY RESULT DIRECTLY FROM PROVIDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, RECIPIENT AND ITS AFFILIATES WAIVE ANY RIGHT TO RECOVER FROM PROVIDER AND ITS AFFILIATES AND FOREVER RELEASE AND DISCHARGE PROVIDER AND ITS AFFILIATES, AND AGREE TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS PROVIDER AND ITS AFFILIATES FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS AND EXPENSES WHATSOEVER (INCLUDING ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE SERVICES OR ANY LAW OR REGULATION APPLICABLE THEREOF, WHETHER OR NOT ATTRIBUTABLE TO THE STRICT LIABILITY, THE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, NEGLIGENCE, BREACH OF CONTRACT OR OTHER FAULT OR RESPONSIBILITY OF PROVIDER OR ITS AFFILIATES OR ANY OTHER PERSON OR PARTY (OTHER THAN TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF PROVIDER OR ITS AFFILIATES).

5.4 LIMITATION ON DAMAGES. NO PARTY HERETO SHALL BE ENTITLED TO EXEMPLARY, CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING ANY DIMINUTION IN VALUE, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF RECIPIENT AND PROVIDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO EXEMPLARY, CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE PAID TO ANY THIRD PARTY PURSUANT TO IN ANY THIRD-PARTY CLAIM AGAINST PROVIDER FOR WHICH IT IS ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE 5.

ARTICLE 6

INSURANCE

Each party hereto shall, throughout the term of this Agreement, carry insurance with commercially reasonable coverage levels with a reputable insurance company or companies covering property damage and general liability (including contractual liability) to protect their own business and property interests.

ARTICLE 7

FORCE MAJEURE

If Provider is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, Provider shall give Recipient written notice of the force majeure with reasonable detail regarding the circumstances, including Provider’s reasonable estimate of the duration of such force majeure; thereupon, the obligations of Provider giving notice, insofar as it is affected by force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. Provider will use commercially reasonable efforts to remove the force majeure situation; provided, however, that Provider shall not be required to hire additional personnel or contract workers, or to settle strikes, lockouts, or other labor difficulty, contrary to its wishes; and the handling of such difficulties shall be entirely within the reasonable discretion of Provider. The term “force majeure” as used herein shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, insurrection, public riot, epidemic, landslide, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Provider.

ARTICLE 8

MISCELLANEOUS

8.1 No Agency. Provider shall provide the Services as an independent contractor, and nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture among the parties hereto or constitute or be deemed to constitute any party hereto as the agent or employee of the other for any purpose whatsoever, and none of the parties shall have authority or power to bind the others or to contract in the name of, or create a liability against, the others in any way or for any purpose.

8.2 Confidentiality. Subject to applicable laws, rules and regulations, each of Recipient and Provider (including their respective employees, agents, representatives and Affiliates) shall maintain in confidence all proprietary and confidential business information of the other parties hereto to which it might become privy as a result of the transactions contemplated herein. No restrictions are placed upon a party hereto with respect to the use or disclosure of any such information that: (a) is or becomes through no fault of the receiving party within the public domain; (b) was legally acquired by the receiving party from an unaffiliated third party who had a right to convey the same without obligation of secrecy; or (c) is required to be disclosed by binding court order or other requirements of Applicable Laws.

8.3 Books and Records. Following the earlier of the termination or expiration of this Agreement, Provider shall, and shall cause its representatives and Affiliates to, deliver to Recipient all remaining books and records to which Recipient is entitled pursuant to the terms of the Purchase Agreement, which would have otherwise been transferred to Recipient at Closing but for the existence of this Agreement; provided that Provider may retain copies of such books and records to permit Provider to perform its obligations under this Agreement and the Purchase Agreement and otherwise to the extent allowed under the Purchase Agreement.

8.4 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by email (with read receipt received), (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), or (d) when received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other party):

If to Provider:

Southcross Energy Partners, L.P.

Attn: General Counsel

1717 Main Street, Suite 5200

Dallas, TX 75201

E-mail:

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP

Attn: Marshall Huebner

         Darren Klein

         Harold Birnbaum

450 Lexington Avenue

New York, NY 10017

E-mail: marshall.huebner@davispolk.com

             darren.klein@davispolk.com

             harold.birnbaum@davispolk.com

If to Recipient:

Kinder Morgan Tejas Pipeline LLC

Attn: Kevin Grahmann

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

E-mail: kevin_grahmann@kindermorgan.com

             eric_mccord@kindermorgan.com

with a copy (which will not constitute notice) to:

Bracewell LLP

Attn: W. Cleland Dade

         William A. Wood III

711 Louisiana Street, Suite 2300

Houston, Texas 77002

E-mail: cle.dade@bracewell.com

             trey.wood@bracewell.com

8.5 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed invalid, illegal or unenforceable, and in all other respects this Agreement shall remain in full force and effect. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

8.7 Binding Effect; Assignment; No Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder may otherwise be assigned by any party hereto without the prior written consent of the other party;

provided, however, that Provider shall be permitted and required to assign its rights, interests and obligations hereunder to a third party that purchases all or substantially all of the assets of Provider and/or its Affiliates related to the provision of the Services being provided at the time that such assets are purchased and the definitive document assigning Provider’s rights and obligations to provide Services hereunder shall include an acknowledgement by the applicable third party assignee that such party shall provide Services in accordance with this Agreement. Provider may subcontract the performance of any Service to a third party to the extent provided herein. If assets of Provider or its Affiliates related to the provision of the Services are sold to a third party, then Provider shall confer in good faith with such third party to identify ways to secure access and use of the sold assets as required for Provider to provide the Services in accordance with this Agreement. This Agreement is solely for the benefit of Provider and its successors and permitted assigns, with respect to the obligations of Recipient or the Company under this Agreement, and for the benefit of Recipient and its successors and permitted assigns, with respect to the obligations of Provider under this Agreement, and except as provided herein, nothing in this Agreement is intended to or shall confer upon any Person other than the parties hereto, and their successors and assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

8.8 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. The terms “herein,” “hereof,” “hereby” and “hereunder,” or other similar terms, refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed. The word “includes” and its syntactical variants mean “includes, but is not limited to,” and corresponding syntactical variant expressions. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

8.9 Entire Agreement. This Agreement, together with the exhibits and other writings referred to herein or delivered pursuant hereto that form a part hereof, constitute the entire agreement among the parties hereto with respect to their subject matter and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to their subject matter.

8.10 Governing Law; Consent To Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

(b) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HERETO IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR

PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANOTHER PARTY HERETO IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION 8.10(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.11 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) signatures by any party hereto and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SERVICE PROVIDER: SOUTHCROSS ENERGY PARTNERS, L.P. By Southcross Energy Partners GP, LLC

By:
Name:
Title:

RECIPIENT: KINDER MORGAN TEJAS PIPELINE LLC

By:
Name:
Title:

SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT

EXHIBIT A

SERVICES

The Services are expected to include the following items, with the term of any such Service not to exceed 90 days from the Closing Date:

Operations Services

1.	Provider will continue to retain Remote Operations Center, LLC to provide control room services consistent with past practice and provide assistance necessary to transition gas control to Buyer

2.	Provider will assist buyer with customer scheduling, including providing information necessary for Buyer to transition scheduling activities to Buyer’s system

3.

Provider will provide general support to transition operations to Buyer, including any corporate support for field operations, measurement, project management (to the extent there are any active projects during the Transition period), EHS, emergency response, regulatory reporting, permiting and land and right-of-way activities

Information Technology

1.

For all systems shown on the ‘Major Systems Landscape’ diagram and in the ‘Other Systems’ listing provided in the electronic data room hosted on behalf of the Sellers by Donnelly Financial Solutions, Provider to provide transitional services to Recipient to aid in information transfer and to address transition-related questions, including the timely transfer of all related documentation, configuration, and history data in formatted CSV or SQL based files.

2.	All asset-related data and voice functions shall continue to be provided, allowing time for setup of new circuits.

3.	All asset-related radio system and tower functionality shall continue to be provided, allowing time for setup or transfer of radio systems and tower leases.

4.	Email forwarding during the agreed transitional timeframe.

5.	Desktop and Security support for users and devices while still connected to Sellers’ network.

Accounting

1.	Provider will provide accounting support regarding planning, financial reporting, customer invoicing, SOX compliance, accounts receivable, accounts payable, vendor maintenance and general accounting.

A-2

Woodsboro/Larosa

FORM OF FACILITIES AGREEMENT

This FACILITIES AGREEMENT (“Agreement”), is entered into and made effective as of _______________ __, 2019 by and between [Kinder Morgan Entity TBD] a [state] [entity type] (“KM”) and [GP Entity TBD] (“GP”). KM and GP are sometimes referred to individually as “Party” and collectively as “Parties.”

WITNESSETH:

WHEREAS, KM owns an intrastate natural gas pipeline and related facilities (the “KM Pipeline”) located in Refugio, Texas; and

WHEREAS, GP owns a natural gas pipeline and related facilities (the “GP Pipeline”) located in Refugio, Texas; and

WHEREAS, KM and GP desire for GP to construct, own and install certain facilities constructed under this Agreement for control and receipt of natural gas from GP to KM at the interconnect described below to be located at a mutually agreeable site in Refugio County, Texas.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

1.	KM Facilities:

a.	KM will at its sole cost design, procure materials for, construct, install, test, own, maintain, and operate the facilities constructed under this Agreement as set forth below:

i.	all necessary pipelines and related facilities that are required to receive natural gas from the KM Pipeline at the Meter.

b.	GP will at its sole cost, design, procure materials for, construct, install, and test, and KM will own, maintain, and operate the facilities constructed under this Agreement as set forth below:

i.	one (1) eight (8”) ultra-sonic meter (the “Meter”);

ii.	one flow control run with all associated valves, piping, and appurtenances;

iii.	over pressure protection equipment to protect the KM Facilities;

iv.	electronic flow measurement equipment, chromatograph, communications equipment, and buildings;

v.	sufficient 120 volt/240 volt AC electric power for the operation of the facilities described above and for KM Facilities (“Utility Power”);

vi.	any electronic flow measurement equipment GP desires to use for measurement of the gas to be received by KM

c.	Collectively, facilities described in 1a and 1b above shall constitute the “KM Facilities.”

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2.	GP Facilities.

a.

GP will at its sole cost, design, procure materials for, construct, install, test, own, maintain, and operate the following facilities (collectively the “GP Facilities”) upstream of certain facilities operated by KM:

i.

any electronic flow measurement equipment and communication equipment GP desires to use for check measurement of the gas to be installed on designated ports on KM’s electronic flow measurement equipment (“Data Sharing”) ;

ii.	over pressure protection equipment to protect the GP Facilities; and

iii.	all necessary pipelines and related facilities that are required to deliver natural gas from the GP Pipeline at the Meter.

3. Engineering, Design and Construction. The KM Facilities will be designed, installed and constructed in a manner that is compatible with existing KM systems and equipment and in accordance with engineering standards to be discussed in good faith and mutually agreed between the parties, as those standards may be amended or supplemented from time to time (the “Standards”). The KM Facilities and the GP Facilities will each be designed, installed, and constructed with sound and prudent natural gas pipeline industry practice and applicable laws and regulations (including cathodic protection). Each Party may conduct onsite inspections during business hours of the other Party’s facilities during and after construction.. Upon request by KM to GP, GP will provide the following: (a) the welder’s test for butt welds and branch welds; (b) the fabrication and radiographic inspection reports; (c) hydrostatic testing documentation; (d) OPP documentation, as applicable; and (e) as-built drawings and information.

4. Payment. The parties will bear their respective costs in the manner as set forth in Sections 1(a), 1(b), and 2(a) above.

5. Property Access and Third Party Easements. All of the KM Facilities will be located on a surface site to be obtained by /owned by GP (the “Surface Site”). GP shall, at no cost to KM, grant to, obtain and assign to, or cause third parties to grant to KM all rights-of-way and easements to the Surface Site that parties deem necessary in connection with the KM Facilities. Such rights-of-way and easements will include (i) work space, (ii) an all-weather access road for accessibility to the Surface Site, (iii) provide for 24/7 direct ingress and egress to the Surface Site by KM and its designee, and (iv) otherwise be on terms and conditions acceptable to KM

6. Operation. KM will, at its own expense, operate and maintain or cause the operation and maintenance of the KM Facilities in accordance with sound and prudent natural gas pipeline industry practice. GP will, at its own expense, operate and maintain the GP Facilities in accordance with sound and prudent natural gas pipeline industry practice.

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a.

Receipt Point/Measurement Point. Custody of the gas will transfer at the outlet flange of the Meter at the KM Facilities (the “Receipt Point”). The Receipt Point will be used to perform custody transfer measurement of the gas.

b.

Quality Specifications. All gas delivered to the Receipt Point will be measured in accordance with and will conform to normal and reasonable natural gas pipeline industry standards and as provided for in KM’s General Terms and Conditions. If gas tendered to KM at the Receipt Point fails to meet the KM gas quality specifications, then KM may refuse to accept receipt of such gas, shall provide notice to GP of such noncompliance issues, and may shut-in the Interconnect. The Parties shall thereupon negotiate, in good faith, a corrective action plan for resolving the noncompliance issues, but the Interconnect may remain shut-in until such time as KM determines, again in its sole discretion, that gas received at the Receipt Point will meet the KM gas quality specifications.

c.

Measurement. KM will perform the testing and calibration of the Meter at reasonable times after giving GP no less than two (2) business days advance notice. GP will have the right to be present during testing or calibration of the Meter; provided, if KM have given the required notice to GP and GP is not present at the time specified, then KM may proceed with the tests as though GP were present, and the results therefrom will be deemed correct and accurate.

d.	Pressure. GP will deliver the gas at a pressure not to exceed the then-current MAOP of the GP Pipeline.

e.

Noncompliance. Should either Party fail to comply with any provision of this Agreement with regard to gas quality, pressure and pulsation control or any other provision which could impact the operation and safety of the KM Facilities or the GP Facilities, the impacted Party will have the right to immediately suspend the flow of gas through the KM Facilities or the GP Facilities, as applicable. Such Party will notify the other Party of such suspension as soon as reasonably possible.

f.	Odorization. It is understood and agreed that any gas delivered and received from GP will not be odorized.

7. Data Sharing. KM will provide GP access for the Data Sharing Equipment described herein. GP, at its sole risk, may install the Data Sharing Equipment approved by, and deemed necessary by KM, to obtain access to KM’s electronic measurement data. GP will have access to such electronic measurement equipment data only in a format established by KM that will not interfere with the operation of the Meter. KM reserves the right to disconnect the Data Sharing Equipment without prior notice if the Data Sharing Equipment in any way interferes with or adversely affects KM’s operations. If it becomes necessary for KM to disconnect the

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Data Sharing Equipment from KM electronic measurement equipment, KM will notify GP of disconnection prior to or as soon as possible thereafter. KM will not be liable or responsible to GP Indemnified Parties, hereinafter defined, for, and GP will indemnify KM against any claims, losses, damages, liabilities, costs, expenses or fines (“Claims”), including Claims for punitive, indirect, exemplary or consequential damages, arising from the use of, or the unavailability of the Data Sharing Equipment.

8. Compliance with Laws. The KM Facilities and the GP Facilities will be constructed, installed, operated, and maintained in compliance with all valid laws, orders, directives, rules, and regulations of all governmental authorities having jurisdiction.

9. Inspection and Retention of Records. Each Party will have the right at reasonable hours to examine the books and records of the other Party to the extent necessary to verify the accuracy of any statement, calculation or determination made pursuant to the provisions of this Agreement. If any such examination reveals, or if either Party discovers, any error in its own or the other Party’s statements, calculations or determinations, then proper adjustment and correction of the error will be made as promptly as practicable.

10. Term. This Agreement will be effective as of the date first above written and will remain in full force and effect for an initial term of five years, then continuing for successive one year terms unless either Party gives the other Party written notice at least sixty (60) days prior to the last day of the initial term or any renewal term (as applicable); provided, however, the Parties agree that while a Commercial Agreement (defined below) applicable to the Receipt Point is in place neither Party may terminate this Agreement.

11. Indemnity. A. TO THE EXTENT PERMITTED BY LAW, KM WILL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS GP, ITS AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES AND SUBCONTRACTORS, (THE “KM INDEMNIFIED PARTIES”) FROM AND AGAINST ANY LOSSES, LIABILITIES, COSTS, EXPENSES, SUITS, ACTIONS, CLAIMS, AND ALL OTHER OBLIGATIONS AND PROCEEDINGS WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL JUDGMENTS RENDERED AGAINST AND ALL FINES AND PENALTIES IMPOSED UPON GP OR ANY OF THE GP INDEMNIFIED PARTIES, AND ANY REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF DEFENSE ARISING OUT OF INJURIES TO PERSONS, INCLUDING DEATH, OR DAMAGE TO THIRD-PARTY PROPERTY OR THE GP FACILITIES TO THE EXTENT CAUSED BY, OR OCCURRING IN CONNECTION WITH, ANY WILLFUL MISCONDUCT OR NEGLIGENT ACT OR OMISSION OF KM, ITS EMPLOYEES, AGENTS, CONTRACTORS.

B. TO THE EXTENT PERMITTED BY LAW, GP WILL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS KM, ITS AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES AND SUBCONTRACTORS, (THE “KM INDEMNIFIED PARTIES”) FROM AND AGAINST ANY LOSSES, LIABILITIES, COSTS, EXPENSES, SUITS, ACTIONS, CLAIMS, AND ALL OTHER OBLIGATIONS AND PROCEEDINGS WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL JUDGMENTS RENDERED AGAINST AND ALL FINES AND PENALTIES IMPOSED

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UPON KM OR ANY OF THE KM INDEMNIFIED PARTIES, AND ANY REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF DEFENSE ARISING OUT OF INJURIES TO PERSONS, INCLUDING DEATH, OR DAMAGE TO THIRD-PARTY PROPERTY OR TO FACILITIES OPERATED BY KM ACCESSED IN CONNECTION WITH THIS AGREEMENT TO THE EXTENT CAUSED BY, OR OCCURRING IN CONNECTION WITH, ANY WILLFUL MISCONDUCT OR NEGLIGENT ACT OR OMISSION OF GP, ITS EMPLOYEES, AGENTS, CONTRACTORS.

12. Limitation of Consequential Damage Recovery. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO HOWSOEVER CAUSED OTHER THAN SUCH DAMAGES AS ARE AWARDED OR PAID TO THIRD PARTIES AND WHICH AN INDEMNIFIED PERSON IS LEGALLY COMPELLED TO PAY TO SUCH THIRD PARTIES.

13. This Agreement is not an agreement to transport, buy, sell, gather, treat, process, blend, receive or deliver gas. Any transportation, purchase, sale, gathering, treating, processing, blending, receipt or delivery of gas through the facilities described in, upgraded, installed or constructed under this Agreement will be performed under the terms and conditions of one or more separate written agreements (each, a “Commercial Agreement”). Further, the Parties agree that this Agreement does not waive any gas quality specifications in any Commercial Agreement.

14. Notices. All notices, including but not limited to invoices, required to be served under this Agreement must be in writing and served by (a) personal or overnight delivery service, (b) U.S. certified or registered mail, or (c) electronic mail, and must be addressed as follows:

KM:

[KINDER MORGAN ENTITY]

1001 Louisiana, Suite 1000

Houston, Texas 77002

Attn: Contract Administration

Phone Number: (713) 369-9099

E-mail: contractadministration@kindermorgan.com

GP:

[GP ENTITY]

[GP Address]

Phone Number:

E-mail:

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or at such other address as the Parties may from time to time designate to one another in writing Notices sent by certified mail or courier will be deemed provided upon delivery as evidenced by the receipt of delivery. Notices sent by electronic mail will be deemed to have been provided upon the sending Party’s receipt of a non-automated response from the recipient or automatic read receipt generated from the recipient’s electronic mail provider. Electronic mail copies of all notices and correspondence under this Agreement, including signatures, will constitute original copies of the notice(s) and correspondence and will be as binding on the Parties as the original, as long as there is verification of receipt of the copy.

15. Laws. THIS AGREEMENT WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAW RULES WHICH WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION. EXCLUSIVE VENUE FOR ANY ACTION BROUGHT HEREUPON WILL BE IN THE STATE OR FEDERAL COURTS LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM RELATING TO THIS AGREEMENT. Reasonable attorneys’ fees and costs may be awarded to the prevailing Party in connection with any action taken to enforce its rights under this Agreement.

16. Binding Agreement and Assignments. Once executed by the Parties, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. The Parties do not intend there to be any third party beneficiaries of this Agreement. A Party may not sell, assign or otherwise transfer, in whole or in part, any interest in this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided that, a Party may sell, assign or transfer its interest in this Agreement to an affiliate without consent of the other Party upon notice to the other Party. Any sale, assignment or transfer in violation of the foregoing provisions will be void.

17. Force Majeure. In the event any Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations, other than payment, it is agreed that upon such Party’s giving written notice of such Force Majeure to the other Party, the obligations of both Parties, to the extent affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure, but for no longer period, and the cause shall be remedied with reasonable dispatch. “Force Majeure” means an event not anticipated as of the date hereof, which is not within the reasonable control of the Party, including but not limited to: (i) either Party’s failure to obtain or delay in obtaining any necessary permits or easements/rights of way, which by the exercise of due diligence, such Party is unable to overcome, and (ii) in the case of third-party obligations and/or facilities, the third party claiming suspension, which by the exercise of due diligence such third-party is unable to overcome.

18. Relationship of the Parties. This Agreement is not intended to and does not (1) create any relationship of partnership, joint venture, agency, or employment; or (2) permit either Party to obligate the other. Each Party is and will remain an independent contractor as to the other Party in all respects and in the performance of all work and activities under this Agreement. The detailed methods and manner of conducting such work and activities by such Party will be under the complete control and direction of such Party unless modified by another provision of this Agreement. Nothing in this Agreement will limit or be interpreted as conflicting with the independent contractor status of such Party and its subcontractors, but in the event of any such conflict, the provisions of this Section will govern.

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19. Miscellaneous. The division of this Agreement into articles, sections and subsections, and the insertion of headings and table of contents, if any, are for convenience of reference only, and will not affect the construction or interpretation hereof. To the extent of any conflict between the terms and provisions of the portion of this Agreement that precedes the signature lines (the “Body of the Agreement”) and any Exhibit or Appendix attached hereto, the Body of the Agreement will control. This Agreement, together with the Exhibits attached hereto, set forth the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces all previous discussions, undertakings and agreements regarding the subject matter of this Agreement. Except as otherwise expressly provided, this Agreement will not be amended other than by written agreement of the Parties. The failure of any Party to insist upon strict performance of any provision hereof will not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor will a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

20. Severability. If any provision of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of this Agreement to allow the remainder of this Agreement to remain in full force and effect.

21. Waiver. Any waiver of any term or condition will not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder will not constitute a waiver of any such rights.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an originally executed original.

Signature Page to Follow

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

KM [KM ENTITY]

By:

Title:

Date:

GP [GP ENTITY]

By:

Title:

Date:

[SIGNATURE PAGE TO THAT CERTAIN FACILITIES AGREEMENT BY AND BETWEEN [KM ENTITY] AND [CUSTOMER ENTITY] DATED ____________.]

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FORM OF NATURAL GAS PIPELINE LEASE AGREEMENT

This Natural Gas Pipeline Lease Agreement (this “Agreement”) is made and entered into as of this ______ day of __________, 2019 (the “Effective Date”), by and between [KINDER MORGAN ENTITY TBD] (“Lessor”) and [SOUTHCROSS ENTITY TBD] (“Lessee”). Lessor and Lessee may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS:

WHEREAS, Lessor owns an approximately 41,000 foot 16-inch natural gas pipeline lateral, shown as the Brineline 16” line on Exhibit A attached and made a part of this Agreement, together with all related equipment and appurtenances (collectively, the “Pipeline”) located in Nueces County, Texas; and

WHEREAS, Lessee desires to lease from Lessor and Lessor desires to lease to Lessee, the Pipeline for the purpose of transporting natural gas (“Gas”);

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the Parties covenant and agree as follows:

1.	Defined Terms and References and Rules of Construction

1.1 The following terms, when capitalized in this Agreement, have the meanings defined in this Section 1.1.

“Affiliate” means any Person who directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” (including its derivatives and similar terms) means possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. A Person will be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

“Agreement” means this Natural Gas Pipeline Lease Agreement, including all attached exhibits, all of which are incorporated by this reference.

“Applicable Contracts” means any and all leases, easements, rights-of-way, surface use agreements and other instruments affecting the ownership of, title to, or use of the Pipeline.

“Applicable Laws” means any and all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions and/or writs of any Governmental Authority having or purporting to have jurisdiction over the Pipeline or the use, occupancy, operation or maintenance of the Pipeline, including, without limitation, DOT’s regulations listed in 49 CFR Part 195 and 49 CFR Part 192, as adopted by the Railroad Commission of Texas, and all Environmental Laws, as any of the foregoing may be amended or modified from time to time.

“Claims” means losses, claims, judgments demands, damages, liabilities, obligations, and causes of action, including, but not limited to, actions by Governmental Authorities, costs, and expenses, including personal injury or death, fines, penalties, and reasonable attorneys’ fees, consultant fees, and expert fees.

“Commencement Date” has the meaning set forth in Section 3.

“DOT” means the U.S. Department of Transportation.

“Effective Date” has the meaning set forth in the preamble above.

“Environmental Laws” means any and all federal, state, and local laws, regulations and requirements designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, such as the Occupational Safety and Health Act, and any and all federal, state, and local laws, regulations and requirements pe1iaining to health, safety, or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 960 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Federal Waste Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq., the Hazardous Liquid Pipeline Safety Act of 1979, as amended, 40 U.S.C. § 200 et. seq., the Texas Natural Resources Code (Vernon Supp. 1992), Ch. 117 (Vernon Supp. 1992), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Federal Clean Air Act, 42 U.S.C 7401 et seq., the Texas Solid Waste Disposal Act, Tex. Health & Safety Code Ann. Ch. 361, and any so called federal, state or local “superfund” or “superlien” statute, and any other federal, state or local law, rule, regulation or ordinance related to the remediation, clean-up or reporting of environmental pollution or contamination or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials.

“Force Majeure” has the meaning set forth in Section 11.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court, tribal authority or other instrumentality, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

“Gas” has the meaning set forth in the preamble above.

“Hazardous Material” and “Hazardous Materials” means and includes: (a) all elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Laws; and (b) any “hazardous waste,” “hazardous substance” (including, but not limited to, petroleum and petroleum-related materials), “toxic substance,” “regulated substance,” “pollutant,” or “contaminant,” as defined under any Environmental Laws.

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“Lease Fee” means the sum of two hundred and fifty thousand dollars ($250,000.00).

“Lessee” has the meaning set forth in the preamble above.

“Lessee Related Persons” means, individually and collectively, Lessee, the Affiliates of Lessee, and each of their respective present and future partners (whether limited or general), members, and shareholders, and their respective directors, officers, employees, agents, and representatives.

“Lessor” has the meaning set forth in the preamble above.

“Lessor Related Persons” means, individually and collectively, Lessor, the Affiliates of Lessor and each of their respective present and future partners (whether limited or general), members, and shareholders, and each of their respective directors, officers, employees, agents, and representatives.

“Party or Parties” has the meaning set forth in the preamble above.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity or Governmental Authority.

“Pipeline” has the meaning set forth in the recitals above.

“RRC” means the Railroad Commission of Texas.

“Term” has the meaning set forth in Section 3.

1.2. References and Rules of Construction. All references in this Agreement to Exhibits, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby, “ “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision unless expressly so limited. The words “this Section” and “this subsection,” and words of similar import, refer only to the Section or subsection hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States Dollars. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Exhibits referred to herein are attached to and incorporated into this Agreement. References to any law or agreement shall mean such law or agreement as it may be amended, modified or supplemented from time to time.

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2.	Lease

2.1

Subject to the terms and conditions set forth in this Agreement, Lessor hereby leases the Pipeline to Lessee, and Lessee hereby accepts such lease from Lessor, for the purpose of transporting Gas during the Term,. Lessee shall not use or permit the use of the Pipeline for any other purpose without Lessor’s express written consent, which Lessor may withheld in its sole discretion.

2.2

Lessor hereby grants to Lessee, during the Term, the right to use Lessor’s easements, rights-of-way, and surface use agreements when required for the purpose of operating, maintaining, or repairing the Pipeline in accordance with this Agreement.

2.3

Notwithstanding anything in this Agreement to the contrary, Lessee accepts the Pipeline “AS IS, WHERE IS, AND WITH ALL FAULTS” AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUALITY, KIND, ENVIRONMENTAL CONDITION, CHARACTER, OR DESCRIPTION OF THE PIPELINE, ITS MERCHANTABILITY, OR ITS FITNESS FOR ANY USE OR PURPOSE.

2.4

Lessee shall timely pay and discharge all valid bills of Persons who may furnish materials or perform labor for the maintenance or repair of the Pipeline. Lessee shall not cause any liens or security interests to attach to the Pipeline.

2.5	Nothing in this Agreement shall alter the ownership of the Pipeline by Lessor.

3.	Term and Termination

3.1

Unless sooner terminated pursuant to this Agreement, this Agreement is effective upon the Effective Date with the term commencing on the later of: (i) the closing date of Lessor’s purchase of Southcross Energy Partners, L.P.’s Corpus Christi pipeline network, and (ii) the date on which Lessee pays the Lease Fee (the “Commencement Date”), and continuing until March 31, 2020 (the “Term”). Lessor will notify Lessee of the Commencement Date by providing at least five (5) Business Days’ prior written notice.

3.2

If Lessee defaults in performing any term or covenant that Lessee must perform under this Agreement, and if such default continues for ten (10) days after written notice from Lessor to Lessee of such default, then Lessor may terminate this Agreement, upon five (5) days’ prior written notice. Any such termination shall be without the incurrence of liability of any kind by Lessor and shall not be deemed to constitute the sole remedy of Lessor for a default by Lessee hereunder, it being expressly agreed that Lessor shall retain all other remedies available to it at law or under this Agreement.

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3.3

Upon termination of this Lease by Lessor, Lessor may take possession of the Pipeline and remove all Persons and property without being considered guilty of any manner of trespass and may, but is not obligated to, re-let the Pipeline (or any part thereof) for all or any part of the remainder of the Term, to a party satisfactory and on terms and conditions that Lessor can secure with reasonable diligence.

3.4

Upon expiration or termination of this Agreement, Lessee shall return the Pipeline, including all replacements, repairs, and improvements Lessee makes on the Pipeline, to Lessor in as good condition as on the Effective Date, ordinary wear and tear over the duration of this Agreement excepted, and with the alterations to the pipeline described in Section 5.5.

3.5	Lessee shall conduct the pigging operation provided for in Section 5.2 prior to the termination of this Agreement.

4.	Payments

4.1 Lease Fee. On execution of this Agreement, Lessee shall pay Lessor the Lease Fee.

4.2 Manner of Payment. Lessee will make all payments due under this Agreement by wire transfer at the address below:

[KINDER MORGAN ENTITY TBD]

Wells Fargo Bank, NA

ABA No. 121 000 248

Acct. No. [insert]

5.	Operation and Maintenance

5.1 Lessee shall have sole and exclusive control over the day-to-day operation and maintenance of the Pipeline; provided that Lessor, at any time, and from time to time, shall have the right, at its sole expense, to review all of Lessee’s records and to inspect the Pipeline to ensure Lessee is properly operating and maintaining the Pipeline.

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5.2 Lessee shall, at its own expense and risk, operate, maintain and preserve the Pipeline in good working order and condition in accordance with prudent industry standards and in full compliance with all Applicable Laws and all the terms and conditions of the Applicable Contracts, including, but not limited to, maintaining rights-of-way signs and markers, complying with all RRC requirements, rules and regulations, providing adequate cathodic protection, mowing and providing vegetation control on the Pipeline rights-of-way, and pigging the Pipeline, to Lessor’s reasonable satisfaction, to remove liquids within (i) five (5) days before the expiration of the Term of the Agreement or termination of this Agreement, or (ii) ten (10) days after the termination of this Agreement by Lessor as a result of Lessee’s default. Notwithstanding anything in this Agreement to the contrary, Lessee shall maintain the Pipeline as a DOT-regulated transmission line (which shall include preparation, filing, and performance of an integrity management plan), regardless as to how Lessee classifies the line with the RRC.

5.3 Lessor may, at its option, be present for pigging operations. Lessee will coordinate such operations with Lessor so that Lessor may conveniently have its representatives present.

5.4 Lessee shall perform gas quality analyses within five (5) days following execution of this Agreement and again after the pigging provided for in Section 5.2, and deliver the results to Lessor.

5.5 Lessee shall perform Lessee’s Work (as defined below), and cooperate with Lessor as Lessor performs Lessor’s Work (defined below), in order to disconnect the Pipeline from the western portion of the existing Brineline 16” pipeline and connect the Pipeline to Lessor’s “Conoco 20” Pipeline”, all such work to be complete prior to the expiration of the Term of this Agreement. “Lessee’s Work” means (1) excavating the area at the interconnect depicted on Exhibit A near the end of the Conoco 20” Pipeline, to expose the Pipeline and the Conoco 20” Pipeline; (2) cutting the Pipeline in order for Lessor to connect the Pipeline to the Conoco 20” Pipeline; and (3) after Lessor completes Lessor’s Work, restoring the surface of the excavation/work area to its condition prior to the commencement of Lessee’s Work. “Lessor’s Work” means (1) constructing facilities to interconnect the Pipeline and the Conoco 20” Pipeline; and (2) installing pipe guards to protect any new above-ground Lessor interconnection facilities. Lessee shall perform Lessee’s Work at Lessee’s sole expense and risk, and Lessor shall perform Lessor’s Work at Lessor’s sole expense and risk.

6.	Lessor’s Representations, Warranties and Covenants

Lessor represents and warrants to Lessee as follows:

6.1 Organization. Lessor is a [limited liability company] duly organized, validly existing and in good standing under the laws of the State of [Delaware], and is duly qualified to transact business in Texas.

6.2 Authority. Lessor has all requisite power and authority, has taken all actions required by its organizational documents and Applicable Laws, and has obtained all necessary consents, to execute, deliver, and perform this Agreement.

6.3 Other Agreements, No Conflicts. Neither the execution nor delivery of this Agreement nor Lessor’s performance of its obligations hereunder will (i) conflict with the organizational documents of Lessor or (ii) violate any restriction to which Lessor is subject.

6

7.	Lessee’s Representations, Warranties and Covenants

Lessee represents and warrants to Lessor:

7.1 Organization. Lessee is a [limited liability company], validly existing and in good standing under the laws of the State of [Delaware], and is duly qualified to transact business in Texas.

7.2 Authority. Lessee has all requisite power and authority, has taken all actions required by its organizational documents and Applicable Laws, and has obtained all necessary consents, to execute, deliver, and perform this Agreement.

7.3 Other Agreements, No Conflicts. Neither the execution nor delivery of this Agreement nor Lessee’s performance of its obligations hereunder will (i) conflict with the organizational documents of Lessee or (ii) violate any restriction to which Lessee is subject.

7.4 Litigation, Proceedings, Legal Notices. Lessee is not a party to any material litigation, arbitration or administrative proceeding affecting or questioning Lessee’s ability to perform its obligations hereunder, except that Lessee is in bankruptcy under the United States Bankruptcy Court for the District of Delaware, Chapter 11, Case No. 19-10702. Except for the proceeding referenced in the preceding sentence, Lessee knows of no pending or threatened litigation, arbitration or administrative proceeding affecting or questioning Lessee’s ability to perform its obligations hereunder.

7.5 Licenses. Lessee possesses or will possess and maintain all licenses, certificates, and permits that are required to fulfill its obligations hereunder.

8.	Indemnification

8.1 Indemnification by Lessee. LESSEE HEREBY AGREES TO INDEMNIFY AND HOLD LESSOR RELATED PERSONS HARMLESS AGAINST ANY CLAIMS ASSERTED AGAINST ANY LESSOR RELATED PERSON OR THAT ADVERSELY AFFECTS THE PIPELINE ARISING FROM: (I) THE USE OF THE PIPELINE BY ANY LESSEE RELATED PERSON DURING THE TERM OF THIS AGREEMENT; (II) THE OPERATIONS, ACTIVITIES OR PRESENCE AT OR IN THE VICINITY OF THE PIPELINE OF ANY LESSEE RELATED PERSON DURING THE TERM OF THIS AGREEMENT; (III) ANY BREACH BY LESSEE OF ANY REPRESENTATION, WARRANTY, COVENANT OR CONDITION OF THIS AGREEMENT; OR (IV) VIOLATIONS OF ENVIRONMENTAL LAWS BY ANY LESSEE RELATED PERSON CONCERNING THE PIPELINE. IF ANY ACTION OR PROCEEDING IS BROUGHT AGAINST ANY LESSOR RELATED PERSON BY REASON OF ANY SUCH CLAIM, LESSEE, ON NOTICE FROM SUCH PERSON, WILL DEFEND THE ACTION OR PROCEEDING BY COUNSEL ACCEPTABLE TO SUCH INDEMNIFIED PERSON.

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8.2 Survival of Indemnification. The foregoing indemnification shall survive the expiration or termination of this Agreement and/or any transfer of all, or any portion of, the Pipeline, or of any interest in this Agreement, subject to applicable statutes of limitation and other common law limitations.

9.	Taxes and Assessments

Lessor shall be solely responsible for the timely payment of all taxes, charges, royalties, levies, assessments and similar fees and charges which arise from federal or state governmental authorities, tribal authorities, or private action applicable to the Pipeline or the easements, rights-of-way, surface use agreements and other real property rights on which the Pipeline is located, for the period prior to the Commencement Date. If Lessor pays any such costs applicable to the period on and after the Commencement Date and prior to the expiration or termination of this Agreement, Lessee shall, upon receipt of invoice from Lessor, reimburse Lessor for Lessee’s prorated share of such assessments paid by Lessor.

10.	Notices

All notices required to be served under this Agreement must be in writing and served by (a) personal or overnight delivery service, (b) U.S. certified or registered mail, or (c) electronic mail, and must be addressed as follows:

Lessor:

[KINDER MORGAN ENTITY TBD]

1001 Louisiana St., Suite 1000

Houston, Texas 77002

Attn: Contract Administration

Telephone 713-369-9099

Email: Contract_administration@kindermorgan.com

Lessee:

[SOUTHCROSS ENTITY TBD]

Attn: _____________________________________

Telephone: _____________________________________

Email: _____________________________________

or at such other address as the Parties may from time to time designate to one another in writing. Notices sent by certified mail or courier will be deemed provided upon delivery as evidenced by the receipt of delivery. Notices sent by electronic mail will be deemed to have been provided upon the sending Party’s receipt of a non-automated response from the recipient or automatic read receipt generated from the recipient’s electronic mail provider. Electronic mail copies of all notices and correspondence under this Agreement, including signatures, will constitute original copies of the notice(s) and correspondence and will be as binding on the Parties as the original, as long as there is verification of receipt of the copy.

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11.	Force Majeure

Except for Lessee’s obligation to make any payment due hereunder, neither Party shall be liable for any failure to perform the terms of this Agreement when such failure is due to Force Majeure, and when the Party experiencing an event of Force Majeure gives prompt notice of same. In such case, the obligations of the affected party hereunder shall be suspended during the term of such Force Majeure event; provided, however, that the affected Party shall take reasonable measures to promptly remedy such Force Majeure event. “Force Majeure” means any cause not reasonably within the control of the Party claiming suspension, which shall include, but not be limited to, acts of God, landslides, lightning, earthquakes, fires, storms and storm warnings (including hurricanes), floods, washouts, acts of the public enemy, wars, blockades, insurrections, riots, terrorism, epidemics, arrests and restraints of governments and people, civil disturbance, explosions, breakage or accident to machinery or line of pipe, the necessity for making repairs or alterations to machinery or lines of pipe, freezing of lines of pipe, inability of either Party to obtain necessary materials, supplies or permits due to existing or future rules, regulations, orders, laws or proclamations of governmental authorities (both federal and state), including both civil and military, and any other such cause(s) whether of the kind herein enumerated or otherwise.

12.	Casualty

12.1. If the Pipeline is damaged or destroyed by casualty resulting from the act, omission or negligence of Lessee or its employees, agents, contractors, subcontractors or invitees, the Pipeline will be repaired or reconstructed by Lessee to the condition in which it existed prior to such damage or destruction and Lessee’s obligations under this Agreement will continue without abatement. The reasonable, documented cost of such repairs or reconstruction will be borne by Lessee.

12.2. If the Pipeline is damaged or destroyed by casualty resulting from the act, omission or negligence of Lessor or its employees, agents, contractors, subcontractors or invitees, the Pipeline will be repaired or reconstructed by Lessor to the condition in which it existed prior to such damage or destruction and rent and other considerations will continue without abatement. The reasonable, documented cost of such repairs or reconstruction will be borne by Lessor. Lessee’s obligations under this Agreement will continue without abatement.

12.3. If the Pipeline is damaged by casualty not caused by the act, omission or negligence of either Lessee or Lessor or their respective employees, agents, contractors, subcontractors or invitees, the Pipeline will be repaired or reconstructed by Lessee to the condition in which it existed prior to such damage or destruction. The cost of such repairs or reconstruction will be borne by Lessee. Lessee’s obligations under this Agreement will continue without abatement.

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13.	Insurance

Lessee, at its sole expense, shall procure and maintain in effect for the Term of this Agreement the minimum insurance coverages set forth in Exhibit B. Lessee shall furnish to Lessor, within ten (10) days after the Commencement Date and on each anniversary thereof, certificates of insurance reflecting (i) the types and amounts of insurance as required pursuant to this Section 13, (ii) the insurance company or companies carrying said coverage, (iii) the effective date and expiration date of said policies, and (iv) that Lessor is an additional insured under the policies, but not as respects the Workers’ Compensation policy. The provision of the subject insurance policies shall in no manner limit Lessee’s liabilities under this Agreement.

14.	Assignment

This Agreement may not be assigned by Lessee, in whole or in part, without Lessor’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed. Any assignment or purported assignment in violation of this Section 14 shall be void.

15.	Lessor Audit Rights

At any time and from time to time during the Term of this Agreement, Lessor shall have the right, at its sole cost and expense, to audit Lessee’s records and accounts to the extent necessary to verify Lessee’s compliance with the terms of this Agreement. Such right to audit shall be in force during the Term of this Agreement and for two (2) years thereafter. Lessee shall, during such period, maintain in a secure manner all records and accounts subject to audit hereunder.

16.	Miscellaneous

16.1 Prior Agreements Superseded. This Agreement contains the entire agreement between Lessor and Lessee and supersedes any prior understandings or agreements, written or oral, between the Parties with respect to the subject matter hereof.

16.2 Amendment. No amendment, modification, or alteration of this Agreement is binding unless in writing, dated subsequent to the date of this Agreement, and duly executed by the Parties.

16.3 Severability. If one or more of the provisions contained in this Agreement are for any reason held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of this Agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

16.4 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and either Party’s use of any right or remedy will not preclude or waive its right to use any other right or remedy. These rights and remedies are in addition to any other rights or remedies the Parties may have by law, statute, ordinance, or otherwise.

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16.5 Limitation of Liability. Neither Party shall be liable for consequential, indirect, special, punitive or exemplary damages of any kind arising out of or in any way relating to its performance or failure to perform this Agreement.

16.6 Parties Bound. This Agreement binds and inures to the benefit of Lessee and Lessor and their respective successors and permitted assigns. Nothing in this Agreement is intended to create any third-party beneficiary rights or to confer upon any person or entity, other than the Parties and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement, and the Parties specifically negate any such intention.

16.7 Waiver of Breach. A waiver by either Party of any one or more defaults by the other Party hereunder shall not operate as a waiver of any future default or defaults, whether of a like or of a different character.

16.8 Memorandum of Agreement. Lessor may either file or record a memorandum giving notice of this Agreement in the Official Public Records of the counties in which the Pipeline is located.

16.9 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be interpreted, construed, and governed by the laws of the State of Texas without reference to any conflict of law rule that might refer one to the law of another jurisdiction. Lessor and Lessee agree that any dispute arising out of or connected with this Agreement shall be adjudicated in the state or federal courts sitting in Harris County in the State of Texas, and venue shall at all times be proper there. Lessor and Lessee waive a trial by jury of any and all issues arising in any action or proceeding between the Parties or their successors, under or connected with this Agreement, or any of its provisions.

16.10 Counterparts. This Agreement may be executed in one or more counterparts (delivery of which may be made by facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective on the Effective Date.

[KINDER MORGAN ENTITY TBD]

By:
Name:
Title:

[SOUTHCROSS ENTITY TBD]

By:
Name:
Title:

[Signature page to Natural Gas Pipeline Lease Agreement by and between [KINDER MORGAN], as Lessor, and [SOUTHCROSS ENTITY TBD], as Lessee, dated _________, 2019]

12

Exhibit A

to

Natural Gas Pipeline Lease Agreement by and between [KINDER MORGAN], as Lessor, and [SOUTHCROSS ENTITY TBD], as Lessee, dated _________, 2019

MAP DESCRIBING PIPELINE

(See next page)

13

Point of Interconnect
27°45'35.56"N
97°45'58.64"W
Driveline 16" Leased
Conoco 20"
Petronila 8"
Lease Segment Start
27°45'35.36"N
97°45'59.33"W
PIN 350139
River Road
PIN 45096
Nueces Bay
Lease Segment End
27°47'2.69"N
97°38'32.90"W
Driveline 16" Leased
Site Location
Legend
TEJAS
CORPUS CHRISTI PIPELINE NETWORK (CCPN)
BAY CITY LATERAL

END OF EXBIBIT A

14

Exhibit B

to

Natural Gas Pipeline Lease Agreement by and between [KINDER MORGAN], as Lessor, and [SOUTHCROSS TBD], as Lessee, dated _________, 2019

INSURANCE

Lessee shall carry and maintain the following insurance from insurers having an A.M. Best rating of not less than A-/VIII:

A.

Commercial General Liability insurance with a limit of not less than $1,000,000 per occurrence and in the annual aggregate. Such insurance shall include coverage for sudden and accidental pollution liability;

B.	Commercial Automobile Liability with a limit of not less than $1,000,000, covering all owned, non-owned, hired and borrowed vehicles;

C.	Workers’ Compensation insurance in accordance with the laws of the state(s) in which the assets are located and Employer’s Liability insurance with limits of not less than $1,000,000 per occurrence;

D.

Excess Liability insurance with a minimum limit of not less than $10,000,000 per occurrence. Such umbrella policy shall follow the form of the Employer’s Liability Insurance, Commercial General Liability Insurance and Comprehensive Automobile Liability Insurance set out above, be in excess of those underlying policies without gaps in limits and provide coverage as broad as those underlying policies.

E.	Property Insurance or self-insurance on an all risk basis covering the maximum foreseeable loss of the leased property. Lessor will be included as a loss payee as its interests may appear.

All insurance coverage required herein except Workers’ Compensation and employer’s liability shall include Lessor as an additional insured on a primary and non-contributory basis to the extent of Lessee’s indemnity obligations. All insurance policies shall include waivers of subrogation in favor or Lessor.

All deductibles and/or self-insured retentions contained within the Lessee provided insurance shall be solely and exclusively for Lessee’s account. The insurance required under this Agreement shall in no way be deemed to be a limitation Lessee’s liability.

END OF EXHIBIT B

15

Form of Base Contract for Sale and Purchase of Natural Gas

This Base Contract is entered into as of the following date__________: The parties to this Base Contract are the following:

PARTY A PARTY B PARTY NAME KINDER MORGAN TEJAS PIPELINE LLC ENTITY TBD 1001 Louisiana St., Suite 1000 Houston, TX 77002 ADDRESS www. BUSINESS WEBSITE CONTRACT NUMBER 87-982-6576 D-U-N-S® NUMBER â–US FEDERAL: 26-0449826 _ US FEDERAL: TAX ID NUMBERS _ OTHER: _ OTHER: Delaware JURISDICTION OF ORGANIZATION _ Corporation â– LLC _ Corporation _ LLC _ Limited Partnership _ Partnership COMPANY TYPE _ Limited Partnership _ Partnership _ LLP _ Other: _ LLP _ Other: GUARANTOR (IF APPLICABLE) CONTACT INFORMATION ATTN: Marketing ATTN: TEL#: (713) 369-8797 FAX#: (713) 495-4879 ï,§ COMMERCIAL TEL#: FAX#: EMAIL: EMAIL: ATTN: Scheduling ATTN: TEL#: (713) 369-9271 FAX#: (713) 369-9375 ï,§ SCHEDULING TEL#: FAX#: EMAIL: EMAIL: ATTN: Contract Administration ï,§ CONTRACT ATTN: AND LEGAL TEL#: (713) 369-9099 FAX#: (713) 369-8785 TEL#: _ FAX#:________________ NOTICES EMAIL: contractadministration@kindermorgan.com EMAIL: ATTN: Credit Manager ATTN: TEL#: (713) 369-8898 FAX#: (713) 230-5589 ï,§ CREDIT TEL#: FAX#: EMAIL: Erdem_ozcan@kindermorgan.com EMAIL: ATTN: Contract Services ATTN: ï,§ TRANSACTION TEL#: (713) 369-8992 FAX#: (713) 369-8785 CONFIRMATION TEL#: FAX#: EMAIL: contractadministration@kindermorgan.com EMAIL: ACCOUNTING INFORMATION ATTN: Accounting ï,§ INVOICES ATTN: TEL#: (713) 369-8831 FAX#: ï,§ PAYMENTS TEL#: FAX#: EMAIL: patricia_dresner@kindermorgan.com ï,§ SETTLEMENTS EMAIL: BANK: JP Morgan Chase, N.A. WIRE TRANSFER BANK: ABA: 021000021 ACCT: 216871381 NUMBERS ABA: ACCT: OTHER DETAILS: (IF APPLICABLE) OTHER DETAILS: BANK: JP Morgan Chase, N.A. BANK: ACH NUMBERS ABA: 111000614 ACCT: 216871381 ABA: ACCT: (IF APPLICABLE) OTHER DETAILS: OTHER DETAILS: ATTN: ATTN: CHECKS ADDRESS: ADDRESS: (IF APPLICABLE)

Copyright © 2006 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	September 5, 2006

Form of Base Contract for Sale and Purchase of Natural Gas

(Continued)

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select the appropriate box(es) from each section:

Section 1.2 _ Oral (default) Section 10.2 â– No Additional Events of Default (default) Transaction OR Additional _ Indebtedness Cross Default Procedure â– Written Events of Default _ Party A: Section 2.7 _ 2 Business Days after receipt (default) _ Party B: Confirm OR Deadline â– 5 Business Days after receipt _ Transactional Cross Default Specified Transactions: Section 2.8 _ Seller (default) Confirming Party OR _ Buyer â– Kinder Morgan Tejas Pipeline LLC Section 3.2 _ Cover Standard (default) Section â– Early Termination Damages Apply (default) Performance OR 10.3.1 OR Obligation â–Spot Price Standard Early _ Early Termination Damages Do Not Apply Termination Damages Note: The following Spot Price Publication applies to both of the immediately preceding. Section â– Other Agreement Setoffs Apply (default) 10.3.2 Section 2.31 â– Gas Daily Midpoint (default) Other â– Bilateral (default) Spot Price OR Agreement _ Triangular Publication _ Setoffs OR _ Other Agreement Setoffs Do Not Apply Section 6 â– Buyer Pays At and After Delivery Point Taxes (default) OR _ Seller Pays Before and At Delivery Point Section 7.2 â– 25 th Day of Month following Month of Section 15.5 Texas Payment Date delivery (default) Choice Of OR Law _ Day of Month following Month of delivery Section 7.2 â– Wire transfer (default) Section 15.10 _ Confidentiality applies (default) Method of â– Automated Clearinghouse Credit (ACH) Confidentiality OR Payment _ Check â– Confidentiality does not apply Section 7.7 â– Netting applies (default) Netting OR _ Netting does not apply _ Special Provisions Number of sheets attached: _ Addendum(s): IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate. KINDER MORGAN TEJAS PIPELINE LLC PARTY NAME ENTITY TBD SIGNATURE By: By: PRINTED NAME TITLE

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 2 of 13	September 5, 2006

General Terms and Conditions

Base Contract for Sale and Purchase of Natural Gas

SECTION 1. PURPOSE AND PROCEDURES

1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.9.

The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.

Oral Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.

Written Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3. If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract.

SECTION 2. DEFINITIONS

The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.

2.1. “Additional Event of Default” shall mean Transactional Cross Default or Indebtedness Cross Default, each as and if selected by the parties pursuant to the Base Contract.

2.2. “Affiliate” shall mean, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of at least 50 percent of the voting power of the entity or person.

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 3 of 13	September 5, 2006

2.3. “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.

2.4. “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.

2.5. “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).

2.6. “Business Day(s)” shall mean Monday through Friday, excluding Federal Banking Holidays for transactions in the U.S.

2.7. “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.

2.8. “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.9. “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation, all of which shall form a single integrated agreement between the parties.

2.10. “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.11. “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.

2.12. “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.

2.13. “Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as cash, an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, guaranty, or other good and sufficient security of a continuing nature.

2.14. “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction.

2.15. “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.

2.16. “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.

2.17. “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.18. “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical” side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.

2.19. “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.20. “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

2.21. “Guarantor” shall mean any entity that has provided a guaranty of the obligations of a party hereunder.

2.22. “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.

2.23. “Indebtedness Cross Default” shall mean if selected on the Base Contract by the parties with respect to a party, that it or its Guarantor, if any, experiences a default, or similar condition or event however therein defined, under one or more agreements or instruments, individually or collectively, relating to indebtedness (such indebtedness to include any obligation whether present or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of borrowed money in an aggregate amount greater than the threshold specified in the Base Contract with respect to such party or its Guarantor, if any, which results in such indebtedness becoming immediately due and payable.

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 4 of 13	September 5, 2006

2.24. “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.25. “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.

2.26. “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.27. “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

2.28. “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.29. “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.30. “Specified Transaction(s)” shall mean any other transaction or agreement between the parties for the purchase, sale or exchange of physical Gas, and any other transaction or agreement identified as a Specified Transaction under the Base Contract.

2.31. “Spot Price “ as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

2.32. “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.

2.33. “Transactional Cross Default” shall mean if selected on the Base Contract by the parties with respect to a party, that it shall be in default, however therein defined, under any Specified Transaction.

2.34. “Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.

2.35. “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.

SECTION 3. PERFORMANCE OBLIGATION

3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.

The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.

Cover Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s) excluding any quantity for which no replacement is available; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s) excluding any quantity for which no sale is available; and (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available for all or any portion of the Contract Quantity of Gas, then in addition to (i) or (ii) above, as applicable, the sole and exclusive remedy of the performing party with respect to the Gas not replaced or sold shall be an amount equal to any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the quantity of such Gas not replaced or sold. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

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Spot Price Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

3.3. Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

3.4. In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.

SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES

4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2. The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.

SECTION 5. QUALITY AND MEASUREMENT

All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6. TAXES

The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.

Buyer Pays At and After Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Seller Pays Before and At Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

SECTION 7. BILLING, PAYMENT, AND AUDIT

7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.

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7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.

7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed without undue delay. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section.

7.5. If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 8. TITLE, WARRANTY, AND INDEMNITY

8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 15.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

8.3. Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of claims of title, personal injury (including death) or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury (including death) or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4. The parties agree that the delivery of and the transfer of title to all Gas under this Contract shall take place within the Customs Territory of the United States (as defined in general note 2 of the Harmonized Tariff Schedule of the United States 19 U.S.C. §1202, General Notes, page 3); provided, however, that in the event Seller took title to the Gas outside the Customs Territory of the United States, Seller represents and warrants that it is the importer of record for all Gas entered and delivered into the United States, and shall be responsible for entry and entry summary filings as well as the payment of duties, taxes and fees, if any, and all applicable record keeping requirements.

8.5. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

SECTION 9. NOTICES

9.1. All Transaction Confirmations, invoices, payment instructions, and other communications made pursuant to the Base Contract (“Notices”) shall be made to the addresses specified in writing by the respective parties from time to time.

9.2. All Notices required hereunder shall be in writing and may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is

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not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

9.4. The party receiving a commercially acceptable Notice of change in payment instructions or other payment information shall not be obligated to implement such change until ten Business Days after receipt of such Notice.

SECTION 10. FINANCIAL RESPONSIBILITY

10.1. If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y or its Guarantor, if applicable), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to X, including, but not limited to cash, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or guaranty. Y hereby grants to X a continuing first priority security interest in, lien on, and right of setoff against all Adequate Assurance of Performance in the form of cash transferred by Y to X pursuant to this Section 10.1. Upon the return by X to Y of such Adequate Assurance of Performance, the security interest and lien granted hereunder on that Adequate Assurance of Performance shall be released automatically and, to the extent possible, without any further action by either party.

10.2. In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its Guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; or ix) be the affected party with respect to any Additional Event of Default; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.

10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is legally permissible, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.

Early Termination Damages Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).

For purposes of this Section 10.3.1, “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.

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Early Termination Damages Do Not Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.

The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.

Other Agreement Setoffs Apply:

Bilateral Setoff Option:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party is hereby authorized to setoff any Net Settlement Amount against (i) any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract; and (ii) any amount(s) (including any excess cash margin or excess cash collateral) owed or held by the party that is entitled to the Net Settlement Amount under any other agreement or arrangement between the parties.

Triangular Setoff Option:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option, and without prior Notice to the Defaulting Party, the Non-Defaulting Party is hereby authorized to setoff (i) any Net Settlement Amount against any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract; (ii) any Net Settlement Amount against any amount(s) (including any excess cash margin or excess cash collateral) owed by or to a party under any other agreement or arrangement between the parties; (iii) any Net Settlement Amount owed to the Non-Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Non-Defaulting Party or its Affiliates to the Defaulting Party under any other agreement or arrangement; (iv) any Net Settlement Amount owed to the Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Defaulting Party to the Non-Defaulting Party or its Affiliates under any other agreement or arrangement; and/or (v) any Net Settlement Amount owed to the Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Defaulting Party or its Affiliates to the Non-Defaulting Party under any other agreement or arrangement.

Other Agreement Setoffs Do Not Apply:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount against any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract.

10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

10.4. As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of the Net Settlement Amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount as well as any setoffs applied against such amount pursuant to Section 10.3.2, shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount as adjusted by setoffs, shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5. The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.

10.6. The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.

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10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 11. FORCE MAJEURE

11.1. Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars, or acts of terror; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Contract; (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller’s gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.

11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.

SECTION 12. TERM

This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6, Section 10, Section 13, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

SECTION 13. LIMITATIONS

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 10 of 13	September 5, 2006

SECTION 14. MARKET DISRUPTION

If a Market Disruption Event has occurred then the parties shall negotiate in good faith to agree on a replacement price for the Floating Price (or on a method for determining a replacement price for the Floating Price) for the affected Day, and if the parties have not so agreed on or before the second Business Day following the affected Day then the replacement price for the Floating Price shall be determined within the next two following Business Days with each party obtaining, in good faith and from non-affiliated market participants in the relevant market, two quotes for prices of Gas for the affected Day of a similar quality and quantity in the geographical location closest in proximity to the Delivery Point and averaging the four quotes. If either party fails to provide two quotes then the average of the other party’s two quotes shall determine the replacement price for the Floating Price. “Floating Price” means the price or a factor of the price agreed to in the transaction as being based upon a specified index. “Market Disruption Event” means, with respect to an index specified for a transaction, any of the following events: (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading on the exchange or market acting as the index; (c) the temporary or permanent discontinuance or unavailability of the index; (d) the temporary or permanent closing of any exchange acting as the index; or (e) both parties agree that a material change in the formula for or the method of determining the Floating Price has occurred. For the purposes of the calculation of a replacement price for the Floating Price, all numbers shall be rounded to three decimal places. If the fourth decimal number is five or greater, then the third decimal number shall be increased by one and if the fourth decimal number is less than five, then the third decimal number shall remain unchanged.

SECTION 15. MISCELLANEOUS

15.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or Affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.

15.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

15.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

15.4. This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.

15.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

15.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.

15.7. There is no third party beneficiary to this Contract.

15.8. Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

15.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.

15.10. Unless the parties have elected on the Base Contract not to make this Section 15.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract , (iii) to the extent necessary to implement any transaction, (iv) to the extent necessary to comply with a regulatory agency’s reporting requirements including but not limited to gas cost recovery proceedings; or (v) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 11 of 13	September 5, 2006

In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.

15.11. The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties

15.12. Any original executed Base Contract, Transaction Confirmation or other related document may be digitally copied, photocopied, or stored on computer tapes and disks (the “Imaged Agreement”). The Imaged Agreement, if introduced as evidence on paper, the Transaction Confirmation, if introduced as evidence in automated facsimile form, the recording, if introduced as evidence in its original form, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of the recording, the Transaction Confirmation, or the Imaged Agreement on the basis that such were not originated or maintained in documentary form. However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.

DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 12 of 13	September 5, 2006

EXHIBIT A

TRANSACTION CONFIRMATION

FOR IMMEDIATE DELIVERY

Letterhead/Logo Date: ____________________________, Transaction Confirmation #: This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated ______________________. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract. SELLER: BUYER: Attn: Attn: Phone: Phone: Fax: Fax: Base Contract No. Base Contract No. Transporter: Transporter: Transporter Contract Number: Transporter Contract Number: Contract Price: $ /MMBtu or Delivery Period: Begin: , End: , Performance Obligation and Contract Quantity: (Select One) Firm (Fixed Quantity): Firm (Variable Quantity): Interruptible: MMBtus/day MMBtus/day Minimum Up to MMBtus/day _ EFP MMBtus/day Maximum subject to Section 4.2. at election of _ Buyer or _ Seller Delivery Point(s): (If a pooling point is used, list a specific geographic and pipeline location): Special Conditions: Seller: Buyer: By: By: Title: Title: Date: Date:

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 13 of 13	September 5, 2006

NEW GP ENTITY TBD

SPECIAL PROVISIONS TO NAESB BASE CONTRACT FOR

SALE AND PURCHASE OF NATURAL GAS

KINDER MORGAN TEJAS PIPELINE LLC and [ENTITY TBD] hereby agree to the following Special Provisions to the NAESB Base Contract for Sale and Purchase of Natural Gas (“Base Contract”) dated and effective as of ____________, _____. These Special Provisions modify and amend the Base Contract and shall be attached thereto. The Base Contract, as modified by these Special Provisions, shall apply to all transactions for the purchase and sale of Gas between the Parties. If there is a conflict between these Special Provisions and the Base Contract, these Special Provisions shall control. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Base Contract.

The General Terms and Conditions of the Base Contract shall be modified as follows:

1.	Section 2 is modified as follows:

•	In Section 2.7, delete the “second Business Day” and replace it with “fifth Business Day”.

•	Section 2.13 is deleted in its entirety and replaced with the following:

“Credit Support Obligations” shall mean the Adequate Assurance of Performance specifically requested by the Demanding Party.”

•	The definition in Section 2.18 is deleted in its entirety and the words, “intentionally omitted” are inserted.

•	Adding a new Section 2.36, 2.37, 2.38, and 2.39 as follows:

“2.36. “Investment Grade Credit Rating” means, with respect to a party or entity, including a party’s guarantor, on any date of determination, the rating then assigned to its senior unsecured long-term indebtedness ( not supported by a third party credit enhancement), or in the event a party has no such indebtedness, its then current corporate credit rating, of at least BBB- or better by Standard & Poor’s Corporation, or its successor (S&P), and at least Baa3 or better by Moody’s Investor Service, Inc. or its successor (Moody’s).”

“2.37. “Letter of Credit” means an irrevocable, transferable, standby letter of credit, issued by a U.S. commercial bank or foreign bank with a U.S. branch office, with a credit rating of at least “A-” by S&P or A3 by Moody’s. The form of the Letter of Credit and its issuer shall be reasonably acceptable to the party in whose favor the Letter of Credit is issued.”

“2.38. “Demanding Party” means the party who is entitled to receive Adequate Assurances of Performance and “Questioned Party” means the party whose creditworthiness is being questioned.”

“2.39. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to the party demanding the same including, but not limited to cash, a standby irrevocable letter of credit issued by a Qualified Institution, a prepayment, accelerated payment(s), a security interest in an asset, a Guaranty or other acceptable form of security, consideration or assurance of performance.”

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2.	Section 3.2 “Spot Price Standard” is modified by adding the following after the words “Spot Price” in clauses (i) and (ii) of the first sentence:

“published on the next Transaction Date following the Day of non-receipt or non-delivery, as applicable. As used in this Contract, the term “Transaction Date” shall mean that transaction date identified in the pricing index selected by the Parties in relation to a corresponding flow date(s).”

3.	Section 6 “Buyer Pays At and After Delivery Point” is modified by adding the following sentence after the second sentence:

“Without in any manner limiting the foregoing, it is specifically agreed that Buyer shall reimburse Seller for any Texas gross utilities taxes to which Seller may be subject due to it sale of gas hereunder.”

4.	Section 7.7 of Section 7. “Billing, Payment, and Audit” is modified by deleting Section 7.7 in its entirety and replacing it with the following Section 7.7 in lieu thereof:

“7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract. Prior to the Payment Date, the parties shall confer by any reasonable means to compare and confirm invoice amounts and total amounts owed to each other. All undisputed amounts (including any related liquidated damages, interest, and payments or credits) owed by one party to the other party under this Contract during such month shall be netted such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.”

5.

Section 8.3 of Section 8 “Title, Warranty, and Indemnity” is modified by adding the words “(including without limitation any and all Claims from owners of working interests, royalties, overriding royalties, bonus payments, production payments and other similar payments)” after the words “claims of title” in the first sentence.

6.	Section 9.3 of Section 9 “Notices” is modified by adding the words “in the receiving party’s time zone” after the words “after five p.m. on a Business Day” in the third sentence.

7.	Section 10 is modified as follows:

•	Section 10.1 is deleted in its entirety and replaced with the following:

“10.1 Throughout the term of this Contract, each party will provide the other party with its or its parent entity’s or its guarantor’s, as applicable, annual audited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and quarterly unaudited consolidated financial statements prepared in accordance with GAAP (subject to normal year-end adjustments and the omission of footnotes) within 120 days after the end of each fiscal year and 60 days after the end of each fiscal quarter, as applicable, and in each case fairly presenting the financial condition of the applicable entity or entities (or its guarantor, as applicable) (which such

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providing party hereby represents and warrants as such) and certified by the chief financial officer of the applicable entity; provided, however, in the event such entity is required to make its annual audited and quarterly financial statements available to the public, then the other party shall use public sources to obtain the information. Prior to the commencement of performance, or at any time during the term of this Contract, if a party has a reasonable good faith belief that the ability of the other party or other party’s guarantor to perform its obligations is materially impaired or if the Demanding Party is concerned as to the creditworthiness of the Questioned Party, for reasons, including, but not limited to, a party or its guarantor’s loss of its Investment Grade Credit Rating, the Demanding Party may demand Adequate Assurance of Performance and/or payment of such exposure.”

•	Section 10.2., “Financial Responsibility” is deleted in its entirety and replaced with the following Section 10.2:

“10.2 In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it which is not dismissed within 30 days of being filed or commenced; (iii) otherwise become bankrupt or insolvent (however evidenced) ; (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any material obligation to the other party under the Contract or with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within two (2) Business Days of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.”

•	In Section 10.3.1, in the second paragraph, sixth line, after the words “trading markets” and before the comma add the following:

“…such leading dealers shall not be parties to this Contract or affiliates of a party to this Contract...”

•	Section 10.3.2 is modified as follows:

•	Delete the second sentence of the option entitled “Other Agreement Setoffs Apply” and replace it with the following:

“At the sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (1) any Net Settlement Amount owed to the Non-Defaulting Party against any collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (2) any Net Settlement Amount payable to the Defaulting Party against any amounts payable by the Defaulting Party to the Non-Defaulting Party under any other contract between the parties, including, but not limited to transportation, storage or facilities contracts.”

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•	Section 10.4 is modified as follows:

•	Replace the second sentence with the following:

“The Notice shall be provided no later than thirty (30) days after the Early Termination Date and shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party.”

•	Insert the words “Subject to the rights provided in Section 7.4.,” prior to the beginning of the third sentence thereof.

•	Section 10.5 is deleted in its entirety and replaced with the following:

“10.5 (a) The parties understand and agree that (i) transaction(s) hereunder constitute “forward contracts” within the meaning of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”); (ii) each of the parties is a “forward contract merchant” within the meaning of the Bankruptcy Code with respect to any transactions that constitute “forward contracts”; (iii) all payments made or to be made by one party to the other party pursuant to this Contract constitute “settlement payments” within the meaning of the Bankruptcy Code; (iv) all transfers of credit support by one party to the other party under this Contract constitute “margin payments” within the meaning of the Bankruptcy Code; (v) each party’s rights under Section 10 “Financial Responsibility” of this Contract constitute a “contractual right to liquidate” the transactions within the meaning of Section 556 of the Bankruptcy Code, and (vi) if the parties have elected to have Section 7.7, Netting, apply to this Contract, then (1) this Contract constitutes a “master netting agreement” within the meaning of the Bankruptcy Code and (2) each party is deemed as a “master netting agreement participant” within the meaning of the Bankruptcy Code.

(b) for purposes of this Contract, neither party is a “utility” as such term is used in Section 366 of the Bankruptcy Code, and each party agrees to waive and not to assert the applicability of the provisions of said Section 366 in any bankruptcy proceeding wherein such party is a debtor. In any such proceeding, each party further agrees to waive the right to assert that the other party is a provider of last resort.

(c) upon a party becoming bankrupt, the other party shall be entitled to exercise its rights and remedies under this Contract in accordance with the safe harbor provisions of the Bankruptcy Code set forth in, inter alia, Sections 362(b)(6), 546(e), 548(d)(2), 553(b)(1), 556 and 561 thereof.”

8.	Section 11 is modified as follows:

•	Delete the last sentence of Section 11.1 in its entirety.

•	Delete Section 11.2 in its entirety and replace it with the following:

“Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic

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region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars, or acts of terror; (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction; (vi) necessary or desirable inspections, alterations and repairs to machinery or equipment or lines of pipe, and (vii) any cause not reasonably within the control of the party claiming suspension. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance. As used herein, the term “reasonable effort” will not require a party to use extraordinary efforts or incur extraordinary costs to avoid or remedy the Force Majeure event or its effects.”

•	Add the following as Section 11.3, with the current Sections 11.3, 11.4, 11.5 and 11.6 re-numbered accordingly:

“Without limiting the foregoing Section 11.2, it is recognized that Seller may be subject to governmentally sanctioned or mandated orders or plans for Gas allocation and/or curtailment in the event of a Gas shortage. It is stipulated that any reduction or suspension of Gas deliveries by Seller in compliance with such an order or plan shall be deemed to be fully excused by the provisions of this Section 11 and shall not cause the incurrence of any liability of any kind or type by Seller to Buyer.”

9.	Section 12 is deleted in its entirety and replaced with the following:

“Except as otherwise provided herein (including without limitation Section 10.3), this Contract may be terminated on thirty Days’ Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction; provided however, any provisions that by their nature should, or by their express terms do, survive or extend beyond termination or expiration of this Contract, including without limitation the obligations to make payment hereunder and the obligation of either party to indemnify the other, shall survive termination or expiration of this Contract or any Transaction Confirmation.”

10.	The following is added as a new Section 15.13.:

“15.13. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE CONTRACT OR ANY TRANSACTION CONFIRMATION.”

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IN WITNESS WHEREOF, the parties have executed these Special Provisions to supplement and, where applicable to modify and supersede the Base Contract between the parties.

KINDER MORGAN TEJAS PIPELINE LLC	[ENTITY TBD]

By: ____________________________________	By: __________________________________________
Name: __________________________________	Name: ________________________________________
Title: ___________________________________	Title: _________________________________________
Date: ___________________________________	Date: _________________________________________

6

FORM OF TRANSACTION CONFIRMATION

FOR IMMEDIATE DELIVERY

6 MONTH DEAL

[KINDER MORGAN TEJAS PIPELINE LLC]	Contract # 82-_____________ Date:

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated [Contract Date]. The terms of this Transaction Confirmation are binding upon execution by Buyer and Seller.

BUYER: [KINDER MORGAN TEJAS PIPELINE LLC] 1001 Louisiana, Suite 1000 Houston, Texas 77002 Attn: Contract Administration Phone: (713) 369-9099 Email: contractadministration@kindermorgan.com	SELLER: [ENTITY TBD] [ADDRESS] [CITY, STATE, ZIP CODE] Attn: Phone: Email:

1. PERFORMANCE OBLIGATION AND CONTRACT QUANTITY:

[SOUTHCROSS Debtor Entity] and [Seller/Seller’s affiliate] are parties to that certain Asset Purchase Agreement dated [DATE] (the “Asset Purchase Agreement”) for the purchase of certain assets in Refugio County, Texas, including the Woodsboro Gas processing plant (the “Asset Purchase”).

1.1 Daily Baseload Quantity. Subject to the other provisions of this Transaction Confirmation, on each Day during the Delivery Period, Seller agrees to deliver and sell, and Buyer agrees to receive and purchase, at the Delivery Point, on a Firm basis, a fixed daily quantity of Gas not to exceed one hundred twenty-five thousand (125,000) MMBtu of Gas per Day. Seller will notify Buyer by 12:00 noon on the fifth (5th) Business Day prior to the first Day of the Month of the quantity of Gas that Seller expects to deliver at the Delivery Point each Day during the next succeeding Month (“Daily Baseload Quantity”). Once nominated, the Daily Baseload Quantity during any Month is not subject to change.

2. CONTRACT PRICE:

2.1 Daily Baseload Quantity Price. The total price, dry basis, payable for each MMBtu of Daily Baseload Quantity Gas will be equal to the price for the first issue of Platts’ Inside FERC’s Gas Market Report® (as published by S&P Global) published in the Month of delivery, MONTHLY BIDWEEK SPOT GAS PRICES, East Texas, Houston Ship Channel—under the column “Index”; for the applicable Month in which deliveries are made under this Transaction Confirmation, less ten cents ($0.10) per MMBtu.

2.2 Index Cessation. If any periodical or the reporting of an index used to determine a price under this Transaction Confirmation is discontinued, then the parties will immediately and in good faith enter into negotiations, in the case of permanent cessation of publication, to select a replacement index or other pricing methodology reflecting equivalent market prices, such replacement index or other pricing methodology to be effective as of the date the prior index or trade publication ceased. Until the replacement index, or other pricing methodology, has been determined and applied retroactively, payments will be made in the interim based on the last posted index. Upon determination of a replacement index or other pricing methodology, any interim payment will be adjusted retroactively based upon the replacement index or other pricing methodology and the net difference paid promptly to Seller or Buyer, as the case may be. However, if the parties are unable to agree on such replacement index or other pricing methodology, within thirty (30) Days of the initiation of discussions for a replacement index or other pricing methodology, Buyer may, utilizing commercially reasonable principles, designate a replacement index or other pricing methodology.

In the case of a temporary unavailability of the relevant index, the parties may enter into immediate good faith negotiations to determine an index or other pricing methodology reflecting equivalent market prices to be utilized as a replacement index or other pricing methodology during such period of temporary unavailability. In the interim, payment will be based on the last posted index, with any interim payments adjusted retroactively based on the replacement index, and the net difference paid promptly to Seller or Buyer, as the case may be. However, if the parties are unable to agree on such replacement index price or other pricing methodology within thirty (30) Days of the initiation of discussions for a replacement index price or other pricing methodology, then Buyer may, utilizing commercially reasonable principles, designate a replacement index or other pricing methodology.

3. DELIVERY PERIOD: This Transaction Confirmation is effective upon the date of execution by both parties with the Delivery Period commencing on the first Day of the Month following the Closing Date of the Asset Purchase, as defined in the Asset Purchase Agreement. , (the “Commencement Date”) and continuing for a term of six (6) Months.

Seller will notify Buyer of the Commencement Date by providing at least five (5) Business Days prior written notice.

4. DELIVERY POINT(S): Woodsboro/La Rosa [TBD], PIN [TBD], Refugio County, Texas.

5. SPECIAL CONDITIONS:

5.1 Trade Option Representations. To the extent that any transaction is a commodity option within the meaning of the Commodity Futures Trading Commission’s (“CFTC”) regulations found at 17 C.F.R. Part 32: The seller of the option represents to the buyer of the option that in connection with the Transaction Confirmation, the seller of the option is either (i) an eligible contract participant as defined in section 1a(18) of the Commodity Exchange Act (“Act”), as further jointly defined or interpreted by the CFTC and the Securities Exchange Commission or expanded by the CFTC pursuant to section 1a(18)(C) of the Act (an “ECP”), or (ii) a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this Transaction Confirmation, or the products or byproducts thereof, and is offering or entering into this Transaction Confirmation solely for the purposes related to its business as such; and the buyer of the option represents to the seller of the option that in connection with the transaction the buyer of the option is a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this Transaction Confirmation or the products or by-products thereof and is offering or entering into this Transaction Confirmation solely for purposes related to its business as such.

Both parties hereby confirm to each other that this Transaction Confirmation is intended to be physically settled so that, if exercised, the option would result in the sale of an exempt commodity for immediate or deferred delivery.

BUYER:	SELLER:
[KINDER MORGAN TEJAS PIPELINE LLC]	[ENTITY TBD]

By: _______________________________________	By: _________________________________________
Title: ______________________________________	Title: ________________________________________
Date: ______________________________________	Date: ________________________________________

Form of Base Contract for Sale and Purchase of Natural Gas

This Base Contract is entered into as of the following date__________: The parties to this Base Contract are the following:

PARTY A PARTY B PARTY NAME KINDER MORGAN TEJAS PIPELINE LLC [SOUTHCROSS DEBTOR ENTITY] 1001 Louisiana St., Suite 1000 Houston, TX 77002 ADDRESS www. BUSINESS WEBSITE CONTRACT NUMBER 87-982-6576 D-U-N-S® NUMBER â– US FEDERAL: 26-0449826 _ US FEDERAL: TAX ID NUMBERS _ OTHER: _ OTHER: Delaware JURISDICTION OF ORGANIZATION _ Corporation â– LLC _ Corporation _ LLC _ Limited Partnership _ Partnership COMPANY TYPE _ Limited Partnership _ Partnership _ LLP _ Other: _ LLP _ Other: GUARANTOR (IF APPLICABLE) CONTACT INFORMATION ATTN: Marketing ATTN: TEL#: (713) 369-8797 FAX#: (713) 495-4879 ï,§ COMMERCIAL TEL#: FAX#: EMAIL: EMAIL: ATTN: Scheduling ATTN: TEL#: (713) 369-9271 FAX#: (713) 369-9375 ï,§ SCHEDULING TEL#: FAX#: EMAIL: EMAIL: ATTN: Contract Administration ï,§ CONTRACT ATTN: AND LEGAL TEL#: (713) 369-9099 FAX#: (713) 369-8785 TEL#: _ FAX#:________________ NOTICES EMAIL: contractadministration@kindermorgan.com EMAIL: ATTN: Credit Manager ATTN: TEL#: (713) 369-8898 FAX#: (713) 230-5589 ï,§ CREDIT TEL#: FAX#: EMAIL: Erdem_ozcan@kindermorgan.com EMAIL: ATTN: Contract Services ATTN: ï,§ TRANSACTION TEL#: (713) 369-8992 FAX#: (713) 369-8785 CONFIRMATION TEL#: FAX#: EMAIL: contractadministration@kindermorgan.com EMAIL: ACCOUNTING INFORMATION ATTN: Accounting ï,§ INVOICES ATTN: TEL#: (713) 369-8831 FAX#: ï,§ PAYMENTS TEL#: FAX#: EMAIL: patricia_dresner@kindermorgan.com ï,§ SETTLEMENTS EMAIL: BANK: JP Morgan Chase, N.A. WIRE TRANSFER BANK: ABA: 021000021 ACCT: 216871381 NUMBERS ABA: ACCT: OTHER DETAILS: (IF APPLICABLE) OTHER DETAILS: BANK: JP Morgan Chase, N.A. BANK: ACH NUMBERS ABA: 111000614 ACCT: 216871381 ABA: ACCT: (IF APPLICABLE) OTHER DETAILS: OTHER DETAILS: ATTN: ATTN: CHECKS ADDRESS: ADDRESS: (IF APPLICABLE)

Copyright © 2006 North American Energy Standards Board, Inc.	NAESB Standard 6.3.1
All Rights Reserved	September 5, 2006

Form of Base Contract for Sale and Purchase of Natural Gas

(Continued)

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select the appropriate box(es) from each section:

Section 1.2 _ Oral (default) Section 10.2 â– No Additional Events of Default (default) Transaction OR Additional _ Indebtedness Cross Default Procedure â– Written Events of Default _ Party A: Section 2.7 _ 2 Business Days after receipt (default) _ Party B: Confirm OR Deadline â– 5 Business Days after receipt _ Transactional Cross Default Specified Transactions: Section 2.8 _ Seller (default) Confirming Party OR _ Buyer â– Kinder Morgan Tejas Pipeline LLC Section 3.2 _ Cover Standard (default) Section â– Early Termination Damages Apply (default) Performance OR 10.3.1 OR Obligation â–Spot Price Standard Early _ Early Termination Damages Do Not Apply Termination Damages Note: The following Spot Price Publication applies to both of the immediately preceding. Section â– Other Agreement Setoffs Apply (default) 10.3.2 Section 2.31 â– Gas Daily Midpoint (default) Other â– Bilateral (default) Spot Price OR Agreement _ Triangular Publication _ Setoffs OR _ Other Agreement Setoffs Do Not Apply Section 6 â– Buyer Pays At and After Delivery Point Taxes (default) OR _ Seller Pays Before and At Delivery Point Section 7.2 â– 25 th Day of Month following Month of Section 15.5 Texas Payment Date delivery (default) Choice Of OR Law _ Day of Month following Month of delivery Section 7.2 â– Wire transfer (default) Section 15.10 _ Confidentiality applies (default) Method of â– Automated Clearinghouse Credit (ACH) Confidentiality OR Payment _ Check â– Confidentiality does not apply Section 7.7 â– Netting applies (default) Netting OR _ Netting does not apply _ Special Provisions Number of sheets attached: _ Addendum(s): IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate. KINDER MORGAN TEJAS PIPELINE LLC PARTY NAME [SOUTHCROSS DEBTOR ENTITY] SIGNATURE By: By: PRINTED NAME TITLE

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
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General Terms and Conditions

Base Contract for Sale and Purchase of Natural Gas

SECTION 1. PURPOSE AND PROCEDURES

1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.9.

The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.

Oral Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.

Written Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3. If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract.

SECTION 2. DEFINITIONS

The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.

2.1. “Additional Event of Default” shall mean Transactional Cross Default or Indebtedness Cross Default, each as and if selected by the parties pursuant to the Base Contract.

2.2. “Affiliate” shall mean, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of at least 50 percent of the voting power of the entity or person.

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2.3. “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.

2.4. “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.

2.5. “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).

2.6. “Business Day(s)” shall mean Monday through Friday, excluding Federal Banking Holidays for transactions in the U.S.

2.7. “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.

2.8. “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.9. “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation, all of which shall form a single integrated agreement between the parties.

2.10. “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.11. “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.

2.12. “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.

2.13. “Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as cash, an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, guaranty, or other good and sufficient security of a continuing nature.

2.14. “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction.

2.15. “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.

2.16. “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.

2.17. “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.18. “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical” side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.

2.19. “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.20. “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

2.21. “Guarantor” shall mean any entity that has provided a guaranty of the obligations of a party hereunder.

2.22. “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.

2.23. “Indebtedness Cross Default” shall mean if selected on the Base Contract by the parties with respect to a party, that it or its Guarantor, if any, experiences a default, or similar condition or event however therein defined, under one or more agreements or instruments, individually or collectively, relating to indebtedness (such indebtedness to include any obligation whether present or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of borrowed money in an aggregate amount greater than the threshold specified in the Base Contract with respect to such party or its Guarantor, if any, which results in such indebtedness becoming immediately due and payable.

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2.24. “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.25. “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.

2.26. “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.27. “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

2.28. “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.29. “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.30. “Specified Transaction(s)” shall mean any other transaction or agreement between the parties for the purchase, sale or exchange of physical Gas, and any other transaction or agreement identified as a Specified Transaction under the Base Contract.

2.31. “Spot Price “ as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

2.32. “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.

2.33. “Transactional Cross Default” shall mean if selected on the Base Contract by the parties with respect to a party, that it shall be in default, however therein defined, under any Specified Transaction.

2.34. “Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.

2.35. “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.

SECTION 3. PERFORMANCE OBLIGATION

3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.

The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.

Cover Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s) excluding any quantity for which no replacement is available; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s) excluding any quantity for which no sale is available; and (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available for all or any portion of the Contract Quantity of Gas, then in addition to (i) or (ii) above, as applicable, the sole and exclusive remedy of the performing party with respect to the Gas not replaced or sold shall be an amount equal to any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the quantity of such Gas not replaced or sold. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

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Spot Price Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

3.3. Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

3.4. In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.

SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES

4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2. The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.

SECTION 5. QUALITY AND MEASUREMENT

All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6. TAXES

The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.

Buyer Pays At and After Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Seller Pays Before and At Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

SECTION 7. BILLING, PAYMENT, AND AUDIT

7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.

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7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.

7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed without undue delay. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section.

7.5. If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 8. TITLE, WARRANTY, AND INDEMNITY

8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 15.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

8.3. Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of claims of title, personal injury (including death) or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury (including death) or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4. The parties agree that the delivery of and the transfer of title to all Gas under this Contract shall take place within the Customs Territory of the United States (as defined in general note 2 of the Harmonized Tariff Schedule of the United States 19 U.S.C. §1202, General Notes, page 3); provided, however, that in the event Seller took title to the Gas outside the Customs Territory of the United States, Seller represents and warrants that it is the importer of record for all Gas entered and delivered into the United States, and shall be responsible for entry and entry summary filings as well as the payment of duties, taxes and fees, if any, and all applicable record keeping requirements.

8.5. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

SECTION 9. NOTICES

9.1. All Transaction Confirmations, invoices, payment instructions, and other communications made pursuant to the Base Contract (“Notices”) shall be made to the addresses specified in writing by the respective parties from time to time.

9.2. All Notices required hereunder shall be in writing and may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is

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All Rights Reserved	Page 7 of 13	September 5, 2006

not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

9.4. The party receiving a commercially acceptable Notice of change in payment instructions or other payment information shall not be obligated to implement such change until ten Business Days after receipt of such Notice.

SECTION 10. FINANCIAL RESPONSIBILITY

10.1. If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y or its Guarantor, if applicable), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to X, including, but not limited to cash, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or guaranty. Y hereby grants to X a continuing first priority security interest in, lien on, and right of setoff against all Adequate Assurance of Performance in the form of cash transferred by Y to X pursuant to this Section 10.1. Upon the return by X to Y of such Adequate Assurance of Performance, the security interest and lien granted hereunder on that Adequate Assurance of Performance shall be released automatically and, to the extent possible, without any further action by either party.

10.2. In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its Guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; or ix) be the affected party with respect to any Additional Event of Default; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.

10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is legally permissible, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.

Early Termination Damages Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).

For purposes of this Section 10.3.1, “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.

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All Rights Reserved	Page 8 of 13	September 5, 2006

Early Termination Damages Do Not Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.

The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.

Other Agreement Setoffs Apply:

Bilateral Setoff Option:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party is hereby authorized to setoff any Net Settlement Amount against (i) any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract; and (ii) any amount(s) (including any excess cash margin or excess cash collateral) owed or held by the party that is entitled to the Net Settlement Amount under any other agreement or arrangement between the parties.

Triangular Setoff Option:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option, and without prior Notice to the Defaulting Party, the Non-Defaulting Party is hereby authorized to setoff (i) any Net Settlement Amount against any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract; (ii) any Net Settlement Amount against any amount(s) (including any excess cash margin or excess cash collateral) owed by or to a party under any other agreement or arrangement between the parties; (iii) any Net Settlement Amount owed to the Non-Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Non-Defaulting Party or its Affiliates to the Defaulting Party under any other agreement or arrangement; (iv) any Net Settlement Amount owed to the Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Defaulting Party to the Non-Defaulting Party or its Affiliates under any other agreement or arrangement; and/or (v) any Net Settlement Amount owed to the Defaulting Party against any amount(s) (including any excess cash margin or excess cash collateral) owed by the Defaulting Party or its Affiliates to the Non-Defaulting Party under any other agreement or arrangement.

Other Agreement Setoffs Do Not Apply:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount against any margin or other collateral held by a party in connection with any Credit Support Obligation relating to the Contract.

10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

10.4. As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of the Net Settlement Amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount as well as any setoffs applied against such amount pursuant to Section 10.3.2, shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount as adjusted by setoffs, shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5. The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.

10.6. The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.

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10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 11. FORCE MAJEURE

11.1. Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars, or acts of terror; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Contract; (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller’s gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.

11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.

SECTION 12. TERM

This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6, Section 10, Section 13, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

SECTION 13. LIMITATIONS

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

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SECTION 14. MARKET DISRUPTION

If a Market Disruption Event has occurred then the parties shall negotiate in good faith to agree on a replacement price for the Floating Price (or on a method for determining a replacement price for the Floating Price) for the affected Day, and if the parties have not so agreed on or before the second Business Day following the affected Day then the replacement price for the Floating Price shall be determined within the next two following Business Days with each party obtaining, in good faith and from non-affiliated market participants in the relevant market, two quotes for prices of Gas for the affected Day of a similar quality and quantity in the geographical location closest in proximity to the Delivery Point and averaging the four quotes. If either party fails to provide two quotes then the average of the other party’s two quotes shall determine the replacement price for the Floating Price. “Floating Price” means the price or a factor of the price agreed to in the transaction as being based upon a specified index. “Market Disruption Event” means, with respect to an index specified for a transaction, any of the following events: (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading on the exchange or market acting as the index; (c) the temporary or permanent discontinuance or unavailability of the index; (d) the temporary or permanent closing of any exchange acting as the index; or (e) both parties agree that a material change in the formula for or the method of determining the Floating Price has occurred. For the purposes of the calculation of a replacement price for the Floating Price, all numbers shall be rounded to three decimal places. If the fourth decimal number is five or greater, then the third decimal number shall be increased by one and if the fourth decimal number is less than five, then the third decimal number shall remain unchanged.

SECTION 15. MISCELLANEOUS

15.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or Affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.

15.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

15.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

15.4. This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.

15.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

15.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.

15.7. There is no third party beneficiary to this Contract.

15.8. Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

15.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.

15.10. Unless the parties have elected on the Base Contract not to make this Section 15.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract , (iii) to the extent necessary to implement any transaction, (iv) to the extent necessary to comply with a regulatory agency’s reporting requirements including but not limited to gas cost recovery proceedings; or (v) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.

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In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.

15.11. The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties

15.12. Any original executed Base Contract, Transaction Confirmation or other related document may be digitally copied, photocopied, or stored on computer tapes and disks (the “Imaged Agreement”). The Imaged Agreement, if introduced as evidence on paper, the Transaction Confirmation, if introduced as evidence in automated facsimile form, the recording, if introduced as evidence in its original form, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of the recording, the Transaction Confirmation, or the Imaged Agreement on the basis that such were not originated or maintained in documentary form. However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.

DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

Copyright © 2006 North American Energy Standards Board, Inc.		NAESB Standard 6.3.1
All Rights Reserved	Page 12 of 13	September 5, 2006

EXHIBIT A

TRANSACTION CONFIRMATION

FOR IMMEDIATE DELIVERY

Letterhead/Logo Date: ____________________________, Transaction Confirmation #: This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated ______________________. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract. SELLER: BUYER: Attn: Attn: Phone: Phone: Fax: Fax: Base Contract No. Base Contract No. Transporter: Transporter: Transporter Contract Number: Transporter Contract Number: Contract Price: $ /MMBtu or Delivery Period: Begin: , End: , Performance Obligation and Contract Quantity: (Select One) Firm (Fixed Quantity): Firm (Variable Quantity): Interruptible: MMBtus/day MMBtus/day Minimum Up to MMBtus/day _ EFP MMBtus/day Maximum subject to Section 4.2. at election of _ Buyer or _ Seller Delivery Point(s): (If a pooling point is used, list a specific geographic and pipeline location): Special Conditions: Seller: Buyer: By: By: Title: Title: Date: Date:

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All Rights Reserved	Page 13 of 13	September 5, 2006

Southcross

Debtor entity

SPECIAL PROVISIONS TO NAESB BASE CONTRACT FOR

SALE AND PURCHASE OF NATURAL GAS

KINDER MORGAN TEJAS PIPELINE LLC and [SOUTHCROSS DEBTOR ENTITY] hereby agree to the following Special Provisions to the NAESB Base Contract for Sale and Purchase of Natural Gas (“Base Contract”) dated and effective as of                     ,             . These Special Provisions modify and amend the Base Contract and shall be attached thereto. The Base Contract, as modified by these Special Provisions, shall apply to all transactions for the purchase and sale of Gas between the Parties. If there is a conflict between these Special Provisions and the Base Contract, these Special Provisions shall control. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Base Contract.

The General Terms and Conditions of the Base Contract shall be modified as follows:

1.	Section 2 is modified as follows:

•	In Section 2.7, delete the “second Business Day” and replace it with “fifth Business Day”.

•	Section 2.13 is deleted in its entirety and replaced with the following:

“Credit Support Obligations” shall mean the Adequate Assurance of Performance specifically requested by the Demanding Party.”

•	The definition in Section 2.18 is deleted in its entirety and the words, “intentionally omitted” are inserted.

•	Adding a new Section 2.36, 2.37, 2.38, and 2.39 as follows:

“2.36. “Investment Grade Credit Rating” means, with respect to a party or entity, including a party’s guarantor, on any date of determination, the rating then assigned to its senior unsecured long-term indebtedness ( not supported by a third party credit enhancement), or in the event a party has no such indebtedness, its then current corporate credit rating, of at least BBB- or better by Standard & Poor’s Corporation, or its successor (S&P), and at least Baa3 or better by Moody’s Investor Service, Inc. or its successor (Moody’s).”

“2.37. “Letter of Credit” means an irrevocable, transferable, standby letter of credit, issued by a U.S. commercial bank or foreign bank with a U.S. branch office, with a credit rating of at least “A-” by S&P or A3 by Moody’s. The form of the Letter of Credit and its issuer shall be reasonably acceptable to the party in whose favor the Letter of Credit is issued.”

“2.38. “Demanding Party” means the party who is entitled to receive Adequate Assurances of Performance and “Questioned Party” means the party whose creditworthiness is being questioned.”

“2.39. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to the party demanding the same including, but not limited to cash, a standby irrevocable letter of credit issued by a Qualified Institution, a prepayment, accelerated payment(s), a security interest in an asset, a Guaranty or other acceptable form of security, consideration or assurance of performance.”

1

Southcross

Debtor entity

2.	Section 3.2 “Spot Price Standard” is modified by adding the following after the words “Spot Price” in clauses (i) and (ii) of the first sentence:

“published on the next Transaction Date following the Day of non-receipt or non-delivery, as applicable. As used in this Contract, the term “Transaction Date” shall mean that transaction date identified in the pricing index selected by the Parties in relation to a corresponding flow date(s).”

3.	Section 6 “Buyer Pays At and After Delivery Point” is modified by adding the following sentence after the second sentence:

“Without in any manner limiting the foregoing, it is specifically agreed that Buyer shall reimburse Seller for any Texas gross utilities taxes to which Seller may be subject due to it sale of gas hereunder.”

4.	Section 7.7 of Section 7. “Billing, Payment, and Audit” is modified by deleting Section 7.7 in its entirety and replacing it with the following Section 7.7 in lieu thereof:

“7.7. Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract. Prior to the Payment Date, the parties shall confer by any reasonable means to compare and confirm invoice amounts and total amounts owed to each other. All undisputed amounts (including any related liquidated damages, interest, and payments or credits) owed by one party to the other party under this Contract during such month shall be netted such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.”

5.

Section 8.3 of Section 8 “Title, Warranty, and Indemnity” is modified by adding the words “(including without limitation any and all Claims from owners of working interests, royalties, overriding royalties, bonus payments, production payments and other similar payments)” after the words “claims of title” in the first sentence.

6.	Section 9.3 of Section 9 “Notices” is modified by adding the words “in the receiving party’s time zone” after the words “after five p.m. on a Business Day” in the third sentence.

7.	Section 10 is modified as follows:

•	Section 10.1 is deleted in its entirety and replaced with the following:

“10.1 Throughout the term of this Contract, each party will provide the other party with its or its parent entity’s or its guarantor’s, as applicable, annual audited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and quarterly unaudited consolidated financial statements prepared in accordance with GAAP (subject to normal year-end adjustments and the omission of footnotes) within 120 days after the end of each fiscal year and 60 days after the end of each fiscal quarter, as applicable, and in each case fairly presenting the financial condition of the applicable entity or entities (or its guarantor, as applicable) (which such

2

Southcross

Debtor entity

providing party hereby represents and warrants as such) and certified by the chief financial officer of the applicable entity; provided, however, in the event such entity is required to make its annual audited and quarterly financial statements available to the public, then the other party shall use public sources to obtain the information. Prior to the commencement of performance, or at any time during the term of this Contract, if a party has a reasonable good faith belief that the ability of the other party or other party’s guarantor to perform its obligations is materially impaired or if the Demanding Party is concerned as to the creditworthiness of the Questioned Party, for reasons, including, but not limited to, a party or its guarantor’s loss of its Investment Grade Credit Rating, the Demanding Party may demand Adequate Assurance of Performance and/or payment of such exposure.”

•	Section 10.2., “Financial Responsibility” is deleted in its entirety and replaced with the following Section 10.2:

“10.2 In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it which is not dismissed within 30 days of being filed or commenced; (iii) otherwise become bankrupt or insolvent (however evidenced) ; (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any material obligation to the other party under the Contract or with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within two (2) Business Days of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.”

•	In Section 10.3.1, in the second paragraph, sixth line, after the words “trading markets” and before the comma add the following:

“…such leading dealers shall not be parties to this Contract or affiliates of a party to this Contract...”

•	Section 10.3.2 is modified as follows:

•	Delete the second sentence of the option entitled “Other Agreement Setoffs Apply” and replace it with the following:

“At the sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (1) any Net Settlement Amount owed to the Non-Defaulting Party against any collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (2) any Net Settlement Amount payable to the Defaulting Party against any amounts payable by the Defaulting Party to the Non-Defaulting Party under any other contract between the parties, including, but not limited to transportation, storage or facilities contracts.”

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Southcross

Debtor entity

•	Section 10.4 is modified as follows:

•	Replace the second sentence with the following:

“The Notice shall be provided no later than thirty (30) days after the Early Termination Date and shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party.”

•	Insert the words “Subject to the rights provided in Section 7.4.,” prior to the beginning of the third sentence thereof.

•	Section 10.5 is deleted in its entirety and replaced with the following:

“10.5 (a) The parties understand and agree that (i) transaction(s) hereunder constitute “forward contracts” within the meaning of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”); (ii) each of the parties is a “forward contract merchant” within the meaning of the Bankruptcy Code with respect to any transactions that constitute “forward contracts”; (iii) all payments made or to be made by one party to the other party pursuant to this Contract constitute “settlement payments” within the meaning of the Bankruptcy Code; (iv) all transfers of credit support by one party to the other party under this Contract constitute “margin payments” within the meaning of the Bankruptcy Code; (v) each party’s rights under Section 10 “Financial Responsibility” of this Contract constitute a “contractual right to liquidate” the transactions within the meaning of Section 556 of the Bankruptcy Code, and (vi) if the parties have elected to have Section 7.7, Netting, apply to this Contract, then (1) this Contract constitutes a “master netting agreement” within the meaning of the Bankruptcy Code and (2) each party is deemed as a “master netting agreement participant” within the meaning of the Bankruptcy Code.

(b) for purposes of this Contract, neither party is a “utility” as such term is used in Section 366 of the Bankruptcy Code, and each party agrees to waive and not to assert the applicability of the provisions of said Section 366 in any bankruptcy proceeding wherein such party is a debtor. In any such proceeding, each party further agrees to waive the right to assert that the other party is a provider of last resort.

(c) upon a party becoming bankrupt, the other party shall be entitled to exercise its rights and remedies under this Contract in accordance with the safe harbor provisions of the Bankruptcy Code set forth in, inter alia, Sections 362(b)(6), 546(e), 548(d)(2), 553(b)(1), 556 and 561 thereof.”

8.	Section 11 is modified as follows:

•	Delete the last sentence of Section 11.1 in its entirety.

•	Delete Section 11.2 in its entirety and replace it with the following:

“Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic

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region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars, or acts of terror; (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction; (vi) necessary or desirable inspections, alterations and repairs to machinery or equipment or lines of pipe, and (vii) any cause not reasonably within the control of the party claiming suspension. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance. As used herein, the term “reasonable effort” will not require a party to use extraordinary efforts or incur extraordinary costs to avoid or remedy the Force Majeure event or its effects.”

•	Add the following as Section 11.3, with the current Sections 11.3, 11.4, 11.5 and 11.6 re-numbered accordingly:

“Without limiting the foregoing Section 11.2, it is recognized that Seller may be subject to governmentally sanctioned or mandated orders or plans for Gas allocation and/or curtailment in the event of a Gas shortage. It is stipulated that any reduction or suspension of Gas deliveries by Seller in compliance with such an order or plan shall be deemed to be fully excused by the provisions of this Section 11 and shall not cause the incurrence of any liability of any kind or type by Seller to Buyer.”

9.	Section 12 is deleted in its entirety and replaced with the following:

“Except as otherwise provided herein (including without limitation Section 10.3), this Contract may be terminated on thirty Days’ Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction; provided however, any provisions that by their nature should, or by their express terms do, survive or extend beyond termination or expiration of this Contract, including without limitation the obligations to make payment hereunder and the obligation of either party to indemnify the other, shall survive termination or expiration of this Contract or any Transaction Confirmation.”

10.	The following is added as a new Section 15.13.:

“15.13. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE CONTRACT OR ANY TRANSACTION CONFIRMATION.”

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Southcross

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IN WITNESS WHEREOF, the parties have executed these Special Provisions to supplement and, where applicable to modify and supersede the Base Contract between the parties.

KINDER MORGAN TEJAS PIPELINE LLC	[SOUTHCROSS DEBTOR ENTITY]

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

6

FORM OF TRANSACTION CONFIRMATION

FOR IMMEDIATE DELIVERY

STRADDLE MONTH

KINDER MORGAN TEJAS PIPELINE LLC	Contract # 82-_____________ Date:

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated [Contract Date]. The terms of this Transaction Confirmation are binding upon execution by Buyer and Seller.

BUYER: [KINDER MORGAN TEJAS PIPELINE LLC] 1001 Louisiana, Suite 1000 Houston, Texas 77002 Attn: Contract Administration Phone: (713) 369-9099 Email: contractadministration@kindermorgan.com	SELLER: [SOUTHCROSS DEBTOR ENTITY] [ADDRESS] [CITY, STATE, ZIP CODE] Attn: Phone: Email:

1. PERFORMANCE OBLIGATION AND CONTRACT QUANTITY:

Buyer and [Seller/Seller’s affiliate] are parties to that certain Asset Purchase Agreement dated [DATE] (the “Asset Purchase Agreement”) for the purchase of the Seller’s Corpus Christi Pipeline Network, as defined in the Asset Purchase Agreement (the “Asset Purchase”). Seller is currently supplying Gas to the Corpus Christi Pipeline Network (“CCPN”), and upon Buyer’s purchase of CCPN Seller will sell to Buyer Gas necessary to supply sales volumes nominated by customers of CCPN from the date of the closing of the Asset Purchase through the end of that calendar Month.

1.1    Daily Baseload Quantity. Subject to the other provisions of this Transaction Confirmation, on each Day during the Delivery Period, Seller agrees to deliver and sell, and Buyer agrees to receive and purchase, at the Delivery Point, on a Firm basis, a fixed daily quantity of Gas necessary to supply the sales volumes nominated by customers of CCPN, not to exceed [XXXX] MMBtu per Day. Five (5) Business Days prior to the closing of the Asset Purchase, Seller will inform Buyer of the quantity of Gas that Seller expects to deliver at the Delivery Point each Day during the Delivery Period (“Daily Baseload Quantity”) necessary to serve the customers of CCPN. Once nominated, the Daily Baseload Quantity during the Delivery Period is not subject to change.

2. CONTRACT PRICE:

2.1    Daily Baseload Quantity Price. The total price, dry basis, payable for each MMBtu of Daily Baseload Quantity Gas will be equal to the price for the first issue of Platts’ Inside FERC’s Gas Market Report® (as published by S&P Global) published in the Month of delivery, MONTHLY BIDWEEK SPOT GAS PRICES, East Texas, Houston Ship Channel—under the column “Index”; for the applicable Month in which deliveries are made under this Transaction Confirmation.

2.2 Index Cessation. If any periodical or the reporting of an index used to determine a price under this Transaction Confirmation is discontinued, then the parties will immediately and in good faith enter into negotiations, in the case of permanent cessation of publication, to select a replacement index or other pricing methodology reflecting equivalent market prices, such replacement index or other pricing methodology to be effective as of the date the prior index or trade publication ceased. Until the replacement index, or other pricing methodology, has been determined and applied retroactively, payments will be made in the interim based on the last posted index. Upon determination of a replacement index or other pricing methodology, any interim payment will be adjusted retroactively based upon the replacement index or other pricing methodology and the net difference paid promptly to Seller or Buyer, as the case may be. However, if the parties are unable to agree on such replacement index or other pricing methodology, within thirty (30) Days of the initiation of discussions for a replacement index or other pricing methodology, Buyer may, utilizing commercially reasonable principles, designate a replacement index or other pricing methodology.

In the case of a temporary unavailability of the relevant index, the parties may enter into immediate good faith negotiations to determine index or other pricing methodology during such period of temporary unavailability. In the interim, payment will be based on the last posted index, with any interim payments adjusted retroactively based on the replacement index, and the net difference paid promptly to Seller or Buyer, as the case may be. However, if the parties are unable to agree on such replacement index price or other pricing methodology within thirty (30) Days of the initiation of discussions for a replacement index price or other pricing methodology, then Buyer may, utilizing commercially reasonable principles, designate a replacement index or other pricing methodology.

3. DELIVERY PERIOD: This Transaction Confirmation is effective upon the date of execution by both parties with the Delivery Period commencing on the Day of closing of the Asset Purchase (the “Commencement Date”) and continuing through the last Day of that calendar Month.

Seller will notify Buyer of the Commencement Date by providing at least five (5) Business Days prior written notice.

4. DELIVERY POINT(S): Woodsboro/La Rosa [TBD], PIN [TBD], Refugio County, Texas. .

5. SPECIAL CONDITIONS:

5.1 Trade Option Representations. To the extent that any transaction is a commodity option within the meaning of the Commodity Futures Trading Commission’s (“CFTC”) regulations found at 17 C.F.R. Part 32: The seller of the option represents to the buyer of the option that in connection with the Transaction Confirmation, the seller of the option is either (i) an eligible contract participant as defined in section 1a(18) of the Commodity Exchange Act (“Act”), as further jointly defined or interpreted by the CFTC and the Securities Exchange Commission or expanded by the CFTC pursuant to section 1a(18)(C) of the Act (an “ECP”), or (ii) a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this Transaction Confirmation, or the products or byproducts thereof, and is offering or entering into this Transaction Confirmation solely for the purposes related to its business as such; and the buyer of the option represents to the seller of the option that in connection with the transaction the buyer of the option is a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this Transaction Confirmation or the products or by-products thereof and is offering or entering into this Transaction Confirmation solely for purposes related to its business as such.

Both parties hereby confirm to each other that this Transaction Confirmation is intended to be physically settled so that, if exercised, the option would result in the sale of an exempt commodity for immediate or deferred delivery.

5.2    The Parties agree that for this Transaction Confirmation only, subsections (i), (ii), (iii), (iv) and (v) of Section 10.2 of the Base Contract shall not apply to Seller.

BUYER:	SELLER:
[KINDER MORGAN TEJAS PIPELINE LLC]	[SOUTHCROSS DEBTOR ENTITY]

By:	By:
Title:	Title:
Date:	Date:

KM TEJAS TRANSPORT

[Woodsboro Receipt on Tejas to Banquete]

FORM OF INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

This INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT (this “Agreement”) is made and entered into as of [_____________ __, 2019] (the “Effective Date”), by and between KINDER MORGAN TEJAS PIPELINE LLC (“Transporter”), and [ENTITY TBD] (“Shipper”). Transporter and Shipper are sometimes referred to singularly as “Party” and collectively as “Parties.”

WITNESSETH:

WHEREAS, Transporter operates facilities in the state of Texas for the transportation of Gas and is an intrastate pipeline subject to the regulatory jurisdiction of the Railroad Commission of Texas;

WHEREAS, [Southcross Debtor Entity] and [Shipper/Shipper’s affiliate] are parties to that certain Asset Purchase Agreement dated [DATE] (the “Asset Purchase Agreement”) for the purchase of certain assets in Refugio County, Texas, including the Woodsboro Gas processing plant (the “Asset Purchase”).

WHEREAS, Shipper desires Transporter to receive and transport certain quantities of Gas on Transporter’s pipeline system from and to the points specified on Exhibit “C” attached to and made a part of this Agreement; and

WHEREAS, Transporter is willing to transport such quantities of Gas for Shipper in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties covenant and agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings given them in the Statement (as defined below). Unless the context otherwise requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, the singular will include the plural, and the plural will include the singular. Unless expressly stated otherwise, all references to schedules and exhibits are to schedules and exhibits attached to this Agreement, each of which is incorporated into this Agreement for all purposes. Article, section or subdivision titles or headings in this Agreement are for convenience only and do not limit or amplify the provisions of this Agreement. All references in this Agreement to articles, sections or subdivisions will refer to the corresponding article, section or subdivision of this Agreement unless specific reference is made to articles, sections or subdivisions of another document or instrument. Unless the context of this Agreement clearly requires otherwise, the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation,” and the words “hereof,” “herein,” “hereunder” and similar terms will refer to this Agreement as a whole and not any particular article, section or subdivision in which the words appear.

ARTICLE II

PERFORMANCE OF TRANSPORTATION SERVICE

2.1 Transporter’s Statement of General Terms and Conditions for Transportation Service (the “Statement”) is attached as Exhibit “A.” Notwithstanding anything contained in this Agreement to the contrary, the transportation service performed under this Agreement will be subject to the Statement. Transporter reserves the right to modify or revise the Statement from time to time. If any term or provision in the body of this Agreement is inconsistent with the Statement, then the provisions of the body of this Agreement will control and the Statement will be deemed modified accordingly.

2.2 Subject to the terms and conditions of this Agreement, Transporter will receive at the Receipt Point(s) and deliver an Equivalent Quantity at the Delivery Point(s) on a Firm Basis, subject to affirmation by the delivering operator at the Receipt Point(s), and by the receiving operator at the Delivery Point(s), such quantities of Gas as may be nominated and delivered by Shipper from time to time and for periods of time as nominated by Shipper, subject to the provisions as set forth in paragraph 2.3 below up to a maximum quantity of one hundred thousand (100,000) MMBtu per Day (the “Maximum Daily Quantity” or “MDQ”).

2.3 Notwithstanding the foregoing to the contrary, if either Party interrupts, suspends or curtails the receipt, transportation or delivery of Gas hereunder pursuant to the laws, rules, regulations or orders of any governmental agency, court or authority having jurisdiction, or due to conditions of Force Majeure or upon the request of any court, agency, governmental official or the Texas Energy Reliability Council (or any similar body), then the interrupting Party will incur no liability of any kind or character to the other Party as a result of or with respect to such interruption, suspension or curtailment.

ARTICLE III

FEES AND REIMBURSEMENT

3.1 Beginning on the Service Commencement Date, Shipper agrees to pay Transporter the transportation fee(s) as specified in Exhibit “B,” attached to and made a part of this Agreement, for the Gas Transportation Services to be rendered under this Agreement.

3.2 In addition to the other charges set forth herein for transportation service hereunder,: Shipper will be charged a “Fuel Charge” percent set forth in Exhibit “C,” attached to and made a part of this Agreement. The Fuel Charge will be deemed to be an in-kind reimbursement to Transporter both for fuel expended in transporting Shipper’s Gas and for Shipper’s proportionate share of Gas lost or unaccounted for on Transporter’s pipeline system.

2

3.3 In addition to the charges set forth in Sections 3.1 and 3.2 above Shipper will pay to Transporter any conditioning fee charged by Transporter pursuant to the provisions of Section 8.3 of the Statement.

ARTICLE IV

RECEIPT AND DELIVERY POINTS

4.1 The Receipt Point(s) for all Gas delivered by Shipper to Transporter for transportation service under this Agreement will be at the point(s) designated in Exhibit “C,” attached to and made a part of this Agreement.

4.2 The Delivery Point(s) for all Gas delivered by Transporter to Shipper under this Agreement will be at the point(s) designated in Exhibit “C,” attached to and made a part of this Agreement.

4.3 COMPLIANCE WITH REGULATIONS. SHIPPER WARRANTS THAT ANY GAS TRANSPORTED UNDER THIS AGREEMENT THAT IS RECEIVED BY TRANSPORTER FROM AN INTERSTATE PIPELINE OR DELIVERED BY TRANSPORTER INTO AN INTERSTATE PIPELINE WILL BE TRANSPORTED (i) BY THE INTERSTATE PIPELINE ON BEHALF OF AN INTRASTATE PIPELINE OR A LOCAL DISTRIBUTION COMPANY PURSUANT TO THE PROVISIONS OF SECTION 311(A)(1) OF THE NATURAL GAS POLICY ACT OF 1978 AND SUBPART B OF SECTION 284 OF THE REGULATIONS OF THE FEDERAL ENERGY REGULATORY COMMISSION (THE “TRANSPORTATION REGULATIONS”) OR ANY SUCCESSOR AUTHORITY AND (ii) IN COMPLIANCE WITH THE TRANSPORTATION REGULATIONS. SHIPPER AGREES TO INDEMNIFY TRANSPORTER AND ITS MEMBERS FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, ACTIONS, DEBTS, ACCOUNTS, DAMAGES, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES), LOSSES, EXPENSES, FINES AND PENALTIES ARISING FROM OR OUT OF SHIPPER’S BREACH OF THIS WARRANTY.

ARTICLE V

TERM

5.1 This Agreement will be effective as of the Effective Date with its term commencing on commencing on the first Day of the Month following the Closing Date of the Asset Purchase, as defined in the Asset Purchase Agreement (the “Service Commencement Date”) and continuing for a term of six (6) Months.

5.2 Shipper will notify Transporter of the Service Commencement Date by providing at least five (5) Business Days prior written notice.

5.3 Notwithstanding anything in Section 5.1 to the contrary, the term of this Agreement will be coterminous with the Other Transportation Agreement (as defined in 8.2 below) This Agreement will automatically terminate effective as of the termination of the Other Transportation Agreement.

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5.4 Termination of this Agreement will not discharge any of the Parties’ obligations incurred before the effective date of termination, including payment for services rendered.

ARTICLE VI

NOTICES

All notices, including but not limited to invoices, required to be served under this Agreement must be in writing and served by (a) personal or overnight delivery service, (b) U.S. certified or registered mail, or (c) electronic mail, and must be addressed as follows

IF TO TRANSPORTER:

Notices & Correspondence:	1001 Louisiana St., Suite 1000
Houston, Texas 77002
Attn: Contract Administration
Telephone: (713) 369-9099 contractadministration@kindermorgan.com

Dispatching Matters:	1001 Louisiana St., Suite 1000
Houston, Texas 77002
Attn: Gas Control Department
Facsimile: (713) 369-9005
#gc-kmtpl@kindermorgan.com (KMTP)
#gc-kmtejas@kindermorgan.com (Tejas)

Accounting Matters:	1001 Louisiana St., Suite 1000
Houston, Texas 77002
Attn: Gas Accounting
Blake_Walker@kindermorgan.com

Payment by Wire:	JP Morgan Chase Bank, N.A.
ABA # 021000021
A/C# 216871381
For Credit to Kinder Morgan Tejas Pipeline LLC

4

IF TO SHIPPER:

Notices & Correspondence:	______________________________
______________________________
Attn: Contract Administration
Telephone: _____________________
Email: ________________________

Billing:	______________________________
______________________________
Attn: Gas Accounting
Email: ________________________

Payment	______________________________
ABA No.:______________________
Account No.:___________________

or at such other address as the Parties may from time to time designate to one another in writing Notices sent by certified mail or courier will be deemed provided upon delivery as evidenced by the receipt of delivery. Notices sent by electronic mail will be deemed to have been provided upon the sending Party’s receipt of a non-automated response from the recipient or automatic read receipt generated from the recipient’s electronic mail provider. Electronic mail copies of all notices and correspondence under this Agreement, including signatures, will constitute original copies of the notice(s) and correspondence and will be as binding on the Parties as the original, as long as there is verification of receipt of the copy.

ARTICLE VII

GENERAL

7.1 The Parties acknowledge that contemporaneously with the execution of this Agreement, Shipper and Transporter’s affiliate are executing an Intrastate Firm Gas Transportation Agreement to transport Gas from Woodsboro/La Rosa Receipt Point to either the Southcross/KM Tejas Woodsboro Delivery Point or the TGP/Southcross Interconnect (the “Other Transportation Agreement”).

7.2 Integrated Transaction. Each party has entered into this Agreement in consideration of (a) the covenants and conditions set forth herein, the receipt and consideration of which are hereby acknowledged, and (b) the execution, delivery and performance by various parties of the Other Transportation Agreement. The Parties agree that no party would have entered into this Agreement without the Other Transportation Agreement; the consideration for entering into this Agreement forms part of the consideration for entering into the Other Transportation Agreement; and (i) if in the event of the bankruptcy of Shipper, this Agreement and the Other Transportation Agreement are determined to be executory contracts, this Agreement and the Other Transportation Agreement must be rejected or assumed together.

7.3 The Parties agree that a Force Majeure under the terms of this Agreement will constitute a Force Majeure under the Other Transportation Agreement.

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7.4 This Agreement, including Exhibit “A,” Exhibit “B,” and Exhibit “C,” constitutes the entire agreement between the Parties covering the subject matter of this Agreement. There are no agreements, modifications, conditions or understandings, written or oral, expressed or implied, pertaining to the subject matter of this Agreement that are not contained in this Agreement.

7.5 The Parties stipulate and agree that this Agreement will be deemed and considered for all purposes as prepared through the joint effort of the Parties and will not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution of this Agreement.

7.6 Modifications of this Agreement will be or become effective only upon the due and mutual execution of appropriate supplemental agreements or amendments to this Agreement by duly authorized representatives of the Parties.

7.7 The provisions of this Agreement will not impart rights enforceable by any person, firm, or organization not a Party or not a successor or assignee of a Party.

7.8 Counterparts. This Agreement may be executed in separate counterparts, and all of said counterparts taken together will be deemed to constitute but one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or email transmission will be effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate original by their duly authorized officers on the date first hereinabove written.

SHIPPER:	TRANSPORTER:
[ENTITY TBD]	Kinder Morgan Tejas Pipeline LLC

By: ________________________________	By: ________________________________
Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

EXHIBITS

A - Transporter’s Statement of General Terms and Conditions for Transportation Service

B - Fees

C - Receipt and Delivery Point(s)

[SIGNATURE PAGE TO INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT DATED [DATE] BY

AND BETWEEN KINDER MORGAN TEJAS PIPELINE LLC AND [ENTITY TBD]]

7

EXHIBIT “A”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KINDER MORGAN TEJAS PIPELINE LLC

AND

[ENTITY TBD]

STATEMENT OF GENERAL TERMS AND CONDITIONS FOR TRANSPORTATION SERVICE

Article I.

Definitions

1.1	The term “Btu,” means British Thermal Unit(s).

1.2	The term “Central Clock Time,” means the local time, including changes for Daylight Savings Time, in the Houston, Texas metropolitan area.

1.3

The term “Commercially Free,” unless otherwise governed by an express quantity allowance for any impurity, means Gas of marketable grade and quality that may contain foreign materials, but only in such amounts that do not render the gas unmerchantable by preventing the proper operation of gas transmission or measurement equipment (such as line, regulators, meters or similar type equipment). It is understood that Gas commercially free of foreign materials and objectionable liquids and/or solids may require processing and filtration for its particular intended use by Shipper and Shipper assumes all such risk.

1.4	The terms “Cubic Foot,” and “Cubic Feet” means the amount of Gas necessary to fill a cubic foot of space at Standard Temperature and Standard Pressure.

1.5	The term “Day,” means a period of twenty-four (24) consecutive hours beginning at 9:00 a.m. Central Clock Time.

1.6	The term “Delivery Point(s),” means the point(s) at which Transporter delivers the Gas to Shipper.

1.7

The term “Electronic Flow Measurement” or “EFM,” means a Gas flow computer and related transducers and analyzers located at a metering point which computes and records the volume and energy content of the Gas flowing through the meter.

1.8

The term “Equivalent Quantity,” means that quantity of Gas which is thermally equivalent to the quantity of Gas delivered by Shipper to Transporter on any one Day (less Fuel and Gas lost or unaccounted for in transport).

A-1

1.9

The term “Firm Basis,” means that, with respect to any Transportation Service, Shipper will deliver such Gas to Transporter and Transporter will receive at the Receipt Point(s) and transport an Equivalent Quantity to the Delivery Point(s) without interruption, suspension or curtailment.

1.10	The term “Force Majeure,” has the meaning ascribed in Article XII.

1.11

The term “Fuel,” means the quantity of Gas that Transporter will receive as reimbursement for fuel and loss, if any, associated with the compression, metering and lost in providing Gas Transportation Service.

1.12

The term “Gas,” means natural gas as produced in its natural state whether or not transported, stored or processed before Transporter or Shipper receives it under this Agreement, natural gas that has been previously liquefied and restored to its gaseous state before such receipt, and gas synthesized or manufactured from oil, naphtha, coal or any other material, that meets the quality standards contained in this Statement.

1.13

The term “Gas Daily Price,” means the price set forth under the heading “Daily Price Survey” for “East Texas” for “Houston Ship Channel” under the column “Midpoint” as published in each Day’s issue of Platts’ GAS DAILY®. Should Platts’ GAS DAILY® and/or the subject index cease to be published is not reported on a particular Day, Transporter may, utilizing commercially reasonable principles, designate a replacement index or other pricing methodology. If Transporter discontinues its subscription to Platts’ GAS DAILY®, the Parties agree to substitute comparable gas pricing indices for purposes of this Agreement.

1.14

The term “Heating Value,” means gross heating value and is the number of Btu of energy transferred as heat per Cubic Foot of Gas from the complete, ideal combustion of the Gas with oxygen (from air), at Standard Temperature and Standard Pressure, in which all water formed by the reaction condenses to liquid. The Btu value will be determined utilizing the complete actual composition of the Gas delivered, but if the Gas as delivered contains seven (7) pounds or less of water vapor per one million (1,000,000) Cubic Feet, the Gas will be assumed to have zero (0) pounds of water per one million (1,000,000) Cubic Feet (dry Gas).

1.15	The term “Interruptible Basis,” mean that, with respect to any Transportation Service, it is subject to interruption at any time by Transporter, without liability as set forth herein.

1.16	The term “Maximum Daily Quantity” or “MDQ,” means the maximum quantity of Gas which Transporter is obligated to receive for transport during one Day as specified in this Agreement. MDQ includes Fuel.

1.17	The term “Mcf,” means one thousand (1,000) Cubic Feet of Gas.

1.18	The term “MMBtu,” means one million (1,000,000) Btu.

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1.19	The term “Month,” means a period beginning on the first (1st) Day of a calendar month and extending until the first (1st) Day of the following calendar month.

1.20	The term “Overrun,” means any volume in excess of Shipper’s defined rights in this Agreement.

1.21	The term “Party,” means either Transporter or Shipper, and the term “Parties,” means both Transporter and Shipper.

1.22	The term “PSIA,” means pounds per square inch absolute.

1.23	The term “Receipt Point(s),” means the point(s) at which Gas is received by Transporter from Shipper.

1.24	The term “Shipper,” means the Party that has executed this Agreement with Transporter and holds all rights to the Gas that is being transported.

1.25	The term “Standard Pressure,” means fourteen and seventy-three hundredths (14.73) pounds per square inch absolute.

1.26	The term “Standard Temperature,” means sixty degrees Fahrenheit (60° F.).

1.27

The term “Taxes,” means any tax (other than income or excess profit taxes), license, fee or charge now or hereafter levied, assessed or made by a governmental authority on the act, right or privilege of receiving, storing, handling or delivering Gas which is measured by the volume, value, carbon content or sales price of the Gas or the gross receipts for providing Transportation Service.

1.28	The term “this Agreement,” means the executed agreement between Transporter and Shipper providing for Transportation Service by Transporter attached hereto.

1.29	The term “Transportation Service,” means any transportation services provided by Transporter for Shipper on a Firm or Interruptible Basis, as applicable, at the Receipt and Delivery Point(s).

1.30	The term “Year,” means a period of 365 consecutive Days, but any such period which contains the date of February 29 will consist of 366 consecutive Days.

Article II.

Maximum Daily Quantity and Excess Receipt Quantities

The Maximum Daily Quantity is as set forth in this Agreement. If Gas is received at any Receipt Point or redelivered at any Delivery Point in a commingled stream, Transporter will have the sole right to allocate that portion of the commingled stream for Shipper’s account attributable to the Transportation Service provided under this Agreement.

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If Shipper has quantities of Gas available on any Day for delivery to Transporter in excess of the MDQ, Shipper may tender such excess Gas for delivery to Transporter, and Transporter may, in its sole discretion in each such instance, accept or refuse delivery of all or any part of such excess Gas. Any excess Gas so accepted by Transporter will be subject to all of the terms and provisions hereof.

Article III.

Allocation Statements

During the periods Transporter receives Gas for Shipper and other third-parties at any third party-allocated Receipt Point under the terms of this Agreement at which no operational balancing agreement is in effect, Shipper will furnish or cause to be furnished to Transporter prior to flow during the relevant month, a pre-determined allocation method setting forth (on a daily basis) the allocation of the total quantity of Gas to be received by Transporter at each Receipt Point during such month. Shipper will be bound by, and Transporter will be entitled to rely conclusively on, such pre-determined allocation method. For third party-measured Receipt Points, Shipper will furnish a full tabulation of actual measured volumes of Gas received by the fifth (5th) Day of the month following the month of receipt.

Article IV.

Balancing

It is recognized that, because of dispatching and other operational variations, it may be physically impossible or operationally impractical for Transporter to redeliver to Shipper precisely Equivalent Quantities on any given Day. Therefore, any difference between the Equivalent Quantity and the actual quantity of Gas redelivered under this Agreement on any one Day as calculated on an MMBtu basis (“imbalance”) will be computed and cashed out as provided below. Any positive difference between the Equivalent Quantity on any Day hereunder and actual redeliveries on such Day will be purchased by Transporter from Shipper at a price equal to ninety-five percent (95%) of the Gas Daily Price for the Day upon which such imbalance occurred. Any negative difference between the Equivalent Quantity on any Day hereunder and actual redeliveries on such Day will be sold by Transporter to Shipper at a price equal to one hundred five percent (105%) of the Gas Daily Price for the Day on which such imbalance occurred. Transporter will provide Shipper with a daily imbalance statement for each month, setting forth any daily imbalance and the basis thereof, expressed in MMBtu. Such statement will also set forth the price relevant to the daily cashout of all such imbalances.

Article V.

Nominations and Dispatching

All nominations for Transportation Service will be submitted by Shipper at least monthly, but as frequently as daily if desired, through Transporter’s DART system, through written nomination forms, or through such other electronic or written means as Transporter will specify, in accordance with Transporter’s standard nomination procedures, as amended from time to time. Shipper will be bound by and Transporter may rely conclusively on Shipper’s nominated quantities as confirmed by Transporter. Any variance from the nominated quantities must be

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submitted in writing or through such electronic means as Shipper and Transporter agree. Transporter will not be obligated to accept and/or confirm nominations for any Day for receipt or delivery of Gas at any point for which nominations in the aggregate are less than the minimum or greater than any maximum quantities set forth in this Agreement. Transporter reserves the right to amend its nomination procedures from time to time.

Article VI.

Hourly Limits

Transporter will not be obligated, during any hour, to receive a total quantity of Gas at any Receipt Point or to deliver a total quantity of Gas at any Delivery Point in excess of one twenty-fourth (1/24) of Shipper’s MDQ for firm service at such Receipt or Delivery Point, and Transporter may impose such restriction whenever, in Transporter’s sole judgment, such restriction is necessary in order to meet its overall pipeline receipt and/or delivery obligations. However, if Shipper’s load pattern temporarily requires receipts at any Receipt Point or deliveries at any Delivery Point in excess of such restriction, Transporter will, on request of Shipper, use reasonable efforts to accommodate such load pattern, and will consult with Shipper in an effort to generally accommodate load variation to the extent feasible and compatible (in Transporter’s sole judgment) with the needs of shippers as a group. If Shipper fails to restrict its hourly takes as specified herein after request by Transporter, Transporter may install and operate a load limiting device at any Receipt or Delivery Point where such failure has occurred, and Shipper will fully cooperate in such installation. Shipper will reimburse Transporter for the cost of the load limiting device, including the cost of installation, within thirty (30) Days of its receipt of the bill. Transporter may, in regard to Interruptible Basis transportation quantities, impose any limitations that it deems reasonable in its sole judgment.

Article VII.

Method of Measurement and Measurement Equipment

7.1 Assumed Atmospheric Pressure - The average atmospheric pressure will be assumed to be fourteen and seven-tenths pounds per square inch absolute (14.7 PSIA). Where site conditions vary from this, at Transporter’s option, the actual atmospheric pressure will be determined within one tenth (0.1) pound and used based on actual elevation or location of the Receipt or Delivery Point(s).

7.2 Unit of Volume - The unit of volume for measurement of Gas for all purposes will be one (1) Cubic Foot of Gas at Standard Temperature and Standard Pressure. All measurement equipment, constants, observations, records and procedures involved in the determination and/or verification of the quantity and other quality of Gas delivered under this Agreement will be in accordance with the standards listed below. Neither Transporter nor Shipper will be required to replace or make any alterations to its previously installed measurement equipment as a result of amendments, revisions or modifications of the standards cited in this paragraph unless Transporter and Shipper agree to such replacement or alteration.

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(a)

A.G.A. Report No. 3, Part 2, “Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Specifications and Installation Requirements”, Fourth Edition, revised in April 2000 (Orifice Meter Tubes and Plates)

(b)

A.G.A. Report No. 3, Part 3, “Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Natural Gas Applications”, Third Edition, revised in August 1992, (Orifice Meter Volume Calculations)

(c)

A.G.A. Report No. 7, “Measurement of Natural Gas by Turbine Meters”, Second Revision, revised in February 2006. (Turbine Meter Tubes and Volume Calculations for all linear type meters [Turbine, Ultrasonic, Rotary, Diaphragm])

(d)

A.G.A. Report No. 8, “Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases”, Second Edition, revised in August 1994 (compressibility in all volume calculations, included by reference in AGA Report Nos. 3, 7, 9)

(e)	A.G.A. Report No. 9, “Measurement of Gas by Multipath Ultrasonic Meters”, Second Edition, revised in April 2007 (Ultrasonic Meters and Tubes)

(f)	A.G.A. Report No. 11, “Measurement of Natural Gas by Coriolis Meter”, First Edition, 2003 (Coriolis Meters)

(g)

GPA Standard 2145-03 Revision 2, “Table of Physical Constants for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry”, revised in 2003 (constants for calculation of Heating Value and specific gravity, all meters)

(h)	GPA Standard 2166-05, “Obtaining Natural Gas Samples for Analysis by Gas Chromatography”, revised in 2005

(i)

GPA Standard 2172-96, “Calculation of Gross Heating Value, Relative Density and Compressibility Factor for Natural Gas Mixtures from Compositional Analysis”, revised in 1996 (Calculation of Heating Value and Relative Density [Specific Gravity] for all meters)

(j)	GPA Standard 2261-00, “Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography”, revised in 2000

(k)	API 14.1, “Collecting and Handling of Natural Gas Samples for Custody Transfer”, Sixth Edition, revised in February 2006

(l)	API 21.1, “Flow Measurement Using Electronic Metering Systems Section 1: Electronic Gas Measurement”, September 1993 (all EFM systems)

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7.3 Basis - The measurement of Gas will be corrected for deviation from Boyle’s Law at the pressures and temperatures under which Gas is measured under this Agreement by use of the AGA Report No. 8 as referenced in the AGA Reports Nos. 3 and 9.

7.4 Determination of Gas Quality (Gas composition, Heating Value and specific gravity) - The Gas quality (including Gas composition, Heating Value and specific gravity) flowing through the meter(s) will be determined at the metering point(s) or at a mutually agreeable point where the flowing Gas is from the same source and there is no significant difference in the Gas quality.

(a)

At the option of the measuring Party, the Gas quality may be determined by an online chromatograph, a portable chromatograph, a continuous Gas sampler or by taking spot Gas samples. If samples are taken, the samples will be analyzed on a chromatograph operated by the measuring Party or an independent laboratory.

(b)

Values for hydrocarbon components, carbon dioxide, nitrogen, Heating Value and specific gravity will all be determined from the same Gas analysis (or the average of values from Gas analysis over the same time period) and used for volume and energy computation starting at the same time. Other components (including water vapor, hydrogen sulfide, total sulfur, mercaptans, oxygen, and hydrogen) may be determined from separate samples or tests and at times deemed appropriate.

(c)	If the water vapor content of the Gas is less than seven (7) pounds of water vapor per million (1,000,000) Cubic Feet of Gas, the Gas will be assumed to be dry for calculation of Heating Value.

(d)

The most recent Gas quality values available will be considered to be the Gas quality of the Gas flowing at the metering point and will be used for volume and energy computation from the time the results are available until new Gas quality values are available.

(e)	If Electronic Flow Measurement is used, then:

(i)	If an online chromatograph at the metering point is used, new Gas quality values will be used when they are available.

(ii)

If the online chromatograph is located at a point other than the metering point and a data communication system is installed, the EFM will be updated with the most recent Gas quality values as often as practical but at least once per Day.

(iii)

If a data communication system is not installed and the EFM system is updated manually, the average Gas quality values from the online chromatograph will be computed at least once per Month and entered into the EFM. The average Gas quality values will be computed for the time period since the previous averages were computed but not for a period of more than one Month.

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(iv)	If a portable chromatograph, a continuous sample, or a spot sample is used, the new Gas quality values will be entered into the EFM when the results are available.

(f)

Heating Value will be determined to the nearest one tenth (0.1) Btu. Specific gravity will be determined to the nearest one ten thousandth (0.0001). Each component of the Gas composition will be determined to the nearest one ten thousandth (0.0001) mole percent. If an EFM system is used, higher precision may be used for calculations.

7.5 Determination of Flowing Temperature—The temperature of the Gas flowing through the meter or meters will be determined by the continuous use of a recording thermometer or temperature transmitters installed so that they will properly record the temperature of the Gas flowing through the meter or meters.

7.6 Determination of Specific Gravity—The specific gravity of the Gas flowing through the meter or meters may be determined by the use of a chromatograph or by analysis of Gas collected in spot and continuous samplers. Specific gravity will be updated whenever the Heating Value of the Gas is updated. All specific gravity determinations made with a chromatograph will use physical Gas constants for Gas compounds as outlined in the GPA Std 2145-00 Rev 1 Table of Physical Constants of Paraffin Hydrocarbons and other Components of Natural Gas with any subsequent amendments or revisions to such report to which the Parties agree. Specific gravity will be determined to the nearest ten thousandth (0.0001).

7.7 Equipment—All facilities necessary to measure the Gas at the Receipt Point(s) and Delivery Point(s) will have been installed and will be in operation as of the date of this Agreement. Any necessary metering facilities which are installed subsequent to such date will be installed, paid for, owned, operated and maintained as mutually agreeable between Shipper and Transporter.

The operator of the measuring facilities at the respective Receipt Point(s) and Delivery Point(s) will operate and maintain, at its expense, said measuring equipment at the Receipt Point(s) and Delivery Point(s) under this Agreement.

If the measurement and appurtenant facilities exist at the Receipt and Delivery Point(s), and such facilities are deemed adequate and operable in Transporter’s sole determination, then such facilities will be used; however, if any modification or expansion of any such existing facility is deemed necessary in Transporter’s sole determination, Transporter will notify Shipper. If Shipper notifies Transporter that Shipper desires to utilize that point in the future, then such modification or expansion will be performed at Shipper’s sole expense and Shipper agrees to reimburse Transporter for all costs incurred in such modification or expansion, including labor, material and overhead. Title to such equipment will be and remain in Transporter.

Any new measurement and appurtenant facilities required at the Receipt and Delivery Point(s) will be installed, owned, operated and maintained by Transporter at Transporter’s option. Title to such facilities will be and remain in Transporter. Shipper will reimburse

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Transporter for all costs incurred as a result of the installation of any such facilities including, without limitation, labor, materials and overhead. Additionally, Shipper will pay to Transporter an amount, as reasonably calculated by Transporter, equal to Transporter’s estimated federal and/or state income or other tax liability incurred as a result of and/or pursuant to the provisions of this Section 7.7.

As specified by Transporter, all measuring stations it owns or operates at the Receipt Point(s) or Delivery Point(s) will be equipped with orifice, turbine, ultrasonic or other types of meter(s) of standard make and design commonly accepted in the natural gas industry in order to accurately measure the Gas delivered to Transporter or Shipper under this Agreement. At Transporter’s election, an EFM, transducers and other associated sensing devices may be installed to accurately measure the Gas at the metering points it owns or operates in accordance with A.G.A. Report Nos. 3, 5, 6, 7, 8, 9, and 11, as appropriate. If an EFM and associated devices are installed, Gas quality values will be entered either manually or as real time data if such data is available. All Gas quality values used in super compressibility correction determinations will be entered as real time data if such data is available or, if the Gas quality source is a composite or spot sample, the values will be entered manually each time they are determined at intervals mutually agreed upon, but at least once every six (6) Months. Transporter will install any additional facilities Shipper requests for the delivery of Gas to Transporter or Shipper under this Agreement and Shipper will reimburse Transporter for the cost of the facilities and their installation, including labor, materials and overhead. Title to such facilities will be and remain in Transporter.

Any reimbursement due Transporter pursuant to this Section 7.7 will be made within fifteen (15) Days of Shipper’s receipt of Transporter’s detailed invoice.

7.8 Calibration and Tests of Meters—If used, chromatographs will be calibrated by the measuring Party against a standard Gas sample at least once per Month. All other measuring equipment will be calibrated and adjusted as necessary by the measuring Party based on the following:

(a)	Monthly if average volume is greater than or equal to 5,000 MMBtu/Day;

(b)	quarterly if average volume is between 2,000 MMBtu/Day and 5,000 MMBtu/Day;

(c)	semiannually if average volume is between 1,000 MMBtu/Day and 2,000 MMBtu/Day;

(d)	annually if average volume is less than 1,000 MMBtu/Day; or

(e)	as frequently as deemed necessary by the measuring Party but not more than once each Month.

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The other Party may, at its option, be present for such calibration and adjustment. The measuring Party will give the other Party notice of the time of all tests sufficiently in advance of conducting same so that both Parties may conveniently have their representatives present. Following any test, any measuring equipment found to be inaccurate to any degree will be adjusted immediately to measure accurately. Each Party will have the right, at any time, to challenge the accuracy of any measuring equipment used and may request additional tests. If, upon testing, the challenged equipment is found to be in error, then it will be repaired and calibrated. The cost of any such special testing, repair and calibration will be borne by the Party requiring the special test if the percentage of inaccuracy is found to be one percent (1%) or less; otherwise, the cost will be borne by the Party operating the challenged measuring equipment.

7.9 Access to Meters, Measurement Equipment and Records - The other Party will have access at all reasonable times to the measuring equipment and all other instruments used by the measuring Party in determining the measurement and quality of the Gas delivered to Transporter or Shipper, but the reading, calibrating, and adjusting thereof will be done only by employees, agents or representatives of the measuring Party. The measurement data and records will be kept on file by the measuring Party for a period of one (1) Year for Transporter’s and Shipper’s mutual use. Upon request, the measuring Party will submit to the other Party measurement data and records from such equipment, subject to return by that Party within thirty (30) Days after receipt.

7.10 Correction of Metering Errors - If, upon any test, the measuring equipment in the aggregate is found to be inaccurate by more than one percent (1%), registration thereof and any payments based upon such registration will be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, but if such period is not definitely known or agreed upon, then such registration and payment will be corrected for a period extending back one-half (l/2) of the time elapsed since the date of the prior calibration (but with such corrected period not to exceed ninety [90] Days).

7.11 Failure of Meters - If, for any reason, the measuring equipment is out of service or out of repair so that the quantity of Gas delivered through such measuring equipment cannot be ascertained or computed from the readings thereof, the quantity of Gas delivered during the period such equipment is out of service or out of repair will be estimated upon the basis of the best available data, using the first of the following methods which is feasible:

(a)	By using the registration of any duplicate measuring equipment installed by the measuring Party, if installed and registering correctly;

(b)	By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation;

(c)	By using the registration of any check measuring equipment of the other Party, if installed and registering accurately; or

(d)

By estimating the quantity of deliveries by using the volumes delivered to Transporter or Shipper, as applicable, under similar conditions during preceding periods when the measuring equipment was registering accurately.

7.12 Check Measuring Equipment - Each Party may install, maintain and operate at its own expense such check measuring equipment as desired; provided, however, that such

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equipment will be installed so as not to interfere with the operation of any other measuring equipment. Each Party will have access to the check meter(s) installed by the other Party at all reasonable times, but the reading, calibration and adjusting thereof will be done only by the employees or agents of the operating Party.

7.13 New Measurement Techniques - If, at any time during the term of this Agreement, a new method or technique is developed with respect to Gas measurement or the determination of the factors used in Gas measurement, such new method or technique may be substituted for the method set forth in this Article VII. when the Parties agree that employing such new method or technique is advisable.

Article VIII.

Quality

8.1 Specifications at Receipt Point(s) - The Gas received by Transporter from Shipper under the terms of this Agreement will conform to the following specifications:

(a)

The Gas will be Commercially Free of water and other objectionable liquids at the temperature and pressure at which the Gas is delivered to Transporter and the Gas will not contain any hydrocarbons which might condense to free liquids in the pipeline under normal pipeline conditions and will in no event contain water vapor in excess of seven (7) pounds per one million (1,000,000) Cubic Feet of Gas, measured at Standard Temperature and Standard Pressure.

(b)

The Gas will not contain more than twenty-five hundredths (0.25) of one grain of hydrogen sulfide per one hundred (100) Cubic Feet of Gas as determined by quantitative methods in general use in the natural gas industry and as mutually acceptable to the Parties.

(c)

The Gas will not contain more than one half (0.50) of one grain of total sulfur per one hundred (100) Cubic Feet of Gas as determined by quantitative methods in general use in the natural gas industry and as mutually acceptable to the Parties.

(d)

The Gas will not contain more than three tenths (0.3) of one grain of mercaptans per one hundred (100) Cubic Feet of Gas as determined by quantitative methods in general use in the natural gas industry and as mutually acceptable to the Parties.

(e)	The Gas will not contain in excess of:

(i)	Two (2) mole percent of carbon dioxide (CO2);

(ii)	Ten parts per million (10 ppm) by volume of oxygen (02);

(iii)	Three (3) mole percent of nitrogen (N2);

(iv)	Two-tenths (0.2) gallon per Mcf of pentane (C5+) and heavier hydrocarbons; and

(v)	In the aggregate, three (3) mole percent of non-hydrocarbons.

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(f)	The Gas will contain no carbon monoxide, halogens or unsaturated hydrocarbons and not more than four hundred parts per million (400 ppm) of hydrogen.

(g)	The Gas will have a temperature of not more than one hundred and twenty degrees Fahrenheit (120° F.) and not less than forty degrees Fahrenheit (40° F.).

(h)	The Gas will have a Btu value (higher heating value) of not greater than one thousand, fifty (1,050) Btu per Cubic Foot (Btu/Scf) and not less than nine hundred seventy-five (975) Btu per Cubic Foot.

(i)	The Gas will have a Wobbe Index (HHV÷ÖSG) not greater than one thousand, four hundred (1,400).

(j)	The Gas will have a cricondentherm hydrocarbon dew point not greater than forty degrees Fahrenheit (40° F.).

(k)	The Gas will have a combined composition of not more than one and one-half (1.5) mole percent of butane plus, including isobutane, normal butane and all heavier hydrocarbons (C4+).

(l)

The Gas will be Commercially Free from dirt, dust, gums, gum-forming constituents, iron oxide, iron sulfide, and any other objectionable liquid or solid matter which might become separated from the Gas in the course of transmission through pipelines.

(m)	The Gas will be free of any and all corrosive materials that may, in Transporter’s determination, be harmful to the facilities.

8.2 Specifications at Delivery Point(s) - The Gas delivered by Transporter to Shipper under this Agreement will meet the specifications set forth in Section 8.1 above, save and except:

(a)	The Gas may contain by up to three (3) mole percent of CO2;

(b)	The Gas may contain by up to four (4) mole percent, in the aggregate, of non-hydrocarbons;

(c)	The Gas may have a daily average heating content of up to one thousand one hundred fifty (1,150) Btu per Cubic Foot;

(d)	The Gas may have a cricondentherm hydrocarbon dew point greater than forty degrees Fahrenheit (40° F.).

8.3 Failure to Meet Quality Specifications - If either Party determines the Gas delivered to it fails to meet the quality specifications prescribed above, such Party will have the right without notice to immediately terminate the receipt of any Gas failing to meet such quality specifications, but will as soon as practical notify in writing the other Party of such action and the basis thereof. Notwithstanding the foregoing, Transporter may, in its sole discretion, continue to accept Gas that does not meet the foregoing quality specifications. In such an event Transporter may charge to Shipper a conditioning fee relevant to such Gas that fails to meet quality specifications. The amount of such conditioning fee will be determined by Transporter utilizing a commercially reasonable methodology. Transporter will notify Shipper within thirty (30) Days of its assessment of such a conditioning fee hereunder.

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Article IX.

Receipt and Delivery Pressure

9.1 All Gas delivered at the Receipt Point(s) will be delivered at pressures sufficient to enter Transporter’s system at the working pressures maintained by Transporter at the Receipt Point from time to time. Transporter will not be obligated to receive Gas at pressures exceeding the maximum allowable operating pressures prescribed under any applicable governmental regulations.

9.2 All Gas redelivered at the Delivery Point(s) will be redelivered at the working pressures maintained by Transporter at the Delivery Point from time to time. Shipper will not be obligated to receive Gas at pressures exceeding the maximum allowable operating pressures prescribed under any applicable governmental regulations.

Article X.

Taxes and Fee Reimbursement

Shipper will be responsible for Taxes and certain other fees as follows:

(a)

Tax Reimbursement—Shipper will reimburse Transporter for all Taxes which are levied upon and/or paid by Transporter with respect to the Transportation Service performed under the terms of this Agreement or in respect to Shipper’s Gas while the Gas is in the possession of Transporter. Without limiting the foregoing, it is specifically agreed that Shipper will reimburse Transporter for any state utilities Taxes, including the Texas Gross Utilities Tax, to which Transporter may be subject due to its receipt, transportation, handling, and/or delivery of Gas under this Agreement.

(b)

Reimbursement of Fees - Shipper will reimburse Transporter for any and all filing fees in connection with providing Transportation Service to Shipper under this Agreement that Transporter is required to pay by any governmental authority having or asserting jurisdiction.

Article XI.

Title, Possession & Responsibility

11.1 Title. Shipper represents and warrants to Transporter that Shipper has full and unqualified authority to deliver Gas to Transporter, and that Gas is free from any and all liens, charges, claims and encumbrances. Shipper will indemnify, defend, and save Transporter harmless from and against any and all regulatory proceedings, suits, actions, claims, demands, damages, costs, losses, penalties and expenses (including reasonable attorneys’ fees) arising from or out of any adverse claims to or against the Gas. Title to Shipper’s Gas in Transporter’s pipeline system will remain with Shipper or its designee at all times, except that title to those volumes of Gas tendered to Transporter for Fuel, if any, as provided in this Agreement, will pass to Transporter at the Receipt Point(s).

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11.2 Possession and Responsibility. Shipper or its designee will be deemed in possession of and responsible for the Gas before Transporter receives it at the Receipt Point(s) and after Transporter redelivers the Gas to Shipper or its designee by Transporter at the Delivery Point(s). Transporter will have no responsibility with respect to the Gas before receipt from Shipper at the Receipt Point(s) or after delivery to Shipper at the Delivery Point(s). Transporter will be deemed in possession of and responsible for the Gas after receipt of the Gas at the Receipt Point(s) until the Gas is redelivered to Shipper at the Delivery Point(s). EACH PARTY AGREES TO RELEASE, DEFEND, PROTECT, INDEMNIFY, AND HOLD HARMLESS THE OTHER, ITS AFFILIATES, THEIR DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES (COLLECTIVELY, “INDEMNITIEES”), FROM EVERY KIND OR CHARACTER OF DAMAGES, LOSSES, LIABILITIES, EXPENSES, DEMANDS, CLAIMS, OR SUITS FOR DEATH OR INJURY TO PERSONS OR PROPERTY, INCLUDING ANY AND ALL COSTS AND FEES (ATTORNEYS, COURT, EXPERTS OR OTHERWISE) ARISING OUT OF ANY INVESTIGATION, LITIGATION OR SETTLEMENT OF ANY CLAIMS (COLLECTIVELY, “LOSSES”), ARISING FROM OR OCCURRING WHILE THE INDEMNIFYING PARTY IS DEEMED TO BE IN POSSESSION OF THE GAS, UNDER ANY LEGAL THEORY WHATSOEVER AND REGARDLESS OF WHETHER SUCH LOSSES MAY HAVE BEEN CAUSED IN PART BY ANY NEGLIGENT ACT OR OMISSION, EITHER ACTIVE OR PASSIVE, OR THE STRICT LIABILITY (STATUTORY OR OTHERWISE) OF ANY INDEMNITEES OR ANY THIRD PARTY, WHETHER SUCH ACT OR OMISSION CONSTITUTES SOLE, PARTIAL, OR CONCURRENT NEGLIGENCE OR IS THE SOLE PROXIMATE OR PRODUCING CAUSE OF THE LOSSES. Neither Transporter nor Shipper will be liable for the gross negligence or willful misconduct of the other Party.

Article XII.

Force Majeure

12.1 If Force Majeure renders either Party unable (either in whole or in part) to carry out its obligations under this Agreement, other than its obligations to make payments due, then the obligations of the Party claiming Force Majeure will be suspended during the duration of any inability resulting from Force Majeure. A Party claiming Force Majeure will give notice and full particulars of such Force Majeure in writing to the other Party as soon as possible. A Party’s obligations will be suspended as long as the Party is impacted by the Force Majeure (which may last longer than the cause of the Force Majeure) but for no longer period. Before either Party is entitled to suspend its performance, the Party is required to exercise reasonable diligence and incur reasonable cost to prevent or overcome the Force Majeure.

12.2 Force Majeure, as employed herein, will include any and all of the following:

(a)

events beyond the reasonable control of the Party claiming Force Majeure, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, terrorism, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, freezes, lightning, earthquakes, fires, storms, hurricanes, floods, high water, washouts or other natural disasters, threat of physical harm or damage resulting in the evacuation or shut down of facilities necessary for the production, delivery, receipt, storage (including injection into and withdrawal from storage), or use of the Gas, arrests and restraints of governments and people, civil disturbances, or explosions;

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(b)	breakage or accident to machinery, lines of pipe, or facilities in which the Gas is transported, processed, stored (including injection into and withdrawal from storage), or used;

(c)

the necessity of testing, or the necessity of repairs or alterations to wells, machinery, facilities (including processing, gathering, transportation, gasification, storage (including injection into and withdrawal from storage), and Gas manufacturing facilities) or lines of pipe through which the Gas is moved;

(d)

partial or entire failure of wells, lines of pipe, or other facilities (including processing, gathering, transportation, gasification, storage [including injection into and withdrawal from storage] and Gas manufacturing facilities) in which the Gas is used;

(e)

orders of any court or governmental authority or agency having or asserting jurisdiction or the refusal or withdrawal of any necessary order, certificate or permit by any court or governmental authority or agency having or asserting jurisdiction;

(f)	any acts or omissions (including failure to take, transport, store or deliver Gas) of a third party transporter of Gas to or for Transporter or to or for Shipper;

(g)

in those instances where either Party is required to obtain servitudes, rights-of-way grants, permits, certificates, tariffs, or licenses to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits, certificates, tariffs, or licenses;

(h)

in those instances where either Party is required to furnish materials and supplies, or hire vendors or suppliers, for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions (including delays caused by third party vendors and suppliers); and

(i)

any other causes, whether of the kind enumerated above or otherwise, not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome at reasonable cost and after the exercise of reasonable diligence.

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12.3 As used herein, the terms “reasonable control,” “reasonable diligence” and “reasonable cost” will not require a Party to use extraordinary efforts or incur extraordinary costs to avoid or remedy the Force Majeure event or its effects.

12.4 Neither Party will be entitled to the benefit of Force Majeure to the extent performance is affected by any or all of the following circumstances, except when the enumerated circumstances themselves are caused by the event of Force Majeure:

(a)

the Party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch (which will not require the use of extraordinary efforts or payment of extraordinary costs);

(b)

economic hardship, to include, without limitation, Transporter’s ability to sell Transportation Service at a higher or more advantageous fee than the fee provided in this Agreement, and Shipper’s ability to buy Transportation Service at a lower or more advantageous fee than the fee provided in this Agreement;

(c)	the loss of Shipper’s market(s) or Shipper’s inability to use or resell Gas stored under this Agreement; or

(d)	the loss or failure of Shipper’s Gas supply or depletion of reserves.

12.5 It is understood and agreed that the settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty and that the above requirement that any Force Majeure will be remedied with all reasonable dispatch will not require the settlement of strikes or lockouts by acceding to the demands of the opposing person when such course is inadvisable in the discretion of the Party having the difficulty.

12.6 Notwithstanding the foregoing, it is specifically understood and agreed by the Parties that force majeure will in no way terminate the Parties’ obligations to balance volumes of Gas under this Agreement.

Article XIII.

Billing, Accounting and Reporting

13.1 Accounting Statements - Transporter will render to Shipper, on or before the fifteenth (l5th) Day of each Month an invoice setting forth, (i) with respect to all Gas received by Transporter during the preceding Month at the Receipt Point(s), the total quantity and the Heating Value of the Gas, (ii) with respect to all Gas redelivered to Shipper during the preceding Month at the Delivery Point(s), the total quantity and the Heating Value of the Gas, (iii) the charges due Transporter under this Agreement, including all exhibits thereto and, if applicable, (iv) all daily imbalances and detailing the cash-out thereof. Transporter may initially bill on its best reasonably available estimates if all actual information is not available at the time the invoice is to be sent. Shipper agrees to make payment to Transporter by wire transfer or other electronic means, for all charges incurred during the preceding Month on the later of the twenty-fifth (25th) Day of each Month or within ten (10) Days after the date of the invoice, but if the

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twenty-fifth (25th) Day of Month is on a weekend or federal bank holiday, payment is due on the next Day that is not a federal bank holiday. If the invoice for any Month has a date subsequent to the fifteenth (15th) Day of the Month, then the time for payment will be extended for a period equal to the delay, unless Shipper is responsible for the delay.

13.2 Late Payment - If Shipper fails to pay any amount due Transporter when it is due, the unpaid balance will bear interest from the due date until the date paid at a variable rate (“Variable Rate”) equal to the “prime rate” of interest published under “Money Rates” by the Wall Street Journal plus one percent (1%), each change in the Variable Rate to be effective without notice on the effective date of each change in the prime rate, but the Variable Rate will never exceed the maximum non-usurious rate of interest allowed by applicable law. If Shipper’s failure to pay continues for thirty (30) Days, Transporter will, in addition to its other remedies, have the right to suspend services under and/or to terminate this Agreement without prior notice, without prejudice to any and all claims for damages or other rights or remedies available under this Agreement or pursuant to law, and without liability of any kind or character to Shipper.

13.3 Errors and Disputes in Statements - If Transporter discovers an error in the amount billed in any invoice rendered by Transporter, the error will be adjusted within thirty (30) Days of the discovery of the error. If a dispute arises as to the amount payable in any invoice rendered, Shipper will nevertheless pay the total amount payable to Transporter under the invoice rendered pending resolution of the dispute. Shipper’s payment will not be deemed to be a waiver by Shipper of the right to recoup any overpayment. Transporter will repay any overpayment together with interest calculated under the method set forth in Paragraph 13.2 above.

13.4 Examination of Books and Records - Each Party will have the right at reasonable hours to examine the books and records of the other Party to the extent necessary to verify the accuracy of any statement, calculation or determination made pursuant to the provisions of this Agreement. If any such examination reveals, or if either Party discovers, any error in its own or the other Party’s statements, calculations or determinations, then proper adjustment and correction of the error will be made as promptly as practicable.

13.5 Finality - All invoices and billings will be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two (2) Years after the Month of Gas delivery.

Article XIV.

Creditworthiness

14.1 Prior to commencement of service and throughout the term of this Agreement, upon request by Transporter, Shipper will provide Transporter with its, its parent entity’s, or its guarantor’s, as applicable, annual audited financial statements and quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”); provided, however, if such entity is required to make its annual audited and quarterly financial statements available to the public, then Transporter will use public sources to obtain the information.

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14.2 If Transporter has reasonable grounds for insecurity regarding Shipper’s performance (whether or not then due) of any obligation under this Agreement, including but not limited to, the occurrence of a material change in the creditworthiness of Shipper or its guarantor, if applicable, then Transporter may demand Adequate Assurance of Performance (as defined below). If Shipper has not provided Adequate Assurance of Performance to Transporter within two (2) business Days of Shipper’s, or its guarantor’s, if applicable, receipt of such request, then Transporter will have the right to either (i) suspend performance for which it has not already received the agreed upon return consideration or (ii) terminate this Agreement upon written notice, in addition to all other remedies available to it under this Agreement. “Adequate Assurance of Performance” means sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to Transporter, including, but not limited to (i) cash payment with an accelerated due date or a more frequent basis than a monthly billing cycle, (ii) a standby irrevocable letter of credit, (iii) a prepayment, (iv) and a security interest in an asset or guaranty. Shipper hereby grants to Transporter a continuing first priority security interest in, lien on, and right of setoff against all Adequate Assurance of Performance in the form of cash transferred by Shipper to Transporter pursuant to this Article XIV. Upon the return by Transporter to Shipper of such Adequate Assurance of Performance, the security interest and lien granted hereunder on that Adequate Assurance of Performance will be released automatically and, to the extent possible, without any further action by either party.

14.3 If Shipper or its guarantor, if applicable: (i) makes an assignment or any general arrangement for the benefit of creditors; (ii) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it which is not dismissed within 30 days of being filed or commenced; (iii) otherwise becomes bankrupt or insolvent (however evidenced) ; (iv) becomes unable to pay its debts as they fall due; (v) has a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fails to perform any material obligation to Transporter; (vii) fails to give Adequate Assurance of Performance as required under Section 14.2; or (viii) fails to pay any amount due Transporter on or before the second Business Day following written Notice that such payment is due, then Transporter shall have the right, at its sole election, to immediately withhold and/or suspend service upon prior written notice and/or to terminate the Agreement, in addition to any and all other remedies available under this Agreement.

Article XV.

Laws and Regulations

This Agreement will be subject to all valid existing and future law, orders, rules, regulations or proclamations of duly constituted authorities having jurisdiction or control over the Parties or the subject matter of this Agreement. If any such governmental authority takes any action which is, with respect to or as a result of this Agreement, designed to subject or otherwise subjects either Party or any of its pipelines or related facilities to any materially greater or different regulation or jurisdiction than that existing on the date of this Agreement (or thereafter as such regulation or jurisdiction may have changed and been accepted by the Party), then upon written notice to the other, the Party so affected may cancel and terminate this Agreement

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effective one (1) Day before the effective date of such governmental action without further obligation to the other Party. Nothing contained in this Statement or this Agreement will be construed as a waiver of any right to question or contest any such law, order, decision, rule or regulation in any forum having jurisdiction in the premises.

Transporter will file all necessary reports and/or notices required by any governmental authority, and Shipper will provide Transporter with any necessary compliance information required by Transporter in connection with preparing such reports.

Article XVI.

Intrastate Character of Gas

Shipper warrants that neither it nor its designees will take any action with respect to the Gas to be transported and/or stored under this Agreement that would subject Transporter to the jurisdiction of the Federal Energy Regulatory Commission or any successor under the Natural Gas Act.

Article XVII

Odorization

Shipper and Transporter agree that none of the Gas delivered by Transporter to or for the account of Shipper pursuant to this Agreement will be odorized. Any odorization that may be required by any applicable statute, order, rule or regulation at any location downstream of the Delivery Points will be the sole responsibility of Shipper. Shipper will indemnify and hold Transporter and its affiliates harmless from any and all claims, demands, causes of action, losses, damages or injuries (including death) that may result from the operation and maintenance of odorization facilities or equipment at, near or downstream of the Delivery Points, or the lack thereof, or that result from the failure of Shipper to properly odorize Gas delivered by Transporter hereunder.

Article XVIII

Governing Law

THIS AGREEMENT WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAW RULES WHICH WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION. EXCLUSIVE VENUE FOR ANY ACTION BROUGHT HEREUPON WILL BE IN THE STATE OR FEDERAL COURTS LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM RELATING TO THIS AGREEMENT. Reasonable attorneys’ fees and costs may be awarded to the prevailing Party in connection with any action taken to enforce its rights under this Agreement.

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Article XIX

Limitation of Liability

NEITHER PARTY WILL NOT BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT OR OBLIGATION UNDER THIS AGREEMENT OR OUT OF WARRANTY, CONTRACT, TORT OR OTHERWISE.

Article XX.

Modification

Transporter reserves the right, at any time and from time to time, to modify or revise this Statement. Transporter will provide the modification or revisions to Shipper in writing.

Article XXI.

Miscellaneous

21.1 Shipper will not be considered or deemed by interpretation of this Statement or this Agreement to have any rights in, to or through Transporter’s system.

21.2 Transporter will have the right to waive any one or more specific defaults by Shipper of any provision of this Agreement, but no such waiver will operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character. In no event will waivers be granted or denied in an unduly discriminatory manner.

21.3 Any article, section, or subsection referred to in this Statement is an article, section, or subsection of this Statement, unless stated otherwise.

END OF EXHIBIT “A”

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EXHIBIT “B”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KINDER MORGAN TEJAS PIPELINE LLC

AND

[ENTITY TBD]

FEES

TRANSPORTATION FEE (as a Monthly Reservation)

100,000 MMBtu x $0.00 x Number of Days in Month

B-1

EXHIBIT “C”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KINDER MORGAN TEJAS PIPELINE LLC

AND

[ENTITY TBD]

RECEIPT AND DELIVERY POINT(S)

RECEIPT POINT(S):

Point Name:	PIN #	Point MDQ	Fuel Charge
So Cross/KM Tejas Woodsboro	47774	100,000	0.00%

DELIVERY POINT(S):

Point Name:	PIN #	Point MDQ
KM Tejas/BanHub Banquete	50742	100,000

END OF EXHIBIT “C”

C-1

KM AFFILIATE TRANSPORT

[Woodsboro/La Rosa]

FORM OF INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

This INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT (this “Agreement”) is made and entered into as of [_____________ __, 2019] (the “Effective Date”), by and between [KM AFFILIATE TBD] (“Transporter”), and [ENTITY TBD] (“Shipper”). Transporter and Shipper are sometimes referred to singularly as “Party” and collectively as “Parties.”

WITNESSETH:

WHEREAS, Transporter operates facilities in the state of Texas for the transportation of Gas and is an intrastate pipeline subject to the regulatory jurisdiction of the Railroad Commission of Texas;

WHEREAS, [XXX] and [Shipper/Shipper’s affiliate] are parties to that certain Asset Purchase Agreement dated [DATE] (the “Asset Purchase Agreement”) for the purchase of certain assets in Refugio County, Texas, including the Woodsboro Gas processing plant (the “Asset Purchase”).

WHEREAS, Shipper desires Transporter to receive and transport certain quantities of Gas on Transporter’s pipeline system from and to the points specified on Exhibit “C” attached to and made a part of this Agreement; and

WHEREAS, Transporter is willing to transport such quantities of Gas for Shipper in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties covenant and agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings given them in the Statement (as defined below). Unless the context otherwise requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, the singular will include the plural, and the plural will include the singular. Unless expressly stated otherwise, all references to schedules and exhibits are to schedules and exhibits attached to this Agreement, each of which is incorporated into this Agreement for all purposes. Article, section or subdivision titles or headings in this Agreement are for convenience only and do not limit or amplify the provisions of this Agreement. All references in this Agreement to articles, sections or subdivisions will refer to the corresponding article, section or subdivision of this Agreement unless specific reference is made to articles, sections or subdivisions of another document or instrument. Unless the context of this Agreement clearly requires otherwise, the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation,” and the words “hereof,” “herein,” “hereunder” and similar terms will refer to this Agreement as a whole and not any particular article, section or subdivision in which the words appear.

ARTICLE II

PERFORMANCE OF TRANSPORTATION SERVICE

2.1 Transporter’s Statement of General Terms and Conditions for Transportation Service (the “Statement”) is attached as Exhibit “A.” Notwithstanding anything contained in this Agreement to the contrary, the transportation service performed under this Agreement will be subject to the Statement. Transporter reserves the right to modify or revise the Statement from time to time. If any term or provision in the body of this Agreement is inconsistent with the Statement, then the provisions of the body of this Agreement will control and the Statement will be deemed modified accordingly.

2.2 Subject to the terms and conditions of this Agreement, Transporter will receive at the Receipt Point(s) and deliver an Equivalent Quantity at the Delivery Point(s) on a Firm Basis, subject to affirmation by the delivering operator at the Receipt Point(s), and by the receiving operator at the Delivery Point(s), such quantities of Gas as may be nominated and delivered by Shipper from time to time and for periods of time as nominated by Shipper, subject to the provisions as set forth in paragraph 2.3 below up to a maximum quantity of one hundred thousand (100,000) MMBtu per Day (the “Maximum Daily Quantity” or “MDQ”).

2.3 Notwithstanding the foregoing to the contrary, if either Party interrupts, suspends or curtails the receipt, transportation or delivery of Gas hereunder pursuant to the laws, rules, regulations or orders of any governmental agency, court or authority having jurisdiction, or due to conditions of Force Majeure or upon the request of any court, agency, governmental official or the Texas Energy Reliability Council (or any similar body), then the interrupting Party will incur no liability of any kind or character to the other Party as a result of or with respect to such interruption, suspension or curtailment.

ARTICLE III

FEES AND REIMBURSEMENT

3.1 Beginning on the Service Commencement Date, Shipper agrees to pay Transporter the transportation fee(s) as specified in Exhibit “B,” attached to and made a part of this Agreement, for the Gas Transportation Services to be rendered under this Agreement.

3.2 In addition to the other charges set forth herein for transportation service hereunder,: Shipper will be charged a “Fuel Charge” percent set forth in Exhibit “C,” attached to and made a part of this Agreement. The Fuel Charge will be deemed to be an in-kind reimbursement to Transporter both for fuel expended in transporting Shipper’s Gas and for Shipper’s proportionate share of Gas lost or unaccounted for on Transporter’s pipeline system.

2

3.3 In addition to the charges set forth in Sections 3.1 and 3.2 above Shipper will pay to Transporter any conditioning fee charged by Transporter pursuant to the provisions of Section 8.3 of the Statement.

ARTICLE IV

RECEIPT AND DELIVERY POINTS

4.1 The Receipt Point(s) for all Gas delivered by Shipper to Transporter for transportation service under this Agreement will be at the point(s) designated in Exhibit “C,” attached to and made a part of this Agreement.

4.2 The Delivery Point(s) for all Gas delivered by Transporter to Shipper under this Agreement will be at the point(s) designated in Exhibit “C,” attached to and made a part of this Agreement.

4.3 COMPLIANCE WITH REGULATIONS. SHIPPER WARRANTS THAT ANY GAS TRANSPORTED UNDER THIS AGREEMENT THAT IS RECEIVED BY TRANSPORTER FROM AN INTERSTATE PIPELINE OR DELIVERED BY TRANSPORTER INTO AN INTERSTATE PIPELINE WILL BE TRANSPORTED (i) BY THE INTERSTATE PIPELINE ON BEHALF OF AN INTRASTATE PIPELINE OR A LOCAL DISTRIBUTION COMPANY PURSUANT TO THE PROVISIONS OF SECTION 311(A)(1) OF THE NATURAL GAS POLICY ACT OF 1978 AND SUBPART B OF SECTION 284 OF THE REGULATIONS OF THE FEDERAL ENERGY REGULATORY COMMISSION (THE “TRANSPORTATION REGULATIONS”) OR ANY SUCCESSOR AUTHORITY AND (ii) IN COMPLIANCE WITH THE TRANSPORTATION REGULATIONS. SHIPPER AGREES TO INDEMNIFY TRANSPORTER AND ITS MEMBERS FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, ACTIONS, DEBTS, ACCOUNTS, DAMAGES, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES), LOSSES, EXPENSES, FINES AND PENALTIES ARISING FROM OR OUT OF SHIPPER’S BREACH OF THIS WARRANTY.

ARTICLE V

TERM

5.1 This Agreement will be effective as of the Effective Date with its term commencing on commencing on the first Day of the Month following the Closing Date of the Asset Purchase, as defined in the Asset Purchase Agreement (the “Service Commencement Date”) and continuing for a term of six (6) Months.

5.2 Shipper will notify Transporter of the Service Commencement Date by providing at least five (5) Business Days prior written notice.

5.3 Notwithstanding anything in Section 5.1 to the contrary, the term of this Agreement will be coterminous with the Other Transportation Agreement (as defined in 8.2 below) This Agreement will automatically terminate effective as of the termination of the Other Transportation Agreement.

3

5.4 Termination of this Agreement will not discharge any of the Parties’ obligations incurred before the effective date of termination, including payment for services rendered.

ARTICLE VI

NOTICES

All notices, including but not limited to invoices, required to be served under this Agreement must be in writing and served by (a) personal or overnight delivery service, (b) U.S. certified or registered mail, or (c) electronic mail, and must be addressed as follows

IF TO TRANSPORTER:

Notices & Correspondence:	1001 Louisiana St., Suite 1000
Houston, Texas 77002
Attn: Contract Administration
Telephone: (713) 369-9099 contractadministration@kindermorgan.com

Dispatching Matters:	1001 Louisiana St., Suite 1000
Houston, Texas 77002
Attn: Gas Control Department
Facsimile: (713) 369-9005
#gc-kmtpl@kindermorgan.com (KMTP)
#gc-kmtejas@kindermorgan.com (Tejas)

Accounting Matters:	1001 Louisiana St., Suite 1000
Houston, Texas 77002
Attn: Gas Accounting
Blake_Walker@kindermorgan.com

Payment by Wire:	JP Morgan Chase Bank, N.A.
ABA # TBD
A/C# TBD
For Credit to [TBD]

IF TO SHIPPER:

Notices & Correspondence:

Attn: Contract Administration
Telephone: ____________________
Email: ________________________

4

Billing:

Attn: Gas Accounting
Email: ________________________

Payment
ABA No.:______________________
Account No.:___________________

or at such other address as the Parties may from time to time designate to one another in writing Notices sent by certified mail or courier will be deemed provided upon delivery as evidenced by the receipt of delivery. Notices sent by electronic mail will be deemed to have been provided upon the sending Party’s receipt of a non-automated response from the recipient or automatic read receipt generated from the recipient’s electronic mail provider. Electronic mail copies of all notices and correspondence under this Agreement, including signatures, will constitute original copies of the notice(s) and correspondence and will be as binding on the Parties as the original, as long as there is verification of receipt of the copy.

ARTICLE VII

GENERAL

7.1 The Parties acknowledge that contemporaneously with the execution of this Agreement, Shipper and Transporter’s affiliate are executing an Intrastate Firm Gas Transportation Agreement to transport Gas from Southcross/KM Tejas Woodsboro Receipt Point to KM Tejas/Banquete Hub Delivery Point (the “Other Transportation Agreement”).

7.2 Integrated Transaction. Each party has entered into this Agreement in consideration of (a) the covenants and conditions set forth herein, the receipt and consideration of which are hereby acknowledged, and (b) the execution, delivery and performance by various parties of the Other Transportation Agreement. The Parties agree that no party would have entered into this Agreement without the Other Transportation Agreement; the consideration for entering into this Agreement forms part of the consideration for entering into the Other Transportation Agreement; and (i) if in the event of the bankruptcy of Shipper, this Agreement and the Other Transportation Agreement are determined to be executory contracts, this Agreement and the Other Transportation Agreement must be rejected or assumed together.

7.3 The Parties agree that a Force Majeure under the terms of this Agreement will constitute a Force Majeure under the Other Transportation Agreement.

5

7.4 This Agreement, including Exhibit “A,” Exhibit “B,” and Exhibit “C,” constitutes the entire agreement between the Parties covering the subject matter of this Agreement. There are no agreements, modifications, conditions or understandings, written or oral, expressed or implied, pertaining to the subject matter of this Agreement that are not contained in this Agreement.

7.5 The Parties stipulate and agree that this Agreement will be deemed and considered for all purposes as prepared through the joint effort of the Parties and will not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution of this Agreement.

7.6 Modifications of this Agreement will be or become effective only upon the due and mutual execution of appropriate supplemental agreements or amendments to this Agreement by duly authorized representatives of the Parties.

7.7 The provisions of this Agreement will not impart rights enforceable by any person, firm, or organization not a Party or not a successor or assignee of a Party.

7.8 Counterparts. This Agreement may be executed in separate counterparts, and all of said counterparts taken together will be deemed to constitute but one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or email transmission will be effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate original by their duly authorized officers on the date first hereinabove written.

SHIPPER:	TRANSPORTER:
[ENTITY TBD]	[KM AFFILIATE TBD]

By:	By:
Name:	Name:
Title:	Title:

6

EXHIBITS

A - Transporter’s Statement of General Terms and Conditions for Transportation Service

B - Fees

C - Receipt and Delivery Point(s)

D - Custody Transfer Location

[SIGNATURE PAGE TO INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT DATED [DATE] BY

AND BETWEEN KM AFFILIATE TBD AND [ENTITY TBD]]

7

EXHIBIT “A”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KM AFFILIATE TBD AND

[ENTITY TBD]

STATEMENT OF GENERAL TERMS AND CONDITIONS FOR TRANSPORTATION SERVICE

Article I.

Definitions

1.1	The term “Btu,” means British Thermal Unit(s).

1.2	The term “Central Clock Time,” means the local time, including changes for Daylight Savings Time, in the Houston, Texas metropolitan area.

1.3

The term “Commercially Free,” unless otherwise governed by an express quantity allowance for any impurity, means Gas of marketable grade and quality that may contain foreign materials, but only in such amounts that do not render the gas unmerchantable by preventing the proper operation of gas transmission or measurement equipment (such as line, regulators, meters or similar type equipment). It is understood that Gas commercially free of foreign materials and objectionable liquids and/or solids may require processing and filtration for its particular intended use by Shipper and Shipper assumes all such risk.

1.4	The terms “Cubic Foot,” and “Cubic Feet” means the amount of Gas necessary to fill a cubic foot of space at Standard Temperature and Standard Pressure.

1.5	The term “Day,” means a period of twenty-four (24) consecutive hours beginning at 9:00 a.m. Central Clock Time.

1.6	The term “Delivery Point(s),” means the point(s) at which Transporter delivers the Gas to Shipper.

1.7

The term “Electronic Flow Measurement” or “EFM,” means a Gas flow computer and related transducers and analyzers located at a metering point which computes and records the volume and energy content of the Gas flowing through the meter.

1.8

The term “Equivalent Quantity,” means that quantity of Gas which is thermally equivalent to the quantity of Gas delivered by Shipper to Transporter on any one Day (less Fuel and Gas lost or unaccounted for in transport).

1.9

The term “Firm Basis,” means that, with respect to any Transportation Service, Shipper will deliver such Gas to Transporter and Transporter will receive at the Receipt Point(s) and transport an Equivalent Quantity to the Delivery Point(s) without interruption, suspension or curtailment.

1.10	The term “Force Majeure,” has the meaning ascribed in Article XII.

1.11

The term “Fuel,” means the quantity of Gas that Transporter will receive as reimbursement for fuel and loss, if any, associated with the compression, metering and lost in providing Gas Transportation Service.

1.12

The term “Gas,” means natural gas as produced in its natural state whether or not transported, stored or processed before Transporter or Shipper receives it under this Agreement, natural gas that has been previously liquefied and restored to its gaseous state before such receipt, and gas synthesized or manufactured from oil, naphtha, coal or any other material, that meets the quality standards contained in this Statement.

1.13

The term “Gas Daily Price,” means the price set forth under the heading “Daily Price Survey” for “East Texas” for “Houston Ship Channel” under the column “Midpoint” as published in each Day’s issue of Platts’ GAS DAILY®. Should Platts’ GAS DAILY® and/or the subject index cease to be published is not reported on a particular Day, Transporter may, utilizing commercially reasonable principles, designate a replacement index or other pricing methodology. If Transporter discontinues its subscription to Platts’ GAS DAILY®, the Parties agree to substitute comparable gas pricing indices for purposes of this Agreement.

1.14

The term “Heating Value,” means gross heating value and is the number of Btu of energy transferred as heat per Cubic Foot of Gas from the complete, ideal combustion of the Gas with oxygen (from air), at Standard Temperature and Standard Pressure, in which all water formed by the reaction condenses to liquid. The Btu value will be determined utilizing the complete actual composition of the Gas delivered, but if the Gas as delivered contains seven (7) pounds or less of water vapor per one million (1,000,000) Cubic Feet, the Gas will be assumed to have zero (0) pounds of water per one million (1,000,000) Cubic Feet (dry Gas).

1.15	The term “Interruptible Basis,” mean that, with respect to any Transportation Service, it is subject to interruption at any time by Transporter, without liability as set forth herein.

1.16	The term “Maximum Daily Quantity” or “MDQ,” means the maximum quantity of Gas which Transporter is obligated to receive for transport during one Day as specified in this Agreement. MDQ includes Fuel.

1.17	The term “Mcf,” means one thousand (1,000) Cubic Feet of Gas.

1.18	The term “MMBtu,” means one million (1,000,000) Btu.

1.19	The term “Month,” means a period beginning on the first (1st) Day of a calendar month and extending until the first (1st) Day of the following calendar month.

1.20	The term “Overrun,” means any volume in excess of Shipper’s defined rights in this Agreement.

1.21	The term “Party,” means either Transporter or Shipper, and the term “Parties,” means both Transporter and Shipper.

1.22	The term “PSIA,” means pounds per square inch absolute.

1.23	The term “Receipt Point(s),” means the point(s) at which Gas is received by Transporter from Shipper.

1.24	The term “Shipper,” means the Party that has executed this Agreement with Transporter and holds all rights to the Gas that is being transported.

1.25	The term “Standard Pressure,” means fourteen and seventy-three hundredths (14.73) pounds per square inch absolute.

1.26	The term “Standard Temperature,” means sixty degrees Fahrenheit (60° F.).

1.27

The term “Taxes,” means any tax (other than income or excess profit taxes), license, fee or charge now or hereafter levied, assessed or made by a governmental authority on the act, right or privilege of receiving, storing, handling or delivering Gas which is measured by the volume, value, carbon content or sales price of the Gas or the gross receipts for providing Transportation Service.

1.28	The term “this Agreement,” means the executed agreement between Transporter and Shipper providing for Transportation Service by Transporter attached hereto.

1.29	The term “Transportation Service,” means any transportation services provided by Transporter for Shipper on a Firm or Interruptible Basis, as applicable, at the Receipt and Delivery Point(s).

1.30	The term “Year,” means a period of 365 consecutive Days, but any such period which contains the date of February 29 will consist of 366 consecutive Days.

Article II.

Maximum Daily Quantity and Excess Receipt Quantities

The Maximum Daily Quantity is as set forth in this Agreement. If Gas is received at any Receipt Point or redelivered at any Delivery Point in a commingled stream, Transporter will have the sole right to allocate that portion of the commingled stream for Shipper’s account attributable to the Transportation Service provided under this Agreement.

If Shipper has quantities of Gas available on any Day for delivery to Transporter in excess of the MDQ, Shipper may tender such excess Gas for delivery to Transporter, and Transporter may, in its sole discretion in each such instance, accept or refuse delivery of all or any part of such excess Gas. Any excess Gas so accepted by Transporter will be subject to all of the terms and provisions hereof.

Article III.

Allocation Statements

During the periods Transporter receives Gas for Shipper and other third-parties at any third party-allocated Receipt Point under the terms of this Agreement at which no operational balancing agreement is in effect, Shipper will furnish or cause to be furnished to Transporter prior to flow during the relevant month, a pre-determined allocation method setting forth (on a daily basis) the allocation of the total quantity of Gas to be received by Transporter at each Receipt Point during such month. Shipper will be bound by, and Transporter will be entitled to rely conclusively on, such pre-determined allocation method. For third party-measured Receipt Points, Shipper will furnish a full tabulation of actual measured volumes of Gas received by the fifth (5th) Day of the month following the month of receipt.

Article IV.

Balancing

It is recognized that, because of dispatching and other operational variations, it may be physically impossible or operationally impractical for Transporter to redeliver to Shipper precisely Equivalent Quantities on any given Day. Therefore, any difference between the Equivalent Quantity and the actual quantity of Gas redelivered under this Agreement on any one Day as calculated on an MMBtu basis (“imbalance”) will be computed and cashed out as provided below. Any positive difference between the Equivalent Quantity on any Day hereunder and actual redeliveries on such Day will be purchased by Transporter from Shipper at a price equal to ninety-five percent (95%) of the Gas Daily Price for the Day upon which such imbalance occurred. Any negative difference between the Equivalent Quantity on any Day hereunder and actual redeliveries on such Day will be sold by Transporter to Shipper at a price equal to one hundred five percent (105%) of the Gas Daily Price for the Day on which such imbalance occurred. Transporter will provide Shipper with a daily imbalance statement for each month, setting forth any daily imbalance and the basis thereof, expressed in MMBtu. Such statement will also set forth the price relevant to the daily cashout of all such imbalances.

Article V.

Nominations and Dispatching

All nominations for Transportation Service will be submitted by Shipper at least monthly, but as frequently as daily if desired, through Transporter’s DART system, through written nomination forms, or through such other electronic or written means as Transporter will specify, in accordance with Transporter’s standard nomination procedures, as amended from time to time. Shipper will be bound by and Transporter may rely conclusively on Shipper’s nominated quantities as confirmed by Transporter. Any variance from the nominated quantities must be submitted in writing or through such electronic means as Shipper and Transporter agree. Transporter will not be obligated to accept and/or confirm nominations for any Day for receipt or delivery of Gas at any point for which nominations in the aggregate are less than the minimum or greater than any maximum quantities set forth in this Agreement. Transporter reserves the right to amend its nomination procedures from time to time.

Article VI.

Hourly Limits

Transporter will not be obligated, during any hour, to receive a total quantity of Gas at any Receipt Point or to deliver a total quantity of Gas at any Delivery Point in excess of one twenty-fourth (1/24) of Shipper’s MDQ for firm service at such Receipt or Delivery Point, and Transporter may impose such restriction whenever, in Transporter’s sole judgment, such restriction is necessary in order to meet its overall pipeline receipt and/or delivery obligations. However, if Shipper’s load pattern temporarily requires receipts at any Receipt Point or deliveries at any Delivery Point in excess of such restriction, Transporter will, on request of Shipper, use reasonable efforts to accommodate such load pattern, and will consult with Shipper in an effort to generally accommodate load variation to the extent feasible and compatible (in Transporter’s sole judgment) with the needs of shippers as a group. If Shipper fails to restrict its hourly takes as specified herein after request by Transporter, Transporter may install and operate a load limiting device at any Receipt or Delivery Point where such failure has occurred, and Shipper will fully cooperate in such installation. Shipper will reimburse Transporter for the cost of the load limiting device, including the cost of installation, within thirty (30) Days of its receipt of the bill. Transporter may, in regard to Interruptible Basis transportation quantities, impose any limitations that it deems reasonable in its sole judgment.

Article VII.

Method of Measurement and Measurement Equipment

7.1 Assumed Atmospheric Pressure—The average atmospheric pressure will be assumed to be fourteen and seven-tenths pounds per square inch absolute (14.7 PSIA). Where site conditions vary from this, at Transporter’s option, the actual atmospheric pressure will be determined within one tenth (0.1) pound and used based on actual elevation or location of the Receipt or Delivery Point(s).

7.2 Unit of Volume—The unit of volume for measurement of Gas for all purposes will be one (1) Cubic Foot of Gas at Standard Temperature and Standard Pressure. All measurement equipment, constants, observations, records and procedures involved in the determination and/or verification of the quantity and other quality of Gas delivered under this Agreement will be in accordance with the standards listed below. Neither Transporter nor Shipper will be required to replace or make any alterations to its previously installed measurement equipment as a result of amendments, revisions or modifications of the standards cited in this paragraph unless Transporter and Shipper agree to such replacement or alteration.

(a)

A.G.A. Report No. 3, Part 2, “Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Specifications and Installation Requirements”, Fourth Edition, revised in April 2000 (Orifice Meter Tubes and Plates)

(b)

A.G.A. Report No. 3, Part 3, “Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Natural Gas Applications”, Third Edition, revised in August 1992, (Orifice Meter Volume Calculations)

(c)

A.G.A. Report No. 7, “Measurement of Natural Gas by Turbine Meters”, Second Revision, revised in February 2006. (Turbine Meter Tubes and Volume Calculations for all linear type meters [Turbine, Ultrasonic, Rotary, Diaphragm])

(d)

A.G.A. Report No. 8, “Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases”, Second Edition, revised in August 1994 (compressibility in all volume calculations, included by reference in AGA Report Nos. 3, 7, 9)

(e)	A.G.A. Report No. 9, “Measurement of Gas by Multipath Ultrasonic Meters”, Second Edition, revised in April 2007 (Ultrasonic Meters and Tubes)

(f)	A.G.A. Report No. 11, “Measurement of Natural Gas by Coriolis Meter”, First Edition, 2003 (Coriolis Meters)

(g)

GPA Standard 2145-03 Revision 2, “Table of Physical Constants for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry”, revised in 2003 (constants for calculation of Heating Value and specific gravity, all meters)

(h)	GPA Standard 2166-05, “Obtaining Natural Gas Samples for Analysis by Gas Chromatography”, revised in 2005

(i)

GPA Standard 2172-96, “Calculation of Gross Heating Value, Relative Density and Compressibility Factor for Natural Gas Mixtures from Compositional Analysis”, revised in 1996 (Calculation of Heating Value and Relative Density [Specific Gravity] for all meters)

(j)	GPA Standard 2261-00, “Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography”, revised in 2000

(k)	API 14.1, “Collecting and Handling of Natural Gas Samples for Custody Transfer”, Sixth Edition, revised in February 2006

(l)	API 21.1, “Flow Measurement Using Electronic Metering Systems Section 1: Electronic Gas Measurement”, September 1993 (all EFM systems)

7.3 Basis—The measurement of Gas will be corrected for deviation from Boyle’s Law at the pressures and temperatures under which Gas is measured under this Agreement by use of the AGA Report No. 8 as referenced in the AGA Reports Nos. 3 and 9.

7.4 Determination of Gas Quality (Gas composition, Heating Value and specific gravity)—The Gas quality (including Gas composition, Heating Value and specific gravity) flowing through the meter(s) will be determined at the metering point(s) or at a mutually agreeable point where the flowing Gas is from the same source and there is no significant difference in the Gas quality.

(a)

At the option of the measuring Party, the Gas quality may be determined by an online chromatograph, a portable chromatograph, a continuous Gas sampler or by taking spot Gas samples. If samples are taken, the samples will be analyzed on a chromatograph operated by the measuring Party or an independent laboratory.

(b)

Values for hydrocarbon components, carbon dioxide, nitrogen, Heating Value and specific gravity will all be determined from the same Gas analysis (or the average of values from Gas analysis over the same time period) and used for volume and energy computation starting at the same time. Other components (including water vapor, hydrogen sulfide, total sulfur, mercaptans, oxygen, and hydrogen) may be determined from separate samples or tests and at times deemed appropriate.

(c)	If the water vapor content of the Gas is less than seven (7) pounds of water vapor per million (1,000,000) Cubic Feet of Gas, the Gas will be assumed to be dry for calculation of Heating Value.

(d)

The most recent Gas quality values available will be considered to be the Gas quality of the Gas flowing at the metering point and will be used for volume and energy computation from the time the results are available until new Gas quality values are available.

(e)	If Electronic Flow Measurement is used, then:

(i)	If an online chromatograph at the metering point is used, new Gas quality values will be used when they are available.

(ii)

If the online chromatograph is located at a point other than the metering point and a data communication system is installed, the EFM will be updated with the most recent Gas quality values as often as practical but at least once per Day.

(iii)

If a data communication system is not installed and the EFM system is updated manually, the average Gas quality values from the online chromatograph will be computed at least once per Month and entered into the EFM. The average Gas quality values will be computed for the time period since the previous averages were computed but not for a period of more than one Month.

(iv)	If a portable chromatograph, a continuous sample, or a spot sample is used, the new Gas quality values will be entered into the EFM when the results are available.

(f)

Heating Value will be determined to the nearest one tenth (0.1) Btu. Specific gravity will be determined to the nearest one ten thousandth (0.0001). Each component of the Gas composition will be determined to the nearest one ten thousandth (0.0001) mole percent. If an EFM system is used, higher precision may be used for calculations.

7.5 Determination of Flowing Temperature—The temperature of the Gas flowing through the meter or meters will be determined by the continuous use of a recording thermometer or temperature transmitters installed so that they will properly record the temperature of the Gas flowing through the meter or meters.

7.6 Determination of Specific Gravity—The specific gravity of the Gas flowing through the meter or meters may be determined by the use of a chromatograph or by analysis of Gas collected in spot and continuous samplers. Specific gravity will be updated whenever the Heating Value of the Gas is updated. All specific gravity determinations made with a chromatograph will use physical Gas constants for Gas compounds as outlined in the GPA Std 2145-00 Rev 1 Table of Physical Constants of Paraffin Hydrocarbons and other Components of Natural Gas with any subsequent amendments or revisions to such report to which the Parties agree. Specific gravity will be determined to the nearest ten thousandth (0.0001).

7.7 Equipment—All facilities necessary to measure the Gas at the Receipt Point(s) and Delivery Point(s) will have been installed and will be in operation as of the date of this Agreement. Any necessary metering facilities which are installed subsequent to such date will be installed, paid for, owned, operated and maintained as mutually agreeable between Shipper and Transporter.

The operator of the measuring facilities at the respective Receipt Point(s) and Delivery Point(s) will operate and maintain, at its expense, said measuring equipment at the Receipt Point(s) and Delivery Point(s) under this Agreement.

If the measurement and appurtenant facilities exist at the Receipt and Delivery Point(s), and such facilities are deemed adequate and operable in Transporter’s sole determination, then such facilities will be used; however, if any modification or expansion of any such existing facility is deemed necessary in Transporter’s sole determination, Transporter will notify Shipper. If Shipper notifies Transporter that Shipper desires to utilize that point in the future, then such modification or expansion will be performed at Shipper’s sole expense and Shipper agrees to reimburse Transporter for all costs incurred in such modification or expansion, including labor, material and overhead. Title to such equipment will be and remain in Transporter.

Any new measurement and appurtenant facilities required at the Receipt and Delivery Point(s) will be installed, owned, operated and maintained by Transporter at Transporter’s option. Title to such facilities will be and remain in Transporter. Shipper will reimburse Transporter for all costs incurred as a result of the installation of any such facilities including, without limitation, labor, materials and overhead. Additionally, Shipper will pay to Transporter an amount, as reasonably calculated by Transporter, equal to Transporter’s estimated federal and/or state income or other tax liability incurred as a result of and/or pursuant to the provisions of this Section 7.7.

As specified by Transporter, all measuring stations it owns or operates at the Receipt Point(s) or Delivery Point(s) will be equipped with orifice, turbine, ultrasonic or other types of meter(s) of standard make and design commonly accepted in the natural gas industry in order to accurately measure the Gas delivered to Transporter or Shipper under this Agreement. At Transporter’s election, an EFM, transducers and other associated sensing devices may be installed to accurately measure the Gas at the metering points it owns or operates in accordance with A.G.A. Report Nos. 3, 5, 6, 7, 8, 9, and 11, as appropriate. If an EFM and associated devices are installed, Gas quality values will be entered either manually or as real time data if such data is available. All Gas quality values used in super compressibility correction determinations will be entered as real time data if such data is available or, if the Gas quality source is a composite or spot sample, the values will be entered manually each time they are determined at intervals mutually agreed upon, but at least once every six (6) Months. Transporter will install any additional facilities Shipper requests for the delivery of Gas to Transporter or Shipper under this Agreement and Shipper will reimburse Transporter for the cost of the facilities and their installation, including labor, materials and overhead. Title to such facilities will be and remain in Transporter.

Any reimbursement due Transporter pursuant to this Section 7.7 will be made within fifteen (15) Days of Shipper’s receipt of Transporter’s detailed invoice.

7.8 Calibration and Tests of Meters—If used, chromatographs will be calibrated by the measuring Party against a standard Gas sample at least once per Month. All other measuring equipment will be calibrated and adjusted as necessary by the measuring Party based on the following:

(a)	Monthly if average volume is greater than or equal to 5,000 MMBtu/Day;

(b)	quarterly if average volume is between 2,000 MMBtu/Day and 5,000 MMBtu/Day;

(c)	semiannually if average volume is between 1,000 MMBtu/Day and 2,000 MMBtu/Day;

(d)	annually if average volume is less than 1,000 MMBtu/Day; or

(e)	as frequently as deemed necessary by the measuring Party but not more than once each Month.

The other Party may, at its option, be present for such calibration and adjustment. The measuring Party will give the other Party notice of the time of all tests sufficiently in advance of conducting same so that both Parties may conveniently have their representatives present. Following any test, any measuring equipment found to be inaccurate to any degree will be adjusted immediately to measure accurately. Each Party will have the right, at any time, to challenge the accuracy of any measuring equipment used and may request additional tests. If, upon testing, the challenged equipment is found to be in error, then it will be repaired and calibrated. The cost of any such special testing, repair and calibration will be borne by the Party requiring the special test if the percentage of inaccuracy is found to be one percent (1%) or less; otherwise, the cost will be borne by the Party operating the challenged measuring equipment.

7.9 Access to Meters, Measurement Equipment and Records—The other Party will have access at all reasonable times to the measuring equipment and all other instruments used by the measuring Party in determining the measurement and quality of the Gas delivered to Transporter or Shipper, but the reading, calibrating, and adjusting thereof will be done only by employees, agents or representatives of the measuring Party. The measurement data and records will be kept on file by the measuring Party for a period of one (1) Year for Transporter’s and Shipper’s mutual use. Upon request, the measuring Party will submit to the other Party measurement data and records from such equipment, subject to return by that Party within thirty (30) Days after receipt.

7.10 Correction of Metering Errors - If, upon any test, the measuring equipment in the aggregate is found to be inaccurate by more than one percent (1%), registration thereof and any payments based upon such registration will be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, but if such period is not definitely known or agreed upon, then such registration and payment will be corrected for a period extending back one-half (l/2) of the time elapsed since the date of the prior calibration (but with such corrected period not to exceed ninety [90] Days).

7.11 Failure of Meters—If, for any reason, the measuring equipment is out of service or out of repair so that the quantity of Gas delivered through such measuring equipment cannot be ascertained or computed from the readings thereof, the quantity of Gas delivered during the period such equipment is out of service or out of repair will be estimated upon the basis of the best available data, using the first of the following methods which is feasible:

(a) By using the registration of any duplicate measuring equipment installed by the measuring Party, if installed and registering correctly;

(b) By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation;

(c) By using the registration of any check measuring equipment of the other Party, if installed and registering accurately; or

(d) By estimating the quantity of deliveries by using the volumes delivered to Transporter or Shipper, as applicable, under similar conditions during preceding periods when the measuring equipment was registering accurately.

7.12 Check Measuring Equipment—Each Party may install, maintain and operate at its own expense such check measuring equipment as desired; provided, however, that such equipment will be installed so as not to interfere with the operation of any other measuring equipment. Each Party will have access to the check meter(s) installed by the other Party at all reasonable times, but the reading, calibration and adjusting thereof will be done only by the employees or agents of the operating Party.

7.13 New Measurement Techniques—If, at any time during the term of this Agreement, a new method or technique is developed with respect to Gas measurement or the determination of the factors used in Gas measurement, such new method or technique may be substituted for the method set forth in this Article VII. when the Parties agree that employing such new method or technique is advisable.

Article VIII.

Quality

8.1 Specifications at Receipt Point(s)—The Gas received by Transporter from Shipper under the terms of this Agreement will conform to the following specifications:

(a)

The Gas will be Commercially Free of water and other objectionable liquids at the temperature and pressure at which the Gas is delivered to Transporter and the Gas will not contain any hydrocarbons which might condense to free liquids in the pipeline under normal pipeline conditions and will in no event contain water vapor in excess of seven (7) pounds per one million (1,000,000) Cubic Feet of Gas, measured at Standard Temperature and Standard Pressure.

(b)

The Gas will not contain more than twenty-five hundredths (0.25) of one grain of hydrogen sulfide per one hundred (100) Cubic Feet of Gas as determined by quantitative methods in general use in the natural gas industry and as mutually acceptable to the Parties.

(c)

The Gas will not contain more than one half (0.50) of one grain of total sulfur per one hundred (100) Cubic Feet of Gas as determined by quantitative methods in general use in the natural gas industry and as mutually acceptable to the Parties.

(d)

The Gas will not contain more than three tenths (0.3) of one grain of mercaptans per one hundred (100) Cubic Feet of Gas as determined by quantitative methods in general use in the natural gas industry and as mutually acceptable to the Parties.

(e)	The Gas will not contain in excess of:

(i)	Two (2) mole percent of carbon dioxide (CO2);

(ii)	Ten parts per million (10 ppm) by volume of oxygen (02);

(iii)	Three (3) mole percent of nitrogen (N2);

(iv)	Two-tenths (0.2) gallon per Mcf of pentane (C5+) and heavier hydrocarbons; and

(v)	In the aggregate, three (3) mole percent of non-hydrocarbons.

(f)	The Gas will contain no carbon monoxide, halogens or unsaturated hydrocarbons and not more than four hundred parts per million (400 ppm) of hydrogen.

(g)	The Gas will have a temperature of not more than one hundred and twenty degrees Fahrenheit (120° F.) and not less than forty degrees Fahrenheit (40° F.).

(h)	The Gas will have a Btu value (higher heating value) of not greater than one thousand, fifty (1,050) Btu per Cubic Foot (Btu/Scf) and not less than nine hundred seventy-five (975) Btu per Cubic Foot.

(i)	The Gas will have a Wobbe Index (HHV÷ÖSG) not greater than one thousand, four hundred (1,400).

(j)	The Gas will have a cricondentherm hydrocarbon dew point not greater than forty degrees Fahrenheit (40° F.).

(k)	The Gas will have a combined composition of not more than one and one-half (1.5) mole percent of butane plus, including isobutane, normal butane and all heavier hydrocarbons (C4+).

(l)

The Gas will be Commercially Free from dirt, dust, gums, gum-forming constituents, iron oxide, iron sulfide, and any other objectionable liquid or solid matter which might become separated from the Gas in the course of transmission through pipelines.

(m)	The Gas will be free of any and all corrosive materials that may, in Transporter’s determination, be harmful to the facilities.

8.2 Specifications at Delivery Point(s)—The Gas delivered by Transporter to Shipper under this Agreement will meet the specifications set forth in Section 8.1 above, save and except:

(a)	The Gas may contain by up to three (3) mole percent of CO2;

(b)	The Gas may contain by up to four (4) mole percent, in the aggregate, of non-hydrocarbons;

(c)	The Gas may have a daily average heating content of up to one thousand one hundred fifty (1,150) Btu per Cubic Foot;

(d)	The Gas may have a cricondentherm hydrocarbon dew point greater than forty degrees Fahrenheit (40° F.).

8.3 Failure to Meet Quality Specifications—If either Party determines the Gas delivered to it fails to meet the quality specifications prescribed above, such Party will have the right without notice to immediately terminate the receipt of any Gas failing to meet such quality specifications, but will as soon as practical notify in writing the other Party of such action and the basis thereof. Notwithstanding the foregoing, Transporter may, in its sole discretion, continue to accept Gas that does not meet the foregoing quality specifications. In such an event Transporter may charge to Shipper a conditioning fee relevant to such Gas that fails to meet quality specifications. The amount of such conditioning fee will be determined by Transporter utilizing a commercially reasonable methodology. Transporter will notify Shipper within thirty (30) Days of its assessment of such a conditioning fee hereunder.

Article IX.

Receipt and Delivery Pressure

9.1 All Gas delivered at the Receipt Point(s) will be delivered at pressures sufficient to enter Transporter’s system at the working pressures maintained by Transporter at the Receipt Point from time to time. Transporter will not be obligated to receive Gas at pressures exceeding the maximum allowable operating pressures prescribed under any applicable governmental regulations.

9.2 All Gas redelivered at the Delivery Point(s) will be redelivered at the working pressures maintained by Transporter at the Delivery Point from time to time. Shipper will not be obligated to receive Gas at pressures exceeding the maximum allowable operating pressures prescribed under any applicable governmental regulations.

Article X.

Taxes and Fee Reimbursement

Shipper will be responsible for Taxes and certain other fees as follows:

(a)

Tax Reimbursement—Shipper will reimburse Transporter for all Taxes which are levied upon and/or paid by Transporter with respect to the Transportation Service performed under the terms of this Agreement or in respect to Shipper’s Gas while the Gas is in the possession of Transporter. Without limiting the foregoing, it is specifically agreed that Shipper will reimburse Transporter for any state utilities Taxes, including the Texas Gross Utilities Tax, to which Transporter may be subject due to its receipt, transportation, handling, and/or delivery of Gas under this Agreement.

(b)

Reimbursement of Fees - Shipper will reimburse Transporter for any and all filing fees in connection with providing Transportation Service to Shipper under this Agreement that Transporter is required to pay by any governmental authority having or asserting jurisdiction.

Article XI.

Title, Possession & Responsibility

11.1 Title. Shipper represents and warrants to Transporter that Shipper has full and unqualified authority to deliver Gas to Transporter, and that Gas is free from any and all liens, charges, claims and encumbrances. Shipper will indemnify, defend, and save Transporter harmless from and against any and all regulatory proceedings, suits, actions, claims, demands, damages, costs, losses, penalties and expenses (including reasonable attorneys’ fees) arising from or out of any adverse claims to or against the Gas. Title to Shipper’s Gas in Transporter’s pipeline system will remain with Shipper or its designee at all times, except that title to those volumes of Gas tendered to Transporter for Fuel, if any, as provided in this Agreement, will pass to Transporter at the Receipt Point(s).

11.2 Possession and Responsibility. Shipper or its designee will be deemed in possession of and responsible for the Gas before Transporter receives it at the Receipt Point(s) and after Transporter redelivers the Gas to Shipper or its designee by Transporter at the Delivery Point(s). Transporter will have no responsibility with respect to the Gas before receipt from Shipper at the Receipt Point(s) or after delivery to Shipper at the Delivery Point(s). Transporter will be deemed in possession of and responsible for the Gas after receipt of the Gas at the Receipt Point(s) until the Gas is redelivered to Shipper at the Delivery Point(s). EACH PARTY AGREES TO RELEASE, DEFEND, PROTECT, INDEMNIFY, AND HOLD HARMLESS THE OTHER, ITS AFFILIATES, THEIR DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES (COLLECTIVELY, “INDEMNITIEES”), FROM EVERY KIND OR CHARACTER OF DAMAGES, LOSSES, LIABILITIES, EXPENSES, DEMANDS, CLAIMS, OR SUITS FOR DEATH OR INJURY TO PERSONS OR PROPERTY, INCLUDING ANY AND ALL COSTS AND FEES (ATTORNEYS, COURT, EXPERTS OR OTHERWISE) ARISING OUT OF ANY INVESTIGATION, LITIGATION OR SETTLEMENT OF ANY CLAIMS (COLLECTIVELY, “LOSSES”), ARISING FROM OR OCCURRING WHILE THE INDEMNIFYING PARTY IS DEEMED TO BE IN POSSESSION OF THE GAS, UNDER ANY LEGAL THEORY WHATSOEVER AND REGARDLESS OF WHETHER SUCH LOSSES MAY HAVE BEEN CAUSED IN PART BY ANY NEGLIGENT ACT OR OMISSION, EITHER ACTIVE OR PASSIVE, OR THE STRICT LIABILITY (STATUTORY OR OTHERWISE) OF ANY INDEMNITEES OR ANY THIRD PARTY, WHETHER SUCH ACT OR OMISSION CONSTITUTES SOLE, PARTIAL, OR CONCURRENT NEGLIGENCE OR IS THE SOLE PROXIMATE OR PRODUCING CAUSE OF THE LOSSES. Neither Transporter nor Shipper will be liable for the gross negligence or willful misconduct of the other Party.

Article XII.

Force Majeure

12.1 If Force Majeure renders either Party unable (either in whole or in part) to carry out its obligations under this Agreement, other than its obligations to make payments due, then the obligations of the Party claiming Force Majeure will be suspended during the duration of any inability resulting from Force Majeure. A Party claiming Force Majeure will give notice and full particulars of such Force Majeure in writing to the other Party as soon as possible. A Party’s obligations will be suspended as long as the Party is impacted by the Force Majeure (which may last longer than the cause of the Force Majeure) but for no longer period. Before either Party is entitled to suspend its performance, the Party is required to exercise reasonable diligence and incur reasonable cost to prevent or overcome the Force Majeure.

12.2 Force Majeure, as employed herein, will include any and all of the following:

(a)

events beyond the reasonable control of the Party claiming Force Majeure, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, terrorism, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, freezes, lightning, earthquakes, fires, storms, hurricanes, floods, high water, washouts or other natural disasters, threat of physical harm or damage resulting in the evacuation or shut down of facilities necessary for the production, delivery, receipt, storage (including injection into and withdrawal from storage), or use of the Gas, arrests and restraints of governments and people, civil disturbances, or explosions;

(b)	breakage or accident to machinery, lines of pipe, or facilities in which the Gas is transported, processed, stored (including injection into and withdrawal from storage), or used;

(c)

the necessity of testing, or the necessity of repairs or alterations to wells, machinery, facilities (including processing, gathering, transportation, gasification, storage (including injection into and withdrawal from storage), and Gas manufacturing facilities) or lines of pipe through which the Gas is moved;

(d)

partial or entire failure of wells, lines of pipe, or other facilities (including processing, gathering, transportation, gasification, storage [including injection into and withdrawal from storage] and Gas manufacturing facilities) in which the Gas is used;

(e)

orders of any court or governmental authority or agency having or asserting jurisdiction or the refusal or withdrawal of any necessary order, certificate or permit by any court or governmental authority or agency having or asserting jurisdiction;

(f)	any acts or omissions (including failure to take, transport, store or deliver Gas) of a third party transporter of Gas to or for Transporter or to or for Shipper;

(g)

in those instances where either Party is required to obtain servitudes, rights-of-way grants, permits, certificates, tariffs, or licenses to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits, certificates, tariffs, or licenses;

(h)

in those instances where either Party is required to furnish materials and supplies, or hire vendors or suppliers, for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions (including delays caused by third party vendors and suppliers); and

(i)

any other causes, whether of the kind enumerated above or otherwise, not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome at reasonable cost and after the exercise of reasonable diligence.

12.3 As used herein, the terms “reasonable control,” “reasonable diligence” and “reasonable cost” will not require a Party to use extraordinary efforts or incur extraordinary costs to avoid or remedy the Force Majeure event or its effects.

12.4 Neither Party will be entitled to the benefit of Force Majeure to the extent performance is affected by any or all of the following circumstances, except when the enumerated circumstances themselves are caused by the event of Force Majeure:

(a)

the Party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch (which will not require the use of extraordinary efforts or payment of extraordinary costs);

(b)

economic hardship, to include, without limitation, Transporter’s ability to sell Transportation Service at a higher or more advantageous fee than the fee provided in this Agreement, and Shipper’s ability to buy Transportation Service at a lower or more advantageous fee than the fee provided in this Agreement;

(c)	the loss of Shipper’s market(s) or Shipper’s inability to use or resell Gas stored under this Agreement; or

(d)	the loss or failure of Shipper’s Gas supply or depletion of reserves.

12.5 It is understood and agreed that the settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty and that the above requirement that any Force Majeure will be remedied with all reasonable dispatch will not require the settlement of strikes or lockouts by acceding to the demands of the opposing person when such course is inadvisable in the discretion of the Party having the difficulty.

12.6 Notwithstanding the foregoing, it is specifically understood and agreed by the Parties that force majeure will in no way terminate the Parties’ obligations to balance volumes of Gas under this Agreement.

Article XIII.

Billing, Accounting and Reporting

13.1 Accounting Statements—Transporter will render to Shipper, on or before the fifteenth (l5th) Day of each Month an invoice setting forth, (i) with respect to all Gas received by Transporter during the preceding Month at the Receipt Point(s), the total quantity and the Heating Value of the Gas, (ii) with respect to all Gas redelivered to Shipper during the preceding Month at the Delivery Point(s), the total quantity and the Heating Value of the Gas, (iii) the charges due Transporter under this Agreement, including all exhibits thereto and, if applicable, (iv) all daily imbalances and detailing the cash-out thereof. Transporter may initially bill on its best reasonably available estimates if all actual information is not available at the time the invoice is to be sent. Shipper agrees to make payment to Transporter by wire transfer or other electronic means, for all charges incurred during the preceding Month on the later of the twenty-fifth (25th) Day of each Month or within ten (10) Days after the date of the invoice, but if the twenty-fifth (25th) Day of Month is on a weekend or federal bank holiday, payment is due on the next Day that is not a federal bank holiday. If the invoice for any Month has a date subsequent to the fifteenth (15th) Day of the Month, then the time for payment will be extended for a period equal to the delay, unless Shipper is responsible for the delay.

13.2 Late Payment—If Shipper fails to pay any amount due Transporter when it is due, the unpaid balance will bear interest from the due date until the date paid at a variable rate (“Variable Rate”) equal to the “prime rate” of interest published under “Money Rates” by the Wall Street Journal plus one percent (1%), each change in the Variable Rate to be effective without notice on the effective date of each change in the prime rate, but the Variable Rate will never exceed the maximum non-usurious rate of interest allowed by applicable law. If Shipper’s failure to pay continues for thirty (30) Days, Transporter will, in addition to its other remedies, have the right to suspend services under and/or to terminate this Agreement without prior notice, without prejudice to any and all claims for damages or other rights or remedies available under this Agreement or pursuant to law, and without liability of any kind or character to Shipper.

13.3 Errors and Disputes in Statements - If Transporter discovers an error in the amount billed in any invoice rendered by Transporter, the error will be adjusted within thirty (30) Days of the discovery of the error. If a dispute arises as to the amount payable in any invoice rendered, Shipper will nevertheless pay the total amount payable to Transporter under the invoice rendered pending resolution of the dispute. Shipper’s payment will not be deemed to be a waiver by Shipper of the right to recoup any overpayment. Transporter will repay any overpayment together with interest calculated under the method set forth in Paragraph 13.2 above.

13.4 Examination of Books and Records—Each Party will have the right at reasonable hours to examine the books and records of the other Party to the extent necessary to verify the accuracy of any statement, calculation or determination made pursuant to the provisions of this Agreement. If any such examination reveals, or if either Party discovers, any error in its own or the other Party’s statements, calculations or determinations, then proper adjustment and correction of the error will be made as promptly as practicable.

13.5 Finality—All invoices and billings will be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two (2) Years after the Month of Gas delivery.

Article XIV.

Creditworthiness

14.1 Prior to commencement of service and throughout the term of this Agreement, upon request by Transporter, Shipper will provide Transporter with its, its parent entity’s, or its guarantor’s, as applicable, annual audited financial statements and quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”); provided, however, if such entity is required to make its annual audited and quarterly financial statements available to the public, then Transporter will use public sources to obtain the information.

14.2 If Transporter has reasonable grounds for insecurity regarding Shipper’s performance (whether or not then due) of any obligation under this Agreement, including but not limited to, the occurrence of a material change in the creditworthiness of Shipper or its guarantor, if applicable, then Transporter may demand Adequate Assurance of Performance (as defined below). If Shipper has not provided Adequate Assurance of Performance to Transporter within two (2) business Days of Shipper’s, or its guarantor’s, if applicable, receipt of such request, then Transporter will have the right to either (i) suspend performance for which it has not already received the agreed upon return consideration or (ii) terminate this Agreement upon written notice, in addition to all other remedies available to it under this Agreement. “Adequate Assurance of Performance” means sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to Transporter, including, but not limited to (i) cash payment with an accelerated due date or a more frequent basis than a monthly billing cycle, (ii) a standby irrevocable letter of credit, (iii) a prepayment, (iv) and a security interest in an asset or guaranty. Shipper hereby grants to Transporter a continuing first priority security interest in, lien on, and right of setoff against all Adequate Assurance of Performance in the form of cash transferred by Shipper to Transporter pursuant to this Article XIV. Upon the return by Transporter to Shipper of such Adequate Assurance of Performance, the security interest and lien granted hereunder on that Adequate Assurance of Performance will be released automatically and, to the extent possible, without any further action by either party.

14.3 If Shipper or its guarantor, if applicable: (i) makes an assignment or any general arrangement for the benefit of creditors; (ii) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it which is not dismissed within 30 days of being filed or commenced; (iii) otherwise becomes bankrupt or insolvent (however evidenced) ; (iv) becomes unable to pay its debts as they fall due; (v) has a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fails to perform any material obligation to Transporter; (vii) fails to give Adequate Assurance of Performance as required under Section 14.2; or (viii) fails to pay any amount due Transporter on or before the second Business Day following written Notice that such payment is due, then Transporter shall have the right, at its sole election, to immediately withhold and/or suspend service upon prior written notice and/or to terminate the Agreement, in addition to any and all other remedies available under this Agreement.

Article XV.

Laws and Regulations

This Agreement will be subject to all valid existing and future law, orders, rules, regulations or proclamations of duly constituted authorities having jurisdiction or control over the Parties or the subject matter of this Agreement. If any such governmental authority takes any action which is, with respect to or as a result of this Agreement, designed to subject or otherwise subjects either Party or any of its pipelines or related facilities to any materially greater or different regulation or jurisdiction than that existing on the date of this Agreement (or thereafter as such regulation or jurisdiction may have changed and been accepted by the Party), then upon written notice to the other, the Party so affected may cancel and terminate this Agreement effective one (1) Day before the effective date of such governmental action without further obligation to the other Party. Nothing contained in this Statement or this Agreement will be construed as a waiver of any right to question or contest any such law, order, decision, rule or regulation in any forum having jurisdiction in the premises.

Transporter will file all necessary reports and/or notices required by any governmental authority, and Shipper will provide Transporter with any necessary compliance information required by Transporter in connection with preparing such reports.

Article XVI.

Intrastate Character of Gas

Shipper warrants that neither it nor its designees will take any action with respect to the Gas to be transported and/or stored under this Agreement that would subject Transporter to the jurisdiction of the Federal Energy Regulatory Commission or any successor under the Natural Gas Act.

Article XVII

Odorization

Shipper and Transporter agree that none of the Gas delivered by Transporter to or for the account of Shipper pursuant to this Agreement will be odorized. Any odorization that may be required by any applicable statute, order, rule or regulation at any location downstream of the Delivery Points will be the sole responsibility of Shipper. Shipper will indemnify and hold Transporter and its affiliates harmless from any and all claims, demands, causes of action, losses, damages or injuries (including death) that may result from the operation and maintenance of odorization facilities or equipment at, near or downstream of the Delivery Points, or the lack thereof, or that result from the failure of Shipper to properly odorize Gas delivered by Transporter hereunder.

Article XVIII

Governing Law

THIS AGREEMENT WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAW RULES WHICH WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION. EXCLUSIVE VENUE FOR ANY ACTION BROUGHT HEREUPON WILL BE IN THE STATE OR FEDERAL COURTS LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM RELATING TO THIS AGREEMENT. Reasonable attorneys’ fees and costs may be awarded to the prevailing Party in connection with any action taken to enforce its rights under this Agreement.

Article XIX

Limitation of Liability

NEITHER PARTY WILL NOT BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT OR OBLIGATION UNDER THIS AGREEMENT OR OUT OF WARRANTY, CONTRACT, TORT OR OTHERWISE.

Article XX.

Modification

Transporter reserves the right, at any time and from time to time, to modify or revise this Statement. Transporter will provide the modification or revisions to Shipper in writing.

Article XXI.

Miscellaneous

21.1 Shipper will not be considered or deemed by interpretation of this Statement or this Agreement to have any rights in, to or through Transporter’s system.

21.2 Transporter will have the right to waive any one or more specific defaults by Shipper of any provision of this Agreement, but no such waiver will operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character. In no event will waivers be granted or denied in an unduly discriminatory manner.

21.3 Any article, section, or subsection referred to in this Statement is an article, section, or subsection of this Statement, unless stated otherwise.

END OF EXHIBIT “A”

EXHIBIT “B”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KM AFFILIATE TBD AND

[ENTITY TBD]

FEES

TRANSPORTATION FEE (as a Monthly Reservation)

100,000 MMBtu x $0.00 x Number of Days in Month

B-1

EXHIBIT “C”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KM AFFILIATE TBD AND

[ENTITY TBD]

RECEIPT AND DELIVERY POINT(S)

RECEIPT POINT(S):

Point Name:	PIN #		Point MDQ	Fuel Charge
Woodsboro/La Rosa TBD	[TBD	]	100,000	0.00%

DELIVERY POINT(S):

Point Name:	PIN #		Point MDQ
So Cross/KM Tejas Woodsboro	47774		100,000
TGP/So Cross Interconnect [1]	[TBD	]	100,000

[1]	Interstate Interconnect

END OF EXHIBIT “C”

C-1

EXHIBIT “D”

TO

INTRASTATE FIRM GAS TRANSPORTATION AGREEMENT

DATED [DATE]

BETWEEN

KM AFFILIATE TBD AND

[ENTITY TBD]

END OF EXHIBIT “D”

C-1